Exhibit 1

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 21, 2017

Power Solutions International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35944	33-0963637
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

201 Mittel Drive, Wood Dale, Illinois 60191

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (630) 350-9400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Power Solutions International, Inc. (the “Company”) and Weichai America Corp. (“Weichai” or the “Purchaser”) entered into a Share Purchase Agreement, dated as of March 20, 2017 (the “Purchase Agreement”), and a Shareholders Agreement (the “Shareholders Agreement”), dated as of March 20, 2017, and the Company and an affiliate of Weichai entered into a Strategic Collaboration Agreement (the “Collaboration Agreement”), dated as of March 20, 2017. At the closing of the Purchase Agreement, the Company and Weichai will also enter into an Investor Rights Agreement (“Rights Agreement”).

Purchase Agreement and Warrants

The Purchase Agreement provides for the Company at the closing to issue and sell to the Purchaser (i) 2,728,752 shares of common stock, par value $0.001 per share, of the Company (“Common Stock”) for an aggregate purchase price of $21,830,016, or $8.00 per share, (ii) 2,385,624 shares of Series B Convertible Perpetual Preferred Stock, par value $0.001 per share, of the Company (“Preferred Stock”) (automatically convertible into 4,771,248 shares of Common Stock upon the effectiveness of the Written Consent discussed below) for an aggregate purchase price of $38,169,984, or $16.00 per share of Preferred Stock (reflecting an as converted price of $8.00 per share of Common Stock) and (iii) a stock purchase warrant exercisable for 4,055,709 shares of Common Stock, or such number of additional shares of Common Stock such that upon exercise the Purchaser holds an aggregate number of shares of Common Stock equal to 51% of the Common Stock outstanding (the “2018 Warrant”). The 2018 Warrant will become exercisable for a three month period commencing upon the 18 month anniversary of the closing, provided, however, that the 2018 Warrant may become exercisable prior to such date to the extent that the Company is in default under its debt obligations and the Company’s lenders accelerate such obligations. The 2018 Warrant will be exercisable at a price per share of Common Stock equal to 85% of the volume weighted average price (“VWAP”) during the 20 consecutive trading day period preceding the date of exercise, or 50% of such preceding VWAP price if the Company is delisted from Nasdaq as of the 18 month anniversary of the closing (and if the 2018 Warrant is exercised prior to such date, the exercise price shall be appropriately adjusted depending on whether the Company is or is not delisted from Nasdaq on such date). The 2018 Warrant exercise price is subject to further reduction pursuant to a formula that provides for such adjustment in case the Company’s 2017 adjusted EBITDA is less than $22,000,000 or its net book value per share as of December 31, 2016 is less than $8.00 (in each case as determined from the Company’s audited financial statements for such fiscal years), provided that the aggregate amount of such downward adjustments in the 2018 Warrant exercise price shall not exceed $15,000,000. If the Stockholder Proposal (as defined below) has not been approved prior to the exercise of the 2018 Warrant, the 2018 Warrant shall be exercisable for a number of shares of Preferred Stock (instead of Common Stock) which are convertible into the number of shares of Common Stock for which the 2018 Warrant would otherwise be exercisable. In addition, if the Company is obligated to issue shares to resolve a specified dispute following the 18 month anniversary of the Closing, the Company will issue to Weichai an additional Warrant (the “Additional Warrant”) to offset the dilutive effect of such issuance, and the terms of such Additional Warrant shall be similar to the terms of the 2018 Warrant. On the date of closing, the size of the Company’s board of directors will be increased to seven and the Company will appoint as directors two individuals designated by the Purchaser.

The Purchase Agreement contains customary representations, warranties and agreements of the parties and the closing is subject to customary closing conditions, including the performance by the Company of agreements and covenants required to be performed prior to the closing date and the Company obtaining required third party consents reasonably acceptable to the Purchaser. Immediately after execution of the Purchase Agreement, the Company must use reasonable best efforts to deliver an irrevocable stockholder written consent (the “Written Consent”) executed by Gary Winemaster and Kenneth Winemaster, the Company’s majority controlling stockholders (the “Founding Stockholders”), consenting to the adoption of resolutions approving the conversion of the Preferred Stock into Common Stock, the issuance of Common Stock and/or Preferred Stock upon the exercise of the 2018 Warrant and the Additional Warrant, and the proxy, board representation and voting rights set forth in the Shareholders Agreement and the Rights Agreement (collectively, the “Stockholder Proposal”). The Written Consent has been obtained and will not be effective until twenty days following the distribution of an information statement to the Company’s stockholders. The Company is also obligated to cause the Founding Stockholders to enter into a Stock Pledge Agreement relating to the pledge of 4,180,545 shares of Common Stock collectively owned by the Founding Stockholders consistent with terms specified in the Purchase Agreement and the Shareholders Agreement, the effect of which, among other things, will confer upon the Purchaser either the record ownership or the voting power associated with such shares of Common Stock effective if the Written Consent has not become effective within one year following the closing under the Purchase Agreement.

Investor Rights Agreement

The Company and the Purchaser will enter into the Rights Agreement on the closing of the Purchase Agreement. The Rights Agreement provides the Purchaser with representation on the Company’s board of directors (the

“Board”) and management representation rights. On the closing of the Purchase Agreement, the Company will increase the number of directors constituting the Board to seven and shall cause the appointment to the Board of two individuals designated by Weichai, one of whom will be the chairman of the Board. Thereafter, the Rights Agreement requires the Company to nominate for election three Weichai designated directors (“Weichai Directors”) and use best efforts to cause their election in connection with each annual meeting of stockholders of the Company. Weichai will maintain its rights to require the Company to nominate three Weichai Directors as long as it owns 30% of the outstanding shares of Common Stock (calculated on a fully-diluted as-converted basis (excluding certain excepted issuances)). Weichai will have the right to nominate two Weichai Directors as long as it owns 20% of the outstanding shares of Common Stock and one director as long as it owns 10% of the outstanding shares of Common Stock (in each case, calculated on a fully-diluted as-converted basis (excluding certain excepted issuances)). Upon the exercise of the 2018 Warrant in full, as long as Weichai owns 40% of the outstanding shares of Common Stock (calculated on a fully-diluted as-converted basis (excluding certain excepted issuances)), the Company shall cause the appointment to the Board of an additional individual designated by Weichai and Weichai shall thereafter have the right to nominate for election four Weichai Directors and any additional number of designees necessary to ensure that its designees constitute the majority of the directors serving on the Board. The Company also agreed in the Rights Agreement, that during any period when the Company is a “controlled company” within the meaning of the NASDAQ Listing Rules, it will take such measures as to avail itself of the “controlled company” exemptions available to it under Rule 5615 of the Nasdaq Listing Rules of Rules 5605(b), (d) and (e).

Pursuant to the management representation rights contained in the Rights Agreement, the Purchaser shall have the right to appoint an individual to serve in a management role as a vice president or an equivalent role and title and once appointed, the designated vice president shall be primarily responsible for overseeing the collaboration between the Company and Weichai under the Collaboration Agreement.

The Rights Agreement provides Weichai with certain governance rights. In accordance with these rights, the Company must provide prescribed notice and undertake good faith consultation with Weichai before taking any of the following actions: (a) creating, participating or terminating any partnership, joint venture, consortium or similar business arrangement, (b) approving the annual budget and business plan and material amendments thereof, (c) causing or permitting encumbrances except as contemplated in the approved annual budget plan, on assets with value not in excess of $500,000 or arising in the ordinary course of business under law, (d) appointing, removing or replacing any “C-suite level” executive and (e) approving, amending, modifying or terminating any employee equity incentive plans. The Company may take the foregoing actions if approved by a majority of the Board (including one Weichai Director). The following actions require the approval of Weichai or a Weichai Director: (i) declaration of dividends and other distributions, (ii) the creation of any new class of equity security, the repurchase, redemption or retirement of equity securities and the amendment of the rights, preferences and privileges of any equity security and (iii) the increase or decrease in the size of the Board other than to increase the size to seven.

The Rights Agreement requires the Company to promptly inform and consult with Weichai regarding the recruitment of the chief executive officer, chief financial officer, and chief operating officer of the Company, and provides Weichai with the right to propose candidates for such positions.

The Rights Agreement also contains certain demand, shelf registration and piggyback rights that require the Company to register for offer and sale with the Securities and Exchange Commission (the “SEC”) the Common Stock owned by the Purchaser. The Rights Agreement also provides Weichai with preemptive rights pursuant to which Weichai shall have a right to purchase a pro rata portion of any new issue of securities, including Common Stock (excluding certain excepted issuances). The Rights Agreement also requires Weichai and the Founding Stockholders to be subject to a standstill agreement whereby such parties agree not to acquire additional shares of Common Stock (excluding certain limited exceptions) until the earlier of (a) three (3) years following closing, (b) the date when Weichai exercises the 2018 Warrant in full, or (c) the occurrence of a change of control sale event, other than certain limited exceptions or with the consent of at least seventy-five percent (75%) of the members of the Board.

Shareholders Agreement

The Founding Stockholders, the Company and Weichai entered into the Shareholders Agreement which requires, inter alia, the Founding Stockholders to refrain from revoking or seeking to revoke the Written Consent and to reject any other transaction, proposal, agreement or action which is made in opposition to the Stockholder Proposal or in competition or inconsistent with the Stockholder Proposal. The Shareholders Agreement also requires the Founding Stockholders to pledge collectively 4,180,545 shares of Common Stock as required pursuant to the Purchase Agreement and/or to grant to Weichai a proxy for shares of their Common Stock such that Weichai has the right to vote a number of shares of Common Stock held by the Founding Stockholders equal to the number of shares of Common Stock into which Weichai’s shares of Preferred Stock would otherwise be convertible, such pledge and/or proxy to become effective if the Written Consent has not become effective within one year following the closing under the

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Purchase Agreement. Such pledge and/or proxy shall terminate upon the conversion of Weichai’s shares of Preferred Stock into Common Stock. The Shareholders Agreement, commencing upon the closing, also prohibits the Founding Stockholders from voting on certain prescribed fundamental corporate matters unless previously agreed in writing by the Purchaser and obligates the Founding Stockholders to not vote to remove any Weichai Directors, nor vote on any action to reduce or increase the size of the Board and to vote in favor of the Weichai Directors at any annual or special meeting of stockholders or in connection with any action by written consent in lieu of any such meeting. The Shareholders Agreement requires the Company to maintain a Nominating and Governance Committee comprised of a majority of independent directors. Gary Winemaster has committed to facilitate a reconstitution of the Board to meet the Company’s requirements. Consistent with this commitment, the Shareholders Agreement contemplates that Mr. Winemaster will end his tenure with the Board on or before April 6, 2017 as provided therein. The Shareholders Agreement provides that the Nominating Committee shall have the exclusive authority to nominate non-Weichai Directors for election by the stockholders of the Company, but does not otherwise obligate the Purchaser or the Founding Stockholders to vote in favor of or against the election of any such nominees. The Shareholders Agreement further provides that unless prohibited by applicable laws or stock exchange requirements, Weichai shall have the right to nominate all of the Weichai Directors as non-independent directors.

The Shareholders Agreement contains a right of first refusal which obligates the Founding Stockholders prior to the transfer of any shares of Common Stock (or other equity securities of the Company), other than to certain prescribed permitted transferees and certain excepted transfers, to first offer to sell such securities to Weichai in accordance with the procedures set forth in the agreement.

Strategic Collaboration Agreement

As part of the Transaction, the Company and Weichai Power Co., Ltd. (an affiliate of the Purchaser) have executed a Collaboration Agreement in order to achieve their respective strategic objectives, and they desire to continue and further enhance the strategic cooperation alliance between them in order to share experiences, expertise and resources. Among other things, the Collaboration Agreement establishes a joint steering committee, permits Weichai to second a limited number of certain technical, marketing, sales, procurement and financing personnel to work in the Company and establishes several collaborations, including with respect to Stationary National Gas Application and Weichai Diesel Engines. The Collaboration Agreement provides for the steering committee to create various sub-committees with operating roles and otherwise specifies the treatment of intellectual property of parties prior to the collaboration and the intellectual property developed in the collaboration. The agreement has a term of three years.

The foregoing description of the Purchase Agreement, the 2018 Warrant, the Rights Agreement, the Shareholders Agreement and the Collaboration Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of such agreements, copies of which are filed as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5 to this Form 8-K and are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Pursuant to the Certificate of Designation (as defined below), the Company is obligated to redeem the Preferred Stock at any time after the first anniversary of the closing date, an obligation that will be extinguished upon the automatic conversion of the Preferred Stock as described in Item 3.03 of this Form 8-K. The information provided in Item 1.01 of this Form 8-K is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

Pursuant to the Purchase Agreement, the Company has agreed to issue 2,728,752 shares of Common Stock, 2,385,624 shares of Preferred Stock (convertible into 4,771,248 shares of Common Stock), the 2018 Warrant exercisable for 4,055,709 shares of Common Stock, or such number of additional shares of Common Stock such that upon exercise the Purchaser holds an aggregate number of shares of Common Stock equal to 51% of the Common Stock outstanding (or for shares of Preferred Stock if the Stockholder Proposal has not been approved prior to the exercise of the 2018 Warrant), and the Additional Warrant (if required pursuant to the terms of the Purchase Agreement) (collectively, the “Securities”). Additional information pertaining to the issuance of the Securities is contained in Items 1.01, 2.03 and 3.03 of this Form 8-K and is incorporated herein by reference. The Securities will be issued in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended.

The Securities and the underlying Common Stock issuable upon conversion or exercise thereof will not be registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.

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Item 3.03	Material Modification to Rights of Security Holders.

Pursuant to the Purchase Agreement, the Company will issue at the closing 2,385,624 shares of Preferred Stock. In connection with the closing of the Purchase Agreement, the Company intends to file a Certificate of Designation of Series B Convertible Perpetual Preferred Stock (the “Certificate of Designation”) with the Secretary of State of the State of Delaware.

The following is a summary description of the powers, preferences and rights of the Preferred Stock and the general effect of the issuance of such shares on the Company’s other classes of securities. This description is a summary and, as such, does not purport to be complete and is subject to, and is qualified in its entirety, by reference to all of the terms and conditions of the Preferred Stock in the related Certificate of Designation, which is filed as Exhibit 3.1 hereto. Capitalized terms used herein, but not otherwise defined herein, shall have the meanings assigned to them in the Certificate of Designation.

Prior to 180 days after the closing date (the “Accrual Date”), holders of the Preferred Stock will participate equally and ratably with the holders of shares of Common Stock in all dividends on the shares of Common Stock on an as converted basis. Commencing on the Accrual Date, holders of Preferred Stock shall be entitled to quarterly cumulative dividends and if declared will be payable quarterly in cash on January 15, April 15, July 15 and October 15 of each year at the annual rate of 10% of the $16.00 per share liquidation preference. Such dividends shall be declared and payable unless the Company is not permitted to declare or pay such dividend or incur such liability either (x) as a matter of law or (y) under the terms of the Company’s debt financing agreements. In the event any dividends are prohibited from being declared or paid pursuant to the foregoing sentence, all deferred dividends shall be payable on the next dividend payment date when the Company is no longer being prohibited from doing so.

The Preferred Stock contains limitations on the Company’s ability to pay distributions on its shares ranking, as to the payment of distributions or rights upon the Company’s liquidation, dissolution or winding up, on a parity with or junior to the Preferred Stock, including the Company’s Common Stock, for any period unless all accrued and unpaid dividends all have been or contemporaneously are declared and paid, or are declared and a sum of cash sufficient for the payment thereof is set apart for such payment.

In the event of voluntary or involuntary liquidation, dissolution or winding-up of the Company, the holders of the Preferred Stock will be entitled to receive out of the assets of the Company available for distribution to stockholders of the Company, before any distributions on the Common Stock or any other junior stock, an amount equal to the greater of the liquidation preference plus accrued and unpaid dividends, or the amount that would otherwise be payable on an as converted basis assuming the conversion of the Preferred Stock into Common Stock.

If, upon our liquidation, winding-up or dissolution of the Company, our assets are insufficient to make the full payment due to holders of the Preferred Stock, no such distribution shall be made on any parity stock unless the Preferred Stock shares ratably in any such distribution.

The holders of Preferred Stock are entitled to vote with respect to: (i) any amendment of the Certificate of Incorporation if the amendment would alter or change the powers, preferences, privileges or rights of the holders with respect to Preferred Stock so as to affect them adversely, (ii) issue, authorize or increase the authorized amount of, or issue or authorize any obligation or security convertible into or evidencing a right to purchase, any parity stock or senior stock, or (iii) reclassify any authorized stock of the Company into any parity stock or senior stock, or any obligation or security convertible into or evidencing a right to purchase any senior stock. Otherwise, the holders of Preferred Stock will not have any voting rights, including the right to elect any directors, except as required by law.

Effective as of the close of business on the effectiveness of the approval of the Stockholder Proposals which include proposals to issue Common Stock upon conversion of the Preferred Stock and exercise of the 2018 Warrant and the Additional Warrant (if any) for purposes of Nasdaq Listing Rule 5635 (the “Stockholder Approval Date”), the holders’ shares of Preferred Stock will automatically, without any action of such holder, convert into a number of shares of Common Stock equal to the aggregate liquidation preference of such shares of Preferred Stock (but excluding any accrued but unpaid dividends, which shall be cancelled upon such conversion) divided by the conversion price then in effect. The conversion price is initially equal $8.00 per share of Common Stock (so each share of Preferred Stock initially converts into two shares of Common Stock).

The Conversion Price is subject to adjustment upon the occurrence of any of the following events: (i) the payment of distributions payable in Common Stock; (ii) the issuance to all holders of Common Stock of certain options,

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warrants or other rights entitling them to subscribe for or purchase our Common Stock for a period expiring within 60 days from the date of issuance of such options, warrants or other rights at a price per share of Common Stock less than 100% of the Market Value on the date fixed for the determination of stockholders of the Company entitled to receive such options, warrants or other rights; (iii) subdivisions, splits or reclassifications of our Common Stock into a greater number of Common Stock; (iv) distributions to all holders of outstanding Common Stock, including evidences of indebtedness, assets or securities, but excluding any dividends or distributions of options, warrants or other rights referred to in (i) or (ii) above, dividends and distributions paid exclusively in cash; (v) dividends and distributions of capital stock or equity interests in connection with spin offs; and (vi) a tender or exchange offer that requires a payment in excess of the closing sales price for the Common Stock.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in Item 1.01 of this Form 8-K is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the closing of the Purchase Agreement, the Company intends to file the Certificate of Designation with the Secretary of State of the State of Delaware. The Certificate of Designation sets forth the rights, powers and preferences of the Preferred Stock. The information contained in Item 3.03 of this Form 8-K is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On March 27, 2017, the Company issued a press release regarding the transactions with Weichai America Corp. as further described in this Form 8-K.

A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K.

Caution Regarding Forward-Looking Statements

This Form 8-K includes information that constitutes forward-looking statements. Forward-looking statements often address our expected future business and financial performance, and often contain words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” or “will.” By their nature, forward-looking statements address matters that are subject to risks and uncertainties. Any such forward-looking statements may involve risk and uncertainties that could cause actual results to differ materially from any future results encompassed within the forward-looking statements. Factors that could cause or contribute to such differences include: the final results of the Audit Committee’s internal review as it impacts the Company’s accounting, accounting policies and internal control over financial reporting; the reasons giving rise to the resignation of the Company’s prior independent registered public accounting firm; the time and effort required to complete the restatement of the affected financial statements and amend the related Form 10-K and Form 10-Q filings; the Nasdaq Hearing Panel’s decision and inability to file delinquent periodic reports within the deadlines imposed by Nasdaq and the potential delisting of the Company’s common stock from Nasdaq and any adverse effects resulting therefrom; the subsequent discovery of additional adjustments to the Company’s previously issued financial statements; the timing of completion of necessary re-audits, interim reviews and audits by the new independent registered public accounting firm; the timing of completion of steps to address and the inability to address and remedy, material weaknesses; the identification of additional material weaknesses or significant deficiencies; risks relating to the substantial costs and diversion of personnel’s attention and resources deployed to address the financial reporting and internal control matters and related class action litigation; the impact of the resignation of the Company’s former independent registered public accounting firm on the Company relationship with its lender and trade creditors and the potential for defaults and exercise of creditor remedies and the implications of the same for its strategic alternatives process; the impact of the previously disclosed investigation initiated by the SEC and any related or additional governmental investigative or enforcement proceedings. Actual events or results may differ materially from the Company’s expectations. The Company’s forward-looking statements are presented as of the date hereof. Except as required by law, the Company expressly disclaims any intention or obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise.

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Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

The Exhibit Index appearing immediately after the signature page to this Report is incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POWER SOLUTIONS INTERNATIONAL, INC.

By:	/s/ William Buzogany
William Buzogany General Counsel

Dated: March 27, 2017

EXHIBIT INDEX

Exhibit No.	Description

3.1	Form of Certificate of Designation of Series B Convertible Perpetual Preferred Stock of Power Solutions International, Inc.

10.1	Share Purchase Agreement among Power Solutions International, Inc. and Weichai America Corp., dated as of March 20, 2017.*

10.2	Form of Warrant to Purchase Shares of Power Solutions International, Inc.

10.3	Form of Investor Rights Agreement between Power Solutions International, Inc. and Weichai America Corp.

10.4	Shareholders Agreement by and among Power Solutions International, Inc., Weichai America Corp. and the Founding Stockholders, dated as of March 20, 2017.*

10.5	Strategic Collaboration Agreement between Weichai Power Co., Ltd. and Power Solutions International, Inc., dated March 20, 2017.*+

99.1	Press release of Power Solutions International, Inc., dated March 27, 2017 (furnished herewith).

*	Agreement was entered into by the parties thereto on March 21, 2017.

+	Confidential portions of this exhibit have been omitted and filed separately with the SEC pursuant to a confidential treatment request under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit 3.1

CERTIFICATE OF DESIGNATION OF

SERIES B CONVERTIBLE PERPETUAL PREFERRED STOCK OF

POWER SOLUTIONS INTERNATIONAL, INC.

Pursuant to Section 151 of the

General Corporation Law of the State of Delaware

Power Solutions International, Inc., a Delaware corporation (the “Company”), certifies that pursuant to the authority contained in its Amended and Restated Certificate of Incorporation (as amended, the “Certificate of Incorporation”), and in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware (the “DGCL”), the Board of Directors of the Company (the “Board of Directors”), on March     , 2017, duly approved and adopted the following resolution, which resolution remains in full force and effect on the date hereof:

RESOLVED, that pursuant to the authority vested in the Board of Directors by the Certificate of Incorporation, the Board of Directors does hereby designate, create, authorize and provide for the issue of a series of the Company’s preferred stock, par value $0.001 per share, with a liquidation preference (as further set out in Section 3) of $16.00 per share (the “Liquidation Preference”), which shall be designated as Series B Convertible Perpetual Preferred Stock (the “Series B Preferred Stock”), consisting of 2,385,624 shares, no shares of which have heretofore been issued by the Company, having the following powers, designations, preferences and relative, participating, optional and other special rights, and qualifications, limitations and restrictions thereof:

Certain defined terms used in this Certificate of Designation have the meanings assigned thereto in Section 14.

Section 1.    Ranking. The Series B Preferred Stock shall rank, with respect to payment of dividends and distribution of assets upon the liquidation, winding-up or dissolution of the Company, (a) senior to the common stock, par value $0.001 per share, of the Company (the “Common Stock”), whether now outstanding or hereafter issued, and to each other class or series of stock of the Company (including any series of preferred stock established after March     , 2017 (the “Issue Date”) by the Board of Directors) the terms of which do not expressly provide that such class or series ranks senior to, or pari passu, with the Series B Preferred Stock as to payment of dividends and distribution of assets upon the liquidation, winding-up or dissolution of the Company (collectively referred to as “Junior Stock”); (b) pari passu with each other class or series of stock of the Company (including any series of preferred stock established after the Issue Date by the Board of Directors) the terms of which expressly provide that such class or series ranks pari passu with the Series B Preferred Stock as to payment of dividends and distribution of assets upon the liquidation, winding-up or dissolution of the Company (collectively referred to as “Parity Stock”); and (c) junior to each other class or series of stock of the Company (including any series of preferred stock established after the Issue Date by the Board of Directors) the terms of which expressly provide that such class or series ranks senior to the Series B Preferred Stock as to payment of dividends and distribution of assets upon the liquidation, winding-up or dissolution of the Company (collectively referred to as “Senior Stock”). The Company’s ability to issue Capital Stock that ranks pari passu with or senior to the Series B Preferred Stock shall be subject to the provisions of Section 4.

Section 2.    Dividends.

(a)    Prior to the Dividend Accrual Date. Prior to the Dividend Accrual Date, Holders of shares of Series B Preferred Stock shall be entitled to participate equally and ratably with the holders of shares of Common Stock in all dividends on the shares of Common Stock as if immediately prior to each record date for the Common Stock, shares of Series B Preferred Stock then outstanding were converted into shares of Common Stock in accordance with the terms hereof. Dividends payable pursuant to this Section 2(a) shall be payable on the same date that such dividends are payable to holders of shares of Common Stock, and no dividends shall be payable to holders of shares of Common Stock unless dividends contemplated by this Section 2(a) are also paid at the same time in respect of the Series B Preferred Stock on a pro rata basis. Each dividend shall be payable to the holders of record of shares of Series B Preferred Stock as they appear on the stock records of the Company at the close of business on the same day as the record date for the payment of dividends to the holders of shares of Common Stock.

(b)    Following the Dividend Accrual Date. Commencing on and following the Dividend Accrual Date, Holders of shares of Series B Preferred Stock shall be entitled to cumulative dividends on the Series B Preferred Stock payable quarterly, which dividend shall be declared by the Board of Directors or a duly authorized committee thereof, out of the assets of the Company legally available therefor, and thereafter, if so declared, be payable on the 15th calendar day (or the following Business Day if the 15th is not a Business Day) of January, April, July and October of each year (each such date being referred to herein as a “Dividend Payment Date”) (the period between each such Dividend Payment Date, a “Dividend Period”) at the rate per annum of 10% per share on the Liquidation Preference; provided that, in the event that on any Dividend Payment Date, the Company is not permitted to declare or pay such dividend or incur such liability either (x) as a matter of law or (y) under the terms of the Company’s debt financing agreements, such dividend (a “Deferred Dividend”) shall not be declared by the Board of Directors, shall not be paid or payable on such Dividend Payment Date and no liability shall be incurred in respect thereof, and instead, such Deferred Dividend shall be declared, become payable and be paid and the liability in respect thereof be incurred on the first succeeding Dividend Payment Date on which the Company is not prohibited from declaring, paying and incurring the liability in respect of such Deferred Dividend (and, for the avoidance of doubt, such Deferred Dividend shall be payable in addition to, and not in lieu of, any dividend which would ordinarily be payable on such succeeding Dividend Payment Date). The amount of dividends payable for any other period that is shorter or longer than a full quarterly dividend period will be computed on the basis of a 360-day year consisting of twelve 30-day months.

For purposes of this Section 2(b), a dividend period with respect to a Dividend Payment Date is the period commencing on the preceding Dividend Payment Date (or, if there is no preceding Dividend Payment Date, the Dividend Accrual Date) and ending on the day immediately prior to the next Dividend Payment Date. Dividends payable on a Dividend Payment Date shall be payable to Holders of record on the later of (i) the close of business on the first calendar day (or the following Business Day if such first calendar day is not a Business

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Day) of the calendar month in which the applicable Dividend Payment Date falls and (ii) the close of business on the day on which the Board of Directors or a duly authorized committee thereof declares the dividend payable (each, a “Dividend Record Date”).

(c)    Payment of Dividends. Notwithstanding anything to the contrary herein, the Company shall make each dividend payment on the Series B Preferred Stock in cash (or, if applicable, in the same form as such dividend is paid to holders of Common Stock). Each fractional share of Series B Preferred Stock outstanding shall be entitled to a ratably proportionate amount of all dividends accumulating with respect to each outstanding share of Series B Preferred Stock pursuant to Section 2, and all such dividends with respect to such outstanding fractional shares shall accumulate (whether or not declared) and shall be payable in the same manner and at such times as provided for in Section 2 with respect to dividends on each outstanding share of Series B Preferred Stock. Interest at a rate of 10% per annum shall be payable in respect of any Deferred Dividend.

(d)    Payment Restrictions. No dividends or other distributions (other than a dividend or distribution payable solely in shares of Parity Stock or Junior Stock (in the case of Parity Stock) or Junior Stock (in the case of Junior Stock) and other than cash paid in lieu of fractional shares) may be declared, made or paid, or set apart for payment upon, any Parity Stock or Junior Stock, nor may any Parity Stock or Junior Stock be redeemed, purchased or otherwise acquired for any consideration (or any money paid to or made available for a sinking fund for the redemption of any Parity Stock or Junior Stock) by or on behalf of the Company (except by conversion into or exchange for shares of Parity Stock or Junior Stock (in the case of Parity Stock) or Junior Stock (in the case of Junior Stock)), unless all accrued and unpaid dividends shall have been or contemporaneously are declared and paid, or are declared and a sum of cash sufficient for the payment thereof is set apart for such payment, on the Series B Preferred Stock and any Parity Stock for all dividend payment periods terminating on or prior to the date of such declaration, payment, redemption, purchase or acquisition. Notwithstanding the foregoing, if full dividends have not been paid on the Series B Preferred Stock and any Parity Stock, dividends may be declared and paid on the Series B Preferred Stock and such Parity Stock so long as the dividends are declared and paid pro rata so that the aggregate amounts of dividends declared per share on, and the amounts of such dividends declared per share on, the Series B Preferred Stock and such Parity Stock will in all cases bear to each other the same ratio that accrued and unpaid dividends per share on the shares of Series B Preferred Stock and such other Parity Stock bear to each other.

Section 3.    Liquidation Preference. In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company, each Holder shall be entitled to receive out of the assets of the Company available for distribution to stockholders of the Company, before any distribution of assets is made on the Common Stock or any other Junior Stock, an amount equal to the greater of (i) the aggregate Liquidation Preference attributable to shares of Series B Preferred Stock held by such Holder plus an amount equal to the sum of all accrued and unpaid dividends for the then-current dividend period, and (ii) the product of (x) the amount per share that would have been payable upon such liquidation, dissolution or winding-up to the holders of shares of Common Stock or such other class or series of securities into which the Series B Preferred Stock is then convertible (assuming the conversion of each share of Series B Preferred Stock), multiplied by (y) the number of shares of Common Stock or such other securities into which the shares of Series B Preferred Stock held by such Holder are then convertible.

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For the purposes of the immediately preceding paragraph, (i) the sale of all or substantially all of the property or business of the Company, (ii) the merger, conversion or consolidation of the Company into or with any other Person or (iii) the merger, conversion or consolidation of any other Person into or with the Company, shall constitute a voluntary or involuntary liquidation, dissolution or winding-up of the Company.

In the event the assets of the Company available for distribution to Holders upon any liquidation, winding-up or dissolution of the Company, whether voluntary or involuntary, shall be insufficient to pay in full all amounts to which such Holders are entitled pursuant to this Section 3, no such distribution shall be made on account of any shares of Parity Stock upon such liquidation, dissolution or winding-up unless proportionate distributable amounts shall be paid on account of the shares of Series B Preferred Stock, ratably, in proportion to the full distributable amounts for which Holders and holders of any Parity Stock are entitled upon such liquidation, winding-up or dissolution, with the amount allocable to each series of such stock determined on a pro rata basis of the aggregate liquidation preference of the outstanding shares of each series and accrued and unpaid dividends to which each series is entitled.

Section 4.    Voting Rights. (a) The Holders of shares of Series B Preferred Stock will not have any voting rights, including the right to elect any directors, except (i) voting rights, if any, required by law, and (ii) voting rights, if any, described in this Section 4.

(a)    So long as any Series B Preferred Stock is outstanding, in addition to any other vote of stockholders of the Company required under applicable law or the Certificate of Incorporation, the affirmative vote or consent of the Holders of at least a majority of the outstanding shares of Series B Preferred Stock, voting separately as a single class, will be required (i) for any amendment of the Certificate of Incorporation if the amendment would alter or change the powers, preferences, privileges or rights of the Holders with respect to the Series B Preferred Stock so as to affect them adversely, (ii) to issue, authorize or increase the authorized amount of, or issue or authorize any obligation or security convertible into or evidencing a right to purchase, any Parity Stock or Senior Stock, or (iii) to reclassify any authorized stock of the Company into any Parity Stock or Senior Stock, or any obligation or security convertible into or evidencing a right to purchase any Senior Stock.

Section 5.    Conversion.

(a)    Mandatory Conversion. Effective as of the close of business on the Stockholder Approval Date, with respect to the shares of Series B Preferred Stock of a Holder, such Holder’s shares of Series B Preferred Stock shall automatically, without any action of such Holder, convert into a number of shares of Common Stock equal to the aggregate Liquidation Preference of such shares of Series B Preferred Stock divided by the Conversion Price then in effect (such quotient, the “Conversion Shares”). Upon conversion, Holder shall become the largest stockholder of the Company (assuming it has not transferred any shares of Common Stock it acquired under the Stock Purchase Agreement).

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(b)    In addition, effective as of the close of business on the Stockholder Approval Date, to the extent that the Company has deferred the payment of cash dividends on the Series B Preferred Stock pursuant to Section 2(b) herein, such unpaid Deferred Dividends shall be cancelled and null.

No Holder may convert shares of Series B Preferred Stock to Common Stock other than pursuant to Section 5(a).

(c)    Conversion Procedures.

(i)    In the event of conversion pursuant to Section 5(a), the Company shall deliver as promptly as practicable written notice to each Holder specifying: (A) the Stockholder Approval Date; (B) the number of shares of Common Stock to be issued in respect of each share of Series B Preferred Stock that is converted; (C) the place or places where certificates or evidence of book-entry notation for such shares of Series B Preferred Stock are to be surrendered for issuance of certificates or evidence of book-entry notation representing shares of Common Stock; and (D) that dividends on the shares of Series B Preferred Stock to be converted will cease to accrue on such Stockholder Approval Date. Unless the shares of Common Stock issuable upon such conversion are to be issued in the same name as the name in which such shares of Series B Preferred Stock are registered, each share surrendered for mandatory conversion shall be accompanied by instruments of transfer, in form satisfactory to the Company, duly executed by the holder thereof or such holder’s duly authorized attorney and an amount sufficient to pay any transfer or similar tax in accordance with Section 15(f).

(ii)    The conversion shall be deemed to have been effected at the close of business on the Stockholder Approval Date. At such time: (A) the person in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such mandatory conversion shall be deemed to have become the holder of record of the shares of Common Stock represented thereby at such time; and (B) such shares of Series B Preferred Stock so converted shall no longer be deemed to be outstanding, and all rights of a holder with respect to such shares shall immediately terminate except the right to receive the Common Stock and other amounts payable pursuant to this Section 5.

(iii)    [reserved]

(iv)    In connection with the mandatory conversion of shares of Series B Preferred Stock, no fractions of shares of Common Stock shall be issued, but in lieu thereof the Company shall pay an amount of cash in respect of such fractional interest equal to such fractional interest multiplied by the Market Value per share of Common Stock on the Stockholder Approval Date.

Section 6.    Settlement upon Conversion. The Company shall satisfy its obligation to deliver Conversion Shares (or such other class or series of securities into which the Series B Preferred Stock is then convertible) upon conversion of Series B Preferred Stock by delivering to each Holder surrendering shares of Series B Preferred Stock for conversion a number of shares of Common Stock (or such other class or series of securities into which the Series B Preferred

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Stock is then convertible) equal to the Conversion Shares to which such Holder is entitled pursuant to Section 5 (provided that the Company will deliver cash in lieu of fractional shares), as soon as practicable but in no event later than the fifth Business Day following the Stockholder Approval Date.

Section 7.    Anti-dilution Adjustments. (a) The Conversion Price shall be subject to the following adjustments from time to time:

(i)    Stock Dividends. In case the Company shall pay or make a dividend or other distribution on the Common Stock in Common Stock, the Conversion Price, as in effect at the opening of business on the day following the date fixed for the determination of stockholders of the Company entitled to receive such dividend or other distribution, shall be adjusted by multiplying such Conversion Price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such adjustment to become effective immediately after the opening of business on the day following the date fixed for such determination; provided, however, that no such adjustment to the Conversion Price shall be made if the Holders would be entitled to receive such dividend or other distribution pursuant to Section 2.

(ii)    Stock Purchase Rights. In case the Company shall issue to all holders of its Common Stock options, warrants or other rights entitling them to subscribe for or purchase shares of Common Stock for a period expiring within 60 days from the date of issuance of such options, warrants or other rights at a price per share of Common Stock less than 100% of the Market Value on the date fixed for the determination of stockholders of the Company entitled to receive such options, warrants or other rights (other than pursuant to a dividend reinvestment, share purchase or similar plan), the Conversion Price in effect at the opening of business on the day following the date fixed for such determination shall be adjusted by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock which the aggregate consideration expected to be received by the Company upon the exercise, conversion or exchange of such options, warrants or other rights (as determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution) would purchase at such Market Value and the denominator of which shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock so offered for subscription or purchase, either directly or indirectly, such adjustment to become effective immediately after the opening of business on the day following the date fixed for such determination; provided, however, that no such adjustment to the Conversion Price shall be made if the Holders would be entitled to receive such options, warrants or other rights pursuant to Section 2; provided, further, however, that if any of the foregoing options, warrants or other rights are only exercisable upon the occurrence of a Triggering Event, then the Conversion Price will not be adjusted until the earlier of (1) such Triggering Event occurs or (2) the date when the conversion of Series B Preferred Stock into Common Stock occurs.

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(iii)    Stock Splits, Reverse Splits and Combinations. In case outstanding shares of Common Stock shall be subdivided, split or reclassified into a greater number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such subdivision, split or reclassification becomes effective shall be proportionately reduced, and, conversely, in case outstanding shares of Common Stock shall be combined or reclassified into a smaller number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such combination or reclassification becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision, split, reclassification or combination becomes effective.

(iv)    Debt, Asset or Security Distributions. (A) In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock evidences of its indebtedness, assets or securities (but excluding any dividend or distribution of options, warrants or other rights referred to in paragraph (ii) of this Section 7(a), any dividend or distribution paid exclusively in cash, any dividend or distribution of shares of Capital Stock of any class or series, or similar equity interests, of or relating to a Subsidiary or other business unit in the case of a Spin-off referred to in the next subparagraph, or any dividend or distribution referred to in paragraph (i) of this Section 7(a)), the Conversion Price shall be reduced by multiplying the Conversion Price in effect immediately prior to the close of business on the date fixed for the determination of stockholders of the Company entitled to receive such distribution by a fraction, the numerator of which shall be such Market Value minus the fair market value (as determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution) of the portion of the assets or evidences of indebtedness so distributed applicable to one share of Common Stock and the denominator of which shall be the Market Value on the date fixed for such determination, such adjustment to become effective immediately prior to the opening of business on the day following the date fixed for the determination of stockholders of the Company entitled to receive such distribution. In any case in which this subparagraph (iv)(A) is applicable, subparagraph (iv)(B) of this Section 7(a) shall not be applicable. No adjustment to the Conversion Price shall be made if the Holders would be entitled to receive such dividend or distribution pursuant to Section 2.

(A)    In the case of a Spin-off, the Conversion Price in effect immediately prior to the close of business on the date fixed for determination of stockholders of the Company entitled to receive such distribution shall be reduced by multiplying the Conversion Price by a fraction, the numerator of which shall be the Market Value minus the fair market value (as determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution) of the shares (or fractions thereof) of Capital Stock or similar equity interests so distributed applicable to one share of Common Stock and the denominator of which shall be the Market Value. Any adjustment to the Conversion Price under this subparagraph (iv)(B) will occur on the date that is the earlier of (1) the tenth Trading Day from, and including, the effective date of the Spin-off and (2) the date of the Initial Public Offering of the securities being distributed in the Spin-off, if that Initial Public Offering is effected simultaneously with the Spin-off. No adjustment to the Conversion Price shall be made if the Holders would be entitled to receive such dividend or distribution pursuant to Section 2.

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(v)    Tender Offers. In the case that a tender or exchange offer made by the Company or any Subsidiary of the Company for all or any portion of the Common Stock shall expire and such tender or exchange offer (as amended through the expiration thereof) shall require the payment to stockholders of the Company (based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of Purchased Shares) of aggregate consideration having a fair market value (as determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution) per share of Common Stock that exceeds the Closing Sale Price of the Common Stock on the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, then, immediately prior to the opening of business on the day after the date of the last time (the “Expiration Time”) tenders or exchanges could have been made pursuant to such tender or exchange offer (as amended through the expiration thereof), the Conversion Price shall be reduced by multiplying the Conversion Price immediately prior to the close of business on the date of the Expiration Time by a fraction (A) the numerator of which shall be equal to the product of (x) the Market Value on the date of the Expiration Time and (y) the number of shares of Common Stock outstanding (including any tendered or exchanged shares) on the date of the Expiration Time, and (B) the denominator of which shall be equal to (x) the product of (I) the Market Value on the date of the Expiration Time and (II) the number of shares of Common Stock outstanding (including any tendered or exchanged shares) on the date of the Expiration Time less the number of all shares validly tendered or exchanged, not withdrawn and accepted for payment on the date of the Expiration Time (such validly tendered or exchanged shares, up to any such maximum, being referred to as the “Purchased Shares”) plus (y) the amount of cash plus the fair market value (determined as aforesaid) of the aggregate consideration payable to stockholders of the Company pursuant to the tender or exchange offer (assuming the acceptance, up to any maximum specified in the terms of the tender or exchange offer, of Purchased Shares).

(b)    De Minimis Adjustments. Notwithstanding anything herein to the contrary, no adjustment under this Section 7 need be made to the Conversion Price unless such adjustment would require an increase or decrease of at least 1.0% of the Conversion Price then in effect. Any lesser adjustment shall be carried forward and shall be made at the time of and together with the next subsequent adjustment, if any, which, together with any adjustment or adjustments so carried forward, shall result in an increase or decrease of at least 1.0% of such Conversion Price. No adjustment under this Section 7 shall be made if such adjustment will result in a Conversion Price that is less than the par value of the Common Stock.

(c)    Tax-Related Adjustments. The Company may make such reductions in the Conversion Price, in addition to those required by this Section 7, as the Board of Directors considers advisable in order to avoid or diminish any income tax to any holders of shares of Common Stock resulting from any dividend or distribution of stock or issuance of rights or warrants to purchase or subscribe for stock or from any event treated as such for income tax purposes. In the event the Company elects to make such a reduction in the Conversion Price, the Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder if and to the extent that such laws and regulations are applicable in connection with the reduction in the Conversion Price.

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(d)    Stockholder Rights Plans. Upon conversion of the Series B Preferred Stock, to the extent that the Holders receive Common Stock, such Holders shall receive, in addition to the shares of Common Stock, the rights issued under any future stockholder rights plan the Company may establish whether or not such rights are separated from the Common Stock prior to conversion. A distribution of rights pursuant to any stockholder rights plan will not result in an adjustment to the Conversion Price pursuant to Section 7(a)(ii) or 7(a)(iv), provided that the Company has provided for the Holders to receive such rights upon conversion, and provided, further, that the Holders shall not be permitted to receive such rights to the extent that any of the Holders or their respective Affiliates is the “Acquiring Person” under such stockholder rights plan or otherwise participates in any manner in the event that triggers the distribution of rights thereunder.

(e)    Notice of Adjustment. Whenever the Conversion Price is adjusted in accordance with this Section 7, the Company shall (i) compute the Conversion Price in accordance with this Section 7 and prepare and transmit to the Transfer Agent an Officer’s Certificate setting forth the Conversion Price, the method of calculation thereof in reasonable detail, and the facts requiring such adjustment and upon which such adjustment is based and (ii) as soon as practicable following the occurrence of an event that requires an adjustment to the Conversion Price pursuant to this Section 7 (or if the Company is not aware of such occurrence, as soon as practicable after becoming so aware), the Company or, at the request and expense of the Company, the Transfer Agent shall provide a written notice to the Holders of the occurrence of such event and a statement setting forth in reasonable detail the method by which the adjustment to the Conversion Price was determined and setting forth the adjusted Conversion Price.

(f)    Reversal of Adjustment. If the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or other distribution, and shall thereafter (and before the dividend or distribution has been paid or delivered to stockholders) legally abandon its plan to pay or deliver such dividend or distribution, then thereafter no adjustment in the Conversion Price then in effect shall be required by reason of the taking of such record.

(g)    Exceptions to Adjustment. The applicable Conversion Price shall not be adjusted:

(i)    upon the issuance of any shares of Common Stock or options or rights to purchase shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in shares of Common Stock under any such plan;

(ii)    upon the issuance of any shares of Common Stock or options or rights to purchase shares of Common Stock pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of its Subsidiaries;

(iii)    upon the issuance of any shares of Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security outstanding as of the Issue Date;

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(iv)    upon the issuance of any shares of Common Stock or any other security of the Company in connection with acquisitions of assets or securities of another Person, including with respect to any merger or consolidation or similar transaction, including any such obligations in effect as of the Issue Date and any such obligations entered into after the Issue Date;

(v)    for a change in the par value of the Common Stock;

(vi)    upon the issuance of any shares of Common Stock or any other security of the Company in connection with the exercise of the Warrants;

(vii)    upon the issuance of any shares of Common Stock or any other security of the Company to the Holders or their Affiliates pursuant to the terms of the Stock Purchase Agreement;

(viii)    for accrued and unpaid dividends on the Series B Preferred Stock; or

(ix)    for any other issuance of securities of the Company for which the Holders then holding a majority of the outstanding shares of Series B Preferred Stock provide a waiver of such adjustment in such Holders’ sole discretion.

Section 8.    Redemption

(a)    Redemption at the Holder’s Option. Subject to the terms of this Section 8, at any time after the first anniversary of the Issue Date, any Holder may require the Company to redeem up to one hundred percent (100%) of the outstanding shares of Series B Preferred Stock held by such Holder at such time. Any election by the Holders of Series B Preferred Stock to exercise such Holders’ right of redemption as provided below shall be effected by providing written notice to the Company, which shall set forth the date for such redemption that shall be at least ten (10) business days following the date of such notice.

(b)    Redemption Date; Redemption Price. Any date upon which a redemption is to occur in accordance with this Section 8 shall be referred to as a “Redemption Date.” The redemption price for each share of Series B Preferred Stock redeemed pursuant to this Section 8 shall be the Liquidation Preference plus an amount equal to all accrued and unpaid dividends (the “Redemption Price”). The aggregate Redemption Price in respect of shares of Series B Preferred Stock to be redeemed shall be payable in cash in immediately available funds on the Redemption Date. Following the Company’s receipt of the redemption notice specified in Section 8(a) and until the aggregate Redemption Price has been paid in cash for all shares of Series B Preferred Stock to be redeemed as of the applicable Redemption Date: (A) no cash dividend whatsoever shall be paid or declared, and no distribution shall be made on any capital stock of the Company (other than the Series B Preferred Stock); and (B) no shares of capital stock of the Company (other than the Series B Preferred Stock) or any direct or indirect subsidiary shall be purchased, redeemed, or acquired (and no monies shall be paid into or set aside or made available for a sinking fund or otherwise for the purchase, redemption, or acquisition thereof).

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(c)    Redemption Prohibited. If, at a Redemption Date, the Company is prohibited under DGCL from redeeming all shares of Series B Preferred Stock for which redemption is required hereunder, then it shall redeem such shares on a pro-rata basis among the holders of Series B Preferred Stock in proportion to the full respective redemption amounts to which they are entitled hereunder to the fullest extent possible under DGCL and shall redeem the remaining shares to be redeemed as soon as the Company is not prohibited from redeeming some or all of such shares under DGCL. The shares of Series B Preferred Stock not redeemed shall remain outstanding and entitled to all of the rights, dividends and preferences provided in this Certificate and this Section 8(c) shall continue to apply until all shares of Series B Preferred Stock are redeemed.

(d)    Dividend After Redemption Date. From and after the date specified for redemption in the election notice as set forth in Section 8(a), no shares of Series B Preferred Stock subject to redemption shall be entitled to any further dividends; provided, however, that in the event that shares of Series B Preferred Stock are unable to be redeemed and continue to be outstanding in accordance with Section 8(c), such shares shall continue to be entitled to dividends and interest thereon until the date on which such shares are actually redeemed by the Company.

(e)     Surrender of Certificates. Upon receipt of the applicable Redemption Price by certified check or wire transfer, Holders of shares of Series B Preferred Stock to be redeemed shall surrender the certificate or evidence of book-entry notation for such shares of Series B Preferred Stock to the Company, duly assigned or endorsed for transfer (or accompanied by duly executed stock powers relating thereto).

Section 9.    Recapitalizations, Reclassifications and Changes in the Company’s Stock. In the event of any reclassification of outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value), or any consolidation or merger of the Company with or into another Person (other than with a Subsidiary of the Company) or any merger of another Person with or into the Company (other than a consolidation or merger in which the Company is the resulting or surviving Person and that does not result in any reclassification or change of outstanding Common Stock), or any sale or other disposition to another Person of all or substantially all of the assets of the Company (computed on a consolidated basis) (any of the foregoing, a “Transaction”), upon conversion of its shares of Series B Preferred Stock, a Holder will be entitled to receive the kind and amount of securities (of the Company or another issuer), cash and other property receivable upon such Transaction by a holder of the number of shares of Common Stock into which such shares of Series B Preferred Stock were convertible immediately prior to such Transaction, after giving effect to any adjustment event or, in the event holders of Common Stock have the opportunity to elect the form of consideration to be received in any Transaction, the weighted average of the forms and amounts of consideration received by the holders of the Common Stock. In the event that at any time, as a result of an adjustment made pursuant to this Certificate of Designation, the Holders shall become entitled upon conversion to any securities other than, or in addition to, shares of Common Stock, thereafter the number or amount of such other securities so receivable upon conversion shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock set forth in this Certificate of Designation.

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Section 10.    Consolidation, Merger and Sale of Assets. (a) The Company, without the consent of the Holders, may consolidate with or merge into any other Person or convey, transfer or lease all or substantially all its assets to any Person or may permit any Person to consolidate with or merge into, or transfer or lease all or substantially all its properties to, the Company (any of the foregoing, “Reorganization”); provided, however, that (i) the shares of Series B Preferred Stock will become the kind and amount of securities of such successor, transferee or lessee, cash and other property receivable by a holder of the number of shares of Common Stock into which such shares of Series B Preferred Stock were convertible immediately prior to such Reorganization; and (ii) the Company delivers to the Transfer Agent an Officer’s Certificate and an Opinion of Counsel, acceptable to the Transfer Agent, stating that such Reorganization complies with this Certificate of Designation.

(a)    Upon any consolidation by the Company with, or merger by the Company into, any other Person or any conveyance, transfer or lease of all or substantially all the assets of the Company as described in Section 10(a), the successor resulting from such consolidation or into which the Company is merged or the transferee or lessee to which such conveyance, transfer or lease is made, will succeed to, and be substituted for, and may exercise every right and power of, the Company under the shares of Series B Preferred Stock, and thereafter, except in the case of a lease, the predecessor (if still in existence) will be released from its obligations and covenants with respect to the Series B Preferred Stock.

Section 11.    Notices. (a) When the Company is required, pursuant to this Certificate of Designation, to give notice to Holders by issuing a press release, rather than directly to Holders, the Company shall do so in a public medium that is customary for such press release; provided, however, that in such cases, publication of a press release through the Dow Jones News Service shall be considered sufficient to comply with such notice obligation.

(a)    When the Company is required, pursuant to this Certificate of Designation, to give notice to Holders without specifying the method of giving such notice, the Company shall do so by sending notice via first class mail or by overnight courier to the Holders of record as of a reasonably current date.

Section 12.    Transfer of Securities. (a) The shares of Series B Preferred Stock and the shares of Common Stock issuable upon conversion of the Series B Preferred Stock (collectively, the “Securities”) have not been registered under the Securities Act or any other applicable securities laws and may not be offered or sold except in compliance with the registration requirements of the Securities Act and any other applicable securities laws, or pursuant to an exemption from registration under the Securities Act and any other applicable securities laws, or in a transaction not subject to such laws.

(a)    Except in connection with a registration statement relating to the Securities, if shares of Series B Preferred Stock in certificated form are delivered upon the transfer, exchange or replacement of shares of Series B Preferred Stock bearing the Restricted Stock Legend, or if a request is made to remove such Restricted Stock Legend on shares of

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Series B Preferred Stock, the shares of Series B Preferred Stock so issued shall bear the Restricted Stock Legend and the Restricted Stock Legend shall not be removed unless there is delivered to the Company and the Transfer Agent such satisfactory evidence, which may include an Opinion of Counsel licensed to practice law in the State of New York, as may be reasonably required by the Company, that such shares of Series B Preferred Stock are not “restricted securities” within the meaning of Rule 144 under the Securities Act. Upon provision of such satisfactory evidence, the Transfer Agent, at the direction of the Company, shall countersign and deliver shares of Series B Preferred Stock that do not bear the Restricted Stock Legend.

(b)    Shares of Common Stock issued upon a conversion of the shares of Series B Preferred Stock bearing the Restricted Stock Legend, prior to the first anniversary of the Issue Date, shall be in global form and bear a restricted common stock legend that corresponds to the Restricted Stock Legend (the “Restricted Common Stock Legend”).

(c)    The Company will refuse to register any transfer of Securities that is not made in accordance with the provisions of the Restricted Stock Legend or the Restricted Common Stock Legend, as applicable, provided that the provisions of this Section 12(c) shall not be applicable to any Security that does not bear any Restricted Stock Legend or any Restricted Common Stock Legend.

Section 13.    Certain Tax Matters. The Company and the Holders acknowledge and agree that it is intended that the Series B Preferred Stock not constitute “preferred stock” within the meaning of Section 305 of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations promulgated thereunder, and that neither the Company nor the Holders shall treat the Series B Preferred Stock as such. The Company shall be entitled to deduct and withhold from any payment of cash, shares of Series B Preferred Stock, shares of Common Stock or other consideration deliverable to a Holder of a share of Series B Preferred Stock, any amounts required to be deducted or withheld under applicable U.S. federal, state, local or foreign tax laws with respect to such payment or issuance. In the event the Company paid withholding taxes to a governmental authority in respect of any amount treated as a distribution on a share of Series B Preferred Stock, the Company shall be entitled to deduct any such taxes from any subsequent payment of cash, shares of Series B Preferred Stock, shares of Common Stock or other consideration otherwise deliverable to a Holder of a share of Series B Preferred Stock.

Section 14.    Definitions.

(a)    “Board of Directors” has the meaning set forth in the first paragraph of this Certificate of Designation.

(b)    “Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Transfer Agent.

(c)    “Business Day” means any day other than a Saturday or Sunday or any other day on which banks in the City of New York are authorized or required by law or executive order to close.

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(d)    “Capital Stock” of any Person means any and all shares, interests, participations or other equivalents however designated of corporate stock or other equity participations, including partnership interests, whether general or limited, of such Person and any rights (other than debt securities convertible or exchangeable into an equity interest), warrants or options to acquire an equity interest in such Person.

(e)    “Certificate of Incorporation” has the meaning set forth in the first paragraph of this Certificate of Designation.

(f)    “Closing Sale Price” of the Common Stock on any date means the closing sale price per share (or if no closing sale price is reported, the average of the closing bid and ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) on such date as reported on the over-the-counter “Pink Sheets” market or, if the Common Stock is listed on a national securities exchange, the principal national securities exchange on which the Common Stock is traded. In the absence of such a quotation, the Closing Sale Price of the Common Stock will be an amount determined in good faith by the Board of Directors to be the fair market value of such Common Stock, and such determination shall be conclusive.

(g)    “Common Stock” has the meaning set forth in Section 1.

(h)    “Company” has the meaning set forth in the first paragraph of this Certificate of Designation.

(i)    “Conversion Price” shall initially equal $8.00 per share of Common Stock, and shall be subject to adjustment as set forth in Section 7.

(j)    “Conversion Shares” has the meaning set forth in Section 5(a).

(k)    “DGCL” has the meaning set forth in the first paragraph of this Certificate of Designation.

(l)    “Dividend Accrual Date” means the date that is one hundred and eighty (180) days following the Issue Date.

(m)    “Dividend Payment Date” has the meaning set forth in Section 2(b).

(n)    “Dividend Record Date” has the meaning set forth in Section 2(b).

(o)    “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(p)    “Expiration Time” has the meaning set forth in Section 7(a)(v).

(q)    “Holder” means the Person in whose name a share of Series B Preferred Stock is registered.

(r)    “including” means “including, without limitation”.

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(s)    “Initial Public Offering” means, in the event of a Spin-off, the first time securities of the same class or type as the securities being distributed in the Spin-off are bona fide offered to the public for cash.

(t)    “Issue Date” has the meaning set forth in Section 1.

(u)    “Junior Stock” has the meaning set forth in Section 1.

(v)    “Liquidation Preference” has the meaning set forth in the second paragraph of this Certificate of Designation.

(w)     “Market Value” means, with respect to any date of determination, the average Closing Sale Price of the Common Stock for a ten consecutive Trading Day period preceding the earlier of (i) the day preceding the date of determination and (ii) the day before the “ex date” with respect to the issuance or distribution requiring such computation. For purposes of this definition, the term “ex date” when used with respect to any issuance or distribution, means the first date on which the Common Stock trades, regular way, on the over-the-counter “Pink Sheets” market or, if the Common Stock is listed on a national securities exchange, the principal national securities exchange on which the Common Stock is traded at that time, without the right to receive the issuance or distribution.

(x)    “NASDAQ” means the Nasdaq Stock Market.

(y)     “Officer” means the Chairman of the Board, President, Chief Executive Officer, any Vice President, the Chief Financial Officer, the Chief Accounting Officer, the Treasurer, any Assistant Treasurer, the Controller, any Assistant Controller, the Secretary or any Assistant Secretary of the Company.

(z)    “Officer’s Certificate” means a certificate signed by two Officers.

(aa)    “Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Company or the Transfer Agent. The counsel may be an employee of or counsel to the Company or the Transfer Agent.

(bb)    “Parity Stock” has the meaning set forth in Section 1.

(cc)    “Person” means any natural person, corporation, limited liability company, partnership, joint venture, trust, business association, governmental entity or other entity.

(dd)    “Purchased Shares” has the meaning set forth in Section 7(a)(v).

(ee)    “Reorganization” has the meaning set forth in Section 10(a).

(ff)    “Redemption Date” has the meaning set forth in Section 8(b).

(gg)    “Redemption Price” has the meaning set forth in Section 8(b).

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(hh)    “Restricted Common Stock Legend” has the meaning set forth in Section 12(b).

(ii)    “Restricted Stock Legend” means a legend to the following effect:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE AND THE SECURITIES ISSUABLE UPON CONVERSION THEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO A REGISTRATION STATEMENT RELATING THERETO IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS.

(jj)    “Securities” has the meaning set forth in Section 12(a).

(kk)    “Securities Act” means the Securities Act of 1933, as amended.

(ll)    “Senior Stock” has the meaning set forth in Section 1.

(mm)    “Series B Preferred Stock” has the meaning set forth in the first paragraph of this Certificate of Designation.

(nn)    “Shareholders Agreement” means the Shareholders Agreement, dated as of March 20, 2017, by and among, the Company, Gary Winemaster, Kenneth Winemaster and Weichai America Corporation, as amended or modified from time to time

(oo)    “Spin-off” means a dividend or other distribution of shares of Capital Stock of any class or series, or similar equity interests, of or relating to a Subsidiary or other business unit of the Company.

(pp)    “Stock Purchase Agreement” means the Share Purchase Agreement, dated as of March 20, 2017, by and among, the Company and Weichai America Corporation, as amended or modified from time to time.

(qq)    “Stockholder Approval” means the stockholder approval of the proposals to issue Common Stock upon conversion of the Series B Preferred Stock and exercise of the Warrants for purposes of NASDAQ Listing Rule 5635.

(rr)    “Stockholder Approval Date” means the date on which the Stockholder Approval is obtained.

(ss)    “Subsidiary” of any Person means any other Person (i) more than 50% of whose outstanding shares or securities representing the right to vote for the election of directors

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or other managing authority of such other Person are, now or hereafter, owned or controlled, directly or indirectly, by such first Person, but such other Person shall be deemed to be a Subsidiary only so long as such ownership or control exists, or (ii) which does not have outstanding shares or securities with such right to vote, as may be the case in a partnership, joint venture or unincorporated association, but more than 50% of whose ownership interest representing the right to make the decisions for such other Person is, now or hereafter, owned or controlled, directly or indirectly, by such first Person, but such other Person shall be deemed to be a Subsidiary only so long as such ownership or control exists.

(tt)    “Trading Day” means any day on which the U.S. national stock exchange on which the Common Stock are then listed and traded is open for trading in securities based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time).

(uu)    “Transaction” has the meaning set forth in Section 9.

(vv)    “Transfer Agent” means the Company’s transfer agent.

(ww)    “Triggering Event” means a specified event the occurrence of which entitles the holders of rights, options or warrants to exercise such rights, options or warrants.

(xx)    “Warrants” has the meaning accorded to such term in the Share Purchase Agreement.

Section 15.    Miscellaneous.

(a)    The Liquidation Preference and any dividend rate set forth herein each shall be subject to equitable adjustment whenever there shall occur a stock split, combination, reclassification or other similar event involving the Series B Preferred Stock. Such adjustments shall be determined in good faith by the Board of Directors (and such determination shall be conclusive) and submitted by the Board of Directors to the Transfer Agent.

(b)    For the purposes of Section 7, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.

(c)    If the Company shall take any action affecting the Common Stock, other than any action described in Section 7, that in the opinion of the Board of Directors would materially adversely affect the conversion rights of the Holders, then the Conversion Price for the Series B Preferred Stock may be adjusted, to the extent permitted by law, in such manner, and at such time, as the Board of Directors may determine to be equitable in the circumstances.

(d)    The Company covenants that it will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued shares of Common Stock for the purpose of effecting conversion of the Series B Preferred Stock, the full number of shares of Common Stock deliverable upon the conversion of all outstanding shares of Series B Preferred Stock not theretofore converted. For purposes of this Section 15(d), the number of shares of Common Stock that shall be deliverable upon the conversion of all outstanding shares of Series B Preferred Stock shall be computed as if at the time of computation all such outstanding shares were held by a single Holder.

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(e)    The Company covenants that any shares of Common Stock issued upon conversion of the Series B Preferred Stock shall be duly and validly issued and fully paid and nonassessable, free from preemptive rights and free from all taxes, liens, charges and security interests with respect to the issuance thereof, except for transfer restrictions imposed by applicable securities laws.

(f)    The Company shall pay all transfer, stamp and other similar taxes due with respect to the issuance or delivery of shares of Common Stock or other securities or property upon conversion of the Series B Preferred Stock; provided, however, that the Company shall not be required to pay any tax that may be payable with respect to any transfer involved in the issuance or delivery of shares of Common Stock or other securities or property in a name other than that of the Holder of the Series B Preferred Stock to be converted, and the Holder shall be responsible for any such tax.

(g)    Whenever possible, each provision hereof shall be interpreted in a manner as to be effective and valid under applicable law, but if any provision hereof is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating or otherwise adversely affecting the remaining provisions hereof. If a court of competent jurisdiction should determine that a provision hereof would be valid or enforceable if a period of time were extended or shortened or a particular percentage were increased or decreased, then such court may make such change as shall be necessary to render the provision in question effective and valid under applicable law.

(h)    Series B Preferred Stock may be issued in fractions of a share which shall entitle the Holder, in proportion to such Holder’s fractional shares, to exercise voting rights, receive dividends, participate in distributions and have the benefit of all other rights of Holders of Series B Preferred Stock.

(i)    Subject to applicable escheat laws, any monies set aside by the Company in respect of any payment with respect to shares of the Series B Preferred Stock, or dividends thereon, and unclaimed at the end of seven years from the date upon which such payment is due and payable shall revert to the general funds of the Company, after which reversion the Holders of such shares shall look only to the general funds of the Company for the payment thereof. Any interest accumulated on funds so deposited shall be paid to the Company from time to time.

(j)    Except as may otherwise be required by law, the shares of Series B Preferred Stock shall not have any voting powers, preferences and relative, participating, optional or other special rights, other than those specifically set forth in this Certificate of Designation or the Certificate of Incorporation.

(k)    The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

(l)    If any of the voting powers, preferences and relative, participating, optional and other special rights of the Series B Preferred Stock and qualifications, limitations

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and restrictions thereof set forth herein is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other voting powers, preferences and relative, participating, optional and other special rights of Series B Preferred Stock and qualifications, limitations and restrictions thereof set forth herein which can be given effect without the invalid, unlawful or unenforceable voting powers, preferences and relative, participating, optional and other special rights of Series B Preferred Stock and qualifications, limitations and restrictions thereof shall, nevertheless, remain in full force and effect, and no voting powers, preferences and relative, participating, optional or other special rights of Series B Preferred Stock and qualifications, limitations and restrictions thereof herein set forth shall be deemed dependent upon any other such voting powers, preferences and relative, participating, optional or other special rights of Series B Preferred Stock and qualifications, limitations and restrictions thereof unless so expressed herein.

(m)    Shares of Series B Preferred Stock that (i) have not been issued on or before the Issue Date or (ii) have been issued and reacquired in any manner, including shares of Series B Preferred Stock purchased or converted, shall (upon compliance with any applicable provisions of the laws of Delaware) have the status of authorized but unissued shares of preferred stock of the Company undesignated as to series and may be designated or redesignated and issued or reissued, as the case may be, as part of any series of preferred stock of the Company; provided that any issuance of such shares as Series B Preferred Stock must be in compliance with the terms hereof.

(n)    If any of the Series B Preferred Stock certificates shall be mutilated, lost, stolen or destroyed, the Company shall issue, in exchange and in substitution for and upon cancellation of the mutilated Series B Preferred Stock certificate, or in lieu of and substitution for the Series B Preferred Stock certificate lost, stolen or destroyed, a new Series B Preferred Stock certificate of like tenor and representing an equivalent amount of shares of Series B Preferred Stock, but only upon receipt of evidence of such loss, theft or destruction of such Series B Preferred Stock certificate and indemnity, if requested, reasonably satisfactory to the Company and the Transfer Agent.

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IN WITNESS WHEREOF, the Company has caused this Certificate of Designation to be duly executed this      day of                     .

POWER SOLUTIONS INTERNATIONAL, INC.

By	/s/
Name:
Title:

Exhibit 10.1

SHARE PURCHASE AGREEMENT

among

POWER SOLUTIONS INTERNATIONAL, INC.

and

WEICHAI AMERICA CORP.

Dated as of March 20, 2017

ARTICLE V

CONDITIONS PRECEDENT

Section 5.01.	Conditions to the Obligations of the Purchaser	34

Section 5.02.	Conditions to the Obligations of the Company	35

ARTICLE VI TERMINATION; SURVIVAL

Section 6.01.	Termination	36

Section 6.02.	Effect of Termination	37

ARTICLE VII

MISCELLANEOUS

Section 7.01.	Survival of Representations, Warranties and Covenants	37

Section 7.02.	Notices	38

Section 7.03.	Amendment	39

Section 7.04.	Counterparts	39

Section 7.05.	Governing Law	39

Section 7.06.	Public Announcements	39

Section 7.07.	Expenses	40

Section 7.08.	Indemnification	40

Section 7.09.	Successors and Assigns	44

Section 7.10.	Arbitration	43

Section 7.11.	Disclosure Schedule References	45

Section 7.12.	Severability	45

Section 7.13.	Specific Performance; Remedies	45

Section 7.14.	Cumulative Remedies	45

Section 7.15.	Headings	46

ii

SHARE PURCHASE AGREEMENT

This SHARE PURCHASE AGREEMENT (this “Agreement”), dated as of March 20, 2017, is among Power Solutions International, Inc., a Delaware corporation (the “Company”), and Weichai America Corp., a company organized under the laws of the State of Illinois (the “Purchaser”).

WHEREAS, the Company wishes to issue and sell to the Purchaser, and the Purchaser wishes to subscribe for and purchase from the Company, the Securities (as hereinafter defined) on the terms and subject to the conditions set forth in this Agreement;

WHEREAS, as a condition and inducement to the Purchaser’s willingness to enter into this Agreement, concurrently with the execution of this Agreement, the Purchaser and the Founder Stockholders (as hereinafter defined) have entered into a shareholder agreement substantially in the form attached hereto as Exhibit A (the “Shareholder Agreement”); and

WHEREAS, as a condition and inducement to the Purchaser’s willingness to consummate the transactions contemplated by this Agreement, at Closing (as hereinafter defined) the Purchaser and the Company shall enter into an investor rights agreement substantially in the form attached hereto as Exhibit B (the “Investor Rights Agreement”) and the Purchaser.

NOW THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01.    Definitions. As used in this Agreement, the following terms shall have the meanings set forth below:

“Additional Warrant” shall mean the additional warrant to purchase shares of Company Common Stock or Series B Preferred Stock which may be issued to the Purchaser pursuant to the terms of Section 4.05 herein. The Additional Warrant shall have the key terms set forth in Exhibit E attached hereto.

“2018 Warrant” shall mean the warrant to purchase shares of Company Common Stock or Series B Preferred Stock in the form attached hereto as Exhibit C.

“Action” shall mean any charge, claim, action, complaint, petition, investigation, suit or other proceeding, whether administrative, civil or criminal, whether at law or in equity, and whether or not before any mediator, arbitrator or Governmental Authority.

“Affiliate” shall mean, with respect to any Person, any other Person which directly or indirectly controls or is controlled by or is under common control with such Person. As used in this definition, “control” (including its correlative meanings, “controlled by” and “under common control with”) shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

“Agreement” shall have the meaning set forth in the preamble hereto.

“Aggregate Consideration” shall have the meaning set forth in Section 2.01(b).

“Arbitral Tribunal” shall have the meaning set forth in Section 7.10(a).

“Board of Directors” shall mean the board of directors of the Company.

“Business Day” shall mean any day, other than a Saturday, Sunday or a day on which banking institutions in the PRC, Hong Kong or City of New York, New York is authorized or obligated by law or executive order to remain closed.

“Certificate of Designations” shall mean the Certificate of Designations for the Series B Preferred Stock in the form attached hereto as Exhibit D.

“Closing” shall have the meaning set forth in Section 2.02(a).

“Closing Date” shall have the meaning set forth in Section 2.02(a).

“Company” shall have the meaning set forth in the preamble hereto.

“Company Common Stock” shall mean the common stock, par value $0.001 per share, of the Company.

“Company Designated Bank Account” shall mean an account of the Company designated in writing by the Company to the Purchaser at least two (2) business Days prior to Closing Date.

“Company Disclosure Schedule” shall have the meaning set forth in Section 3.01.

“Company Preferred Stock” shall mean the preferred stock, par value $0.001 per share, of the Company.

“Company Reports” shall have the meaning set forth in Section 3.01(g).

“Confidentiality Agreement” shall mean the amended mutual non-disclosure and confidentiality agreement by and between the Weichai Holding Group Co., Ltd. and the Company dated December 8, 2016.

“Contract” shall mean any bond, note, mortgage, deed of trust, lease, commitment, obligation, understanding, arrangement, indenture, other evidence of indebtedness, guarantee, license, agreement or other contract or instrument.

“Delaware Corporation Law” shall mean the Delaware General Corporation Law as in effect as of the date hereof.

“Enforceability Exceptions” shall have the meaning set forth in Section 3.01(d).

“Environmental Laws” shall mean all applicable federal, state, local or foreign Laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, Laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all Governmental Orders issued, entered, promulgated or approved thereunder.

“Exchange Act” shall mean the U.S. Securities Exchange Act of 1934, as amended.

“Founder Stockholders” shall mean Gary Winemaster and Kenneth Winemaster.

“FCPA” shall have the meaning set forth in Section 3.01(q).

“Fundamental Representations” shall mean the representations and warranties set forth in Section 3.01(a), Section 3.01(c), Section 3.01(d), Section 3.01(e) and Section 3.01(r).

“GAAP” shall mean U.S. generally accepted accounting principles.

“Governmental Authority” shall mean any court, administrative agency or commission or other governmental authority or instrumentality, whether federal, state, local or foreign, and any applicable industry self-regulatory organization (to the extent that the rules, regulations or orders of such organization or authority have the force of Law).

“Governmental Order” shall mean any judgment, order, injunction, decree, stipulation, ruling, decision, verdict, or award made, issued or entered into by or with any Governmental Authority.

“HSR Act” shall mean Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

“Identified Matters” means those matters set forth on Section 1.01 of the Company Disclosure Schedule.

“Indebtedness” means, with respect to any person, (a) all indebtedness of such person, whether or not contingent, for borrowed money, (b) all obligations of such person for the deferred purchase price of property or services payable in cash, (c) all obligations of such person evidenced by notes, bonds, debentures or other similar instruments, (d) all obligations of such person under currency, interest rate or other swaps, and all hedging and other obligations of such person under other derivative instruments, (e) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (f) all obligations of such person as lessee under leases that have been recorded as capital leases, (g) all outstanding obligations of such person under letters of credit or similar facilities (other than any undrawn amount in respect of such letters of credit or similar facilities), (h) all obligations of such person to purchase, redeem, retire, defease or otherwise acquire for value any share capital of such person or any warrants, rights or options to acquire such share capital, valued, in the case of redeemable preferred shares, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends, (i) all Indebtedness of others referred to in clauses (a) through (h) above guaranteed directly or indirectly in any manner by such person, and (j) all Indebtedness referred to in clauses (a) through (h) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Liens on property (including accounts and contract rights) owned by such person.

“Indemnified Parties” shall have the meaning set forth in Section 7.08(d).

“Indemnifying Party” shall have the meaning set forth in Section 7.08(d).

“Independent Director” means a director of the Company that satisfies the requirements to be an “Independent Director” as such term in Section 5605(A)(2) of the Nasdaq Listing Rules.

“Intellectual Property Rights” shall have the meaning set forth in Section 3.01(v).

“Investor Rights Agreement” shall have the meaning set forth in the recitals hereto.

“Key Employee Retention Program” shall have the meaning set forth in Section 4.15.

“Law” shall mean with respect to any Person, any transnational, domestic or foreign federal, state or local law (statutory, common or otherwise), constitution, treaty, convention, ordinance, code, rule, regulation, order, injunction, judgment, decree, ruling or other similar requirement enacted, adopted, promulgated or applied by a Governmental Authority that is binding upon or applicable to such Person, as amended unless expressly specified otherwise.

“LCIA Court” shall have the meaning set forth in Section 7.10(b).

“LCIA Rules” shall have the meaning set forth in Section 7.10(a).

“Liens” shall mean any and all liens, charges, security interests, claims, mortgages, pledges or other similar adverse interests or restrictions on title.

“Loss” shall have the meaning set forth in Section 7.08(a).

“Material Adverse Effect” shall mean any event, change, circumstance, effect or other matter that has, or could reasonably be expected to have, either individually or in the aggregate with all other related events, changes, circumstances, effects or other matters, with or without notice, lapse of time or both, a material adverse effect on (a) the business, assets (including Intellectual Property Rights or other intangible assets), liabilities, properties, condition

(financial or otherwise), operating results or operations of the Company and its Subsidiaries, taken as a whole (which, without limiting the generality of the foregoing, shall be deemed to exist upon any event, change, circumstance, effect or other matter would or would be reasonably expected to reduce the consolidated annual EBITDA or increase the liabilities of the Companies and the Subsidiaries by $5 million or more); provided, however, that for purposes of clause (a), any adverse result, occurrence, fact, change, event or effect arising from or related to any of the following shall not be taken into account in determining whether a “Material Adverse Effect” has occurred: (i) events, changes or developments generally affecting the economy, the financial or securities markets, or political, legislative or regulatory conditions, in each case in the United States or elsewhere in the world, (ii) any changes in GAAP or accounting standards or interpretations thereof, (iii) earthquakes, any weather-related or other force majeure event or natural disasters or outbreak or escalation of hostilities or acts of war or terrorism, (iv) the announcement or the existence of, compliance with or performance under, this Agreement or the transactions contemplated hereby, or (v) any taking of any action at the request of a Purchaser; except, in each case with respect to clauses (i) through (iii), to the extent that such event, change or development materially and disproportionately affects the Company and its Subsidiaries, taken as a whole, relative to other similarly situated companies in the industries in which the Company and its Subsidiaries operate, or (b) the ability of the Company to perform its obligations under this Agreement or to consummate timely the transactions contemplated by this Agreement. For the avoidance of doubt, the delisting of the Company from Nasdaq shall not, in and of itself, be deemed to be a Material Adverse Effect.

“Material Contracts” shall have the meaning set forth in Section 3.01(o).

“Meeting End Date” shall have the meaning set forth in Section 4.10.

“MOFCOM” shall mean the Ministry of Commerce of the PRC and/or its competent provincial or local counterparts.

“Nasdaq” shall mean the Nasdaq Stock Market.

“NDRC” means the National Development and Reform Commission of the PRC and/or its competent provincial or local counterparts.

“Person” or “person” shall mean an individual, corporation, association, partnership, trust, joint venture, business trust or unincorporated organization, or a government or any agency or political subdivision thereof.

“PPPI Purchase Agreement” means that certain Stock Purchase Agreement, dated as of April 1, 2014, by and among the Company, Carl L. Trent, Kenneth C. Trent and CKT Holdings, Inc.

“PRC” shall mean the People’s Republic of China, excluding for purposes of this Agreement only, Hong Kong Special Administrative Region, Macao Special Administrative Region and Taiwan.

“PRC Regulatory Filings” shall mean (i) the filing by the Purchaser or its applicable Affiliate of an overseas investment registration with the NDRC in respect of the transactions contemplated hereby, and the receipt by the Purchaser or its applicable Affiliate of a written acknowledgement issued by the NDRC that such registration has been completed; (ii) the filing by the Purchaser or its applicable Affiliate of an outbound investment registration with the Shandong Provision branch of MOFCOM in respect of the transactions contemplated hereby; and (iii) after completion of the procedures contemplated by subsections (i) and (ii) above, the registration by the Purchaser with SAFE or SAFE Designated Bank in respect of the transactions contemplated hereby.

“Purchaser” shall have the meaning set forth in the preamble hereto.

“Purchased Common Shares” shall have the meaning set forth in Section 2.01(a).

“Purchased Preferred Shares” shall have the meaning set forth in Section 2.01(b).

“Purchaser Nominees” shall mean two individuals designated by the Purchaser to the Company in writing prior to the Closing to be appointed to the Board of Directors as of the Closing in accordance with Section 4.07, who shall be notified by the Purchaser to the Company in writing at least three (3) days prior to the Closing.

“Registration Statement” shall mean any registration statement of the Company filed or to be filed with the SEC under the rules and regulations promulgated under the Securities Act, including the related prospectus, amendments and supplements to such registration statement, and including pre- and post-effective amendments, and all exhibits and all material incorporated by reference in such registration statement.

“Required Third Party Consents” shall have the meaning set forth in Section 4.13.

“SAFE” shall mean the State Administration of Foreign Exchange of the PRC and/or its competent provincial or local counterparts.

“SAFE Designated Bank” shall mean a bank designated by the State Administration of Foreign Exchange of the PRC and/or its competent provincial or local counterparts to handle outbound investment foreign exchange registration.

“SEC” shall mean the U.S. Securities and Exchange Commission.

“SEC Filings” means all forms, reports and documents filed or furnished by the Company with or to the SEC prior to the date hereof (without giving effect to any amendment thereto filed on or after the date of this Agreement), including the Company Reports and all Form 8-Ks filed with the SEC, but only to the extent such forms, reports and documents are publicly available through the SEC’s “Edgar” database or otherwise.

“Securities” shall mean, collectively, the Purchased Common Shares, the Purchased Preferred Shares and the Warrants (and shares of Company Common Stock issued or issuable upon conversion of the Purchased Preferred Shares and shares of Company Common Stock or Series B Preferred Stock issued or issuable upon exercise of the Warrants, and any other securities issued or issuable with respect to any of the foregoing by way of share split, share dividend, recapitalization, exchange or similar event).

“Securities Act” shall mean the U.S. Securities Act of 1933, as amended.

“Series B Preferred Stock” shall mean the Series B Convertible Perpetual Preferred Stock, par value $0.001 per share, of the Company, as constituted by the Certificate of Designations.

“Shareholder Agreement” shall have the meaning set forth in the recitals hereto.

“Stock Pledge Agreement” shall have the meaning set forth in Section 4.14.

“Stockholder Approval” shall have the meaning set forth in Section 4.10.

“Stockholder Proposal” shall have the meaning set forth in Section 4.10.

“Stockholder Written Consent” shall have the meaning set forth in Section 4.10.

“Strategic Collaboration Agreement” shall mean the strategic collaboration agreement entered into between the Company and Weichai Power Co. Ltd. on the date hereof.

“Subsidiary” shall mean, with respect to any Person, any other Person of which a majority of the shares of the voting securities or other voting interests are owned or controlled, or the ability to select or elect a majority of the directors or similar managers is held, directly or indirectly, by such first Person or one or more of its Subsidiaries, or by such first Person, or by such first Person and one or more of its Subsidiaries.

“Tax” or “Taxes” shall mean all federal, state, local, and foreign income, excise, gross receipts, gross income, ad valorem, profits, gains, property, capital, sales, transfer, use, payroll, employment, severance, withholding, duties, intangibles, franchise, backup withholding, value-added, and other taxes, charges, levies or like assessments imposed by a Governmental Authority, together with all interest, penalties and additions to tax thereon.

“Tax Return” shall mean a report, return or other information (including any amendments thereto) required to be supplied to a Governmental Authority with respect to Taxes including, where permitted or required, combined or consolidated returns for any group of entities that includes the Company or any of its Subsidiaries.

“TPG Credit Agreements” shall mean the Credit Agreement by and among TPG Specialty Lending, Inc., as administrative agent, certain lenders party thereto from time to time, the Company, Professional Power Products, Inc., Powertrain Integration Acquisition, LLC, and Bi-phase Technologies, LLC dated June 28, 2016, as amended or modified from time to time, and any other agreements executed among those parties in connection with such Credit Agreement.

“To the best of Company’s knowledge,” “knowledge of the Company” or any similar phrases shall mean the actual knowledge of Gary Winemaster, Kenneth Winemaster, Timothy Cunningham and William Buzogany, as well as any other knowledge which such persons would have possessed had they made reasonable inquiry of appropriate employees, agents, or books and records of the Company with respect to the matter in question.

“Transactions” shall mean the issuance, sale and delivery of the Securities and other transactions contemplated by this Agreement.

“Transaction Documents” shall mean this Agreement, the Warrants, the Investor Rights Agreement, the Shareholder Agreement, the Strategic Collaboration Agreement to be entered between the Company and the Purchaser (or its Affiliates), and each of the agreements and other documents otherwise required in connection with implementing the transactions contemplated by any of the foregoing.

“Warrants” shall mean the 2018 Warrant and the Additional Warrant.

“Warrant Shares” shall mean the shares of the Company Common Stock or Company Preferred Stock issuable upon exercise of the Warrants.

Section 1.02.    General Interpretive Principles. Whenever used in this Agreement, except as otherwise expressly provided or unless the context otherwise requires, any noun or pronoun shall be deemed to include the plural as well as the singular and to cover all genders. The name assigned this Agreement and the section captions used herein are for convenience of reference only and shall not be construed to affect the meaning, construction or effect hereof. Whenever the words “include,” “includes,” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” Unless otherwise specified, the terms “hereto,” “hereof,” “herein” and similar terms refer to this Agreement as a whole (including the exhibits, schedules and disclosure statements hereto), and references herein to Articles or Sections refer to Articles or Sections of this Agreement. “Writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any statute shall be deemed to refer to such statute as amended from time to time and to any rules or regulations promulgated thereunder. References to any agreement or contract are to that agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof. References to any Person include the successors and permitted assigns of that Person. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively. The symbol “$” refers to United States Dollars, the lawful currency of the United States of America. The word “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends and such phrase shall not mean simply “if.” References to “day” shall mean a calendar day unless otherwise indicated as a “Business Day.” Each party has participated in the drafting of this Agreement, which each party acknowledges is the result of extensive negotiations between the parties. If an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision.

ARTICLE II

SALE AND PURCHASE OF THE SECURITIES

Section 2.01.    Sale and Purchase of the Securities. Subject to the terms and conditions of this Agreement, at the Closing:

(a)    the Company shall issue and sell to the Purchaser, free and clear of any and all Liens (except for transfer restrictions imposed by applicable securities Laws), 2,728,752 shares of Company Common Stock (the “Purchased Common Shares”), and the Purchaser shall purchase and acquire from the Company such Purchased Common Shares for an aggregate consideration of $21,830,016 (the “Common Stock Purchase Price”), at a per share price equal to $8.00, so that the Purchaser will hold 19.99% of the total issued and outstanding Company Common Stock on a fully diluted basis (assuming the conversion of the Purchased Preferred Shares into Company Common Stock of as of such time but without giving effect to the Purchaser’s ownership of Purchased Preferred Shares for purposes of calculating the Purchaser’s 19.99% holdings) immediately upon Closing);

(b)    the Company shall issue and sell to the Purchaser, free and clear of any and all Liens (except for transfer restrictions imposed by applicable securities Laws), 2,385,624 shares of Series B Preferred Stock (the “Purchased Preferred Shares”), which shall be convertible into 4,771,248 shares of Company Common Stock upon the Stockholder Approval (subject to adjustment in accordance with the Certificate of Designations), and the Purchaser shall purchase and acquire from the Company such Purchased Preferred Shares for an aggregate consideration of $38,169,984 (the “Preferred Stock Purchase Price”, and together with the Common Stock Purchase Price, the “Aggregate Consideration”), at a per Series B Preferred Stock price equal to $16.00, so that the Purchaser will hold 40.71% of the total issued and outstanding Company Common Stock on a fully diluted basis (assuming the conversion of the Purchased Preferred Shares into Company Common Stock as of such time) immediately upon Closing;

(c)    the Company and the Purchaser agree and acknowledge that the Aggregate Consideration for this Transaction shall be determined on the basis of the following assumptions: (i) the Company’s net book value per share of Company Common Stock based on the audited consolidated balance sheet of the Company and its Subsidiaries as of December 31, 2016 (“Actual 2016 Net Book Value”) will not be lower than $8.00; and (ii) the 2017 EBITDA (as such term is defined in the 2018 Warrant) of the Company will not be lower than $22,000,000. Pursuant to the terms of the 2018 Warrant, if the Actual 2016 Net Book Value is below $8.00 per share and/or if the 2017 EBITDA is below $22,000,000, the Purchaser shall be entitled to adjustments to the Aggregate Consideration by way of downward adjustment of the exercise price of the 2018 Warrant pursuant to the terms therein, provided that if the aggregate exercise price of the 2018 Warrant is less than the total adjustment amounts, then following the exercise in full of the 2018 Warrant, the Company will be liable to pay the shortfall between the aggregate exercise price of the 2018 Warrant and the total adjustment amounts owed to the Purchaser; and

(d)     the Company shall issue to the Purchaser the 2018 Warrant.

Section 2.02.    Closing.

(a)    Subject to the terms and conditions of this Agreement, the closing (the “Closing”) of the issuance, sale and delivery of the Securities shall take place at the offices of the Company (including by electronic transmission) at 10:00 a.m. local time on the fifth (5th) Business Day following the satisfaction or, to the extent permitted by applicable Law, waiver of the conditions precedent specified in ARTICLE V (other than those conditions that, by their terms, are to be satisfied at the Closing, but subject to the satisfaction or, if permissible, waiver of such conditions at the Closing); provided, that without the prior written consent of the Purchaser, the Closing shall not occur earlier than fourteen (14) days following the date of this Agreement; provided, further, that such place, date and time may be changed to another place, date and/or time as is mutually agreed to in writing by the Company and the Purchaser. The date on which the Closing occurs is referred to in this Agreement as the “Closing Date”.

(b)    To effect the issuance, sale and delivery of the Securities as set forth in Section 2.01 and the other transactions contemplated by this Agreement, upon the terms and subject to the conditions set forth in this Agreement, at the Closing:

(i)    the Company shall issue and deliver to the Purchaser at or prior to the Closing:

(A)    a certificate or certificates or evidence of book-entry notation, registered in the name of the Purchaser, representing the Purchased Common Shares and Purchased Preferred Shares to be issued and delivered to the Purchaser, against payment in full by the Purchaser of the Aggregate Consideration;

(B)    the duly executed 2018 Warrant;

(C)    a certificate, duly executed by an executive officer of the Company, dated as of the Closing Date, having attached thereto: (i) a certificate of good standing dated not more than five (5) Business Days prior to the Closing issued by the Secretary of State of the State of Delaware, (ii) a certificate of the Secretary of State of the State of Delaware certifying that the Certificate of Designations has been filed and is effective, and (iii) resolutions of the Board of Directors approving the entering into and execution of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated herein and thereby, including the reconstitution of the Board of Directors as provided in Section 4.07 and the appointment of the Purchaser Nominees to the Board of Directors;

(D)    the Stock Pledge Agreement, duly executed by the Founder Stockholders; and

(E)    the Investor Rights Agreement, duly executed by the Company.

(ii)    the Purchaser shall deliver to the Company at or prior to the Closing:

(A)    the Aggregate Consideration by wire transfer in same day funds to the Company Designated Bank Account; and

(B)    the Investor Rights Agreement, duly executed by the Purchaser.

Section 2.03.    Adjustments. If the Company makes (or fixes a record date for the determination of holders of Common Stock entitled to receive) a dividend or other distribution to the holders of Common Stock payable in cash, securities or any other asset or property (including any dividends or distributions made in respect of the Common Stock in connection with any stock splits, mergers, combinations, spin-off transactions, recapitalizations and similar events) after the date hereof but before the Closing, then (a) in the case of cash, the Aggregate Consideration (or, in the case of the Warrants, the exercise price) shall be appropriately decreased by an amount equal to the per share amount of such distribution multiplied by the number of shares of Common Stock represented by such Securities (on a fully-diluted fully-executed basis), or (b) in the case of securities and/or other property, including in connection with in connection with a reclassification, recapitalization, stock split, reverse stock split or combination, the Aggregate Consideration and/or the amount or type of the Securities, shall be appropriately adjusted prior to the Closing to reflect the effect of such dividend or other distribution.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Section 3.01.    Representations and Warranties of the Company. Except as disclosed in the SEC Filings filed with or furnished to the SEC prior to the date hereof (excluding any disclosures in the SEC Filings under the headings “Risk Factors” and “Forward-Looking Statements” and any other disclosures that are predictive and forward-looking in nature, in each case other than specific factual information contained therein), or as set forth in the disclosure schedule delivered by the Company to the Purchaser concurrently with the execution and delivery of this Agreement (the “Company Disclosure Schedule”), the Company represents and warrants to the Purchaser that each of the statements contained in this Section 3.01 are true and correct as of the date of this Agreement, and each of such statements shall be true and correct on and as of the date of the Closing, with the same effect as if made on and as of the date of the Closing (unless such statement by its term speaks of a specified date, in which case the accuracy of such statement will be determined with respect to such date):

(a)    Existence and Power. The Company is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware. The Company has all requisite legal and corporate power and authority to own and operate its properties and to carry on its business as now conducted, and is duly qualified to transact business in each jurisdiction in which the nature of its operations requires the Company to be qualified to do business in such jurisdiction.

(b)    Subsidiaries. Each Subsidiary of the Company and its place and form of organization is set forth in in Section 3.01(b) of the Company Disclosure Schedule. All the outstanding shares of capital stock of, or other equity or voting interests in, each such Subsidiary are owned by the Company, by one or more wholly owned Subsidiaries of the Company or by the Company and one or more wholly owned Subsidiaries of the Company, free and clear of all Liens except for transfer restrictions imposed by applicable securities Laws, and are duly authorized, validly issued, fully paid and nonassessable. Except as set forth in Section 3.01(b) of the Company Disclosure Schedule, each Subsidiary of the Company is duly organized and validly existing and in good standing under the Laws of the jurisdiction of its incorporation or formation, as applicable. Each Subsidiary of the Company has all requisite legal and corporate power and authority to own and operate its properties and to carry on its business as now conducted, and is duly qualified to transact business in each jurisdiction in which it conducts business, except where the failure to be so qualified would not have a Material Adverse Effect. Each of the outstanding shares of capital stock or other equity securities of each of the Company’s Subsidiaries is duly authorized, validly issued, fully paid and nonassessable. There are no outstanding conversion or other rights, options, warrants or agreements granted or issued by or binding upon any Subsidiary of the Company for the purchase or acquisition of any shares of capital stock of any Subsidiary of the Company or any other securities convertible into, exchangeable for or evidencing the rights to subscribe for any shares of such capital stock. Neither the Company nor any Subsidiary of the Company is party to any agreement restricting the voting or transfer of any shares of the capital stock of any Subsidiary of the Company. Except as set forth in Section 3.01(b) of the Company Disclosure Schedule, the Company does not own, directly or indirectly, any capital stock of, or other equity or voting interests in, any Person.

(c)    Capitalization. The authorized capital stock of the Company consists of 50,000,000 shares of Company Common Stock and 5,000,000 shares of Company Preferred Stock. As of the date hereof, (i) 11,836,999 shares of Company Common Stock are issued and 11,006,074 shares of Company Common Stock are outstanding (of which 84,240 shares of Company Common Stock are unvested restricted stock awards granted pursuant to the Company’s 2012 Incentive Compensation Plan), and (ii) up to 96,740 shares of Company Common Stock are issuable upon the settlement or exercise of stock appreciation rights granted pursuant to the Company’s 2012 Incentive Compensation Plan and (iii) 830,925 shares of Company Common Stock are held in treasury. Except as set forth above, the Company has not issued any securities which are currently outstanding, the holders of which have the right to vote with the shareholders of the Company on any matter. Except as set forth above, in the Transaction Documents and in Section 3.01(c) of the Company Disclosure Schedule, there are no (i) authorized or outstanding securities, rights (preemptive or other), subscriptions, calls, commitments, warrants, options, stock appreciation rights, phantom stock or other agreements that give any Person the right to purchase, subscribe for, or otherwise receive or be issued capital stock of the Company, (ii) outstanding debt or equity securities of the Company that upon the conversion, exchange or exercise thereof would require the issuance, sale or transfer by the Company of any new or additional capital stock of the Company (or any other securities of the Company which, whether after notice, lapse of time, or payment of monies, are or would be convertible into or exchangeable or exercisable for capital stock of the Company), (iii) agreements or commitments obligating the Company to repurchase, redeem, or otherwise acquire capital stock or other securities of the Company or its Subsidiaries or (iv) stockholder rights agreements, “poison pill” or similar anti-takeover agreements or plans. All outstanding shares of capital stock of the Company and its Subsidiaries have been issued and granted in compliance in all material respects with (i) all applicable securities Laws and other applicable Laws and (ii) all requirements set forth in applicable Material Contracts. Except for the Investor Rights Agreement or as set forth in Section 3.01(c) of the Company Disclosure Schedule, the Company has not granted or agreed to grant to any Person any rights to have any securities of the Company registered with the SEC or any other Governmental Authority which has not been satisfied in full prior to the date of this Agreement or waived.

(d)    Authorization. The Company has the requisite corporate power to execute and deliver this Agreement and the other Transaction Documents to which it is a party, to consummate the Transactions and to comply with the provisions of this Agreement. The execution, delivery and performance of this Agreement and the other Transaction Documents to which the Company is a party, the performance by the Company of its obligations hereunder and thereunder and the consummation by the Company of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Company (other than the Stockholder Approval). This Agreement has been, and upon its execution the other Transaction Documents to which the Company is a party shall have been, duly executed and delivered by the Company and are valid and binding obligations of the Company, enforceable against it in accordance with its terms, subject to the limitation of such enforcement by (i) the effect of bankruptcy, insolvency, reorganization, receivership, conservatorship, arrangement, moratorium or other laws affecting or relating to creditors’ rights generally or (ii) the rules governing the availability of specific performance, injunctive relief or other equitable remedies and general principles of equity, regardless of whether considered in a proceeding in equity or at law (the “Enforceability Exceptions”). The Board of Directors unanimously adopted resolutions (A) approving this Agreement and the Transactions, (B) declaring that this Agreement and the Transactions are advisable and in the best interests of the Company and the Company’s stockholders, (C) directing that the Stockholder Proposal be submitted to for approval by the Company’s stockholders and (D) recommending that the Company’s stockholders approve the Stockholder Proposal, which resolutions have not been rescinded, modified or withdrawn in any way.

(e)    Valid Issuance of Shares. The Securities have been duly authorized by all necessary corporate action of the Company. When issued and sold against receipt of the consideration therefor, the Securities will be validly issued, fully paid and nonassessable, free and clear of all Liens, except for restrictions on transfer imposed by applicable securities laws and the other Transaction Documents. The Purchased Preferred Shares, when issued, will have the designations, preferences and relative, participating, optional and other rights and qualifications, limitations and restrictions set forth in the Certificate of Designations. The shares of Company Common Stock issued upon conversion of the Purchased Preferred Shares pursuant to the Certificate of Designations will, when issued, be validly issued, fully paid and nonassessable, free and clear of all Liens, except for restrictions on transfer imposed by applicable securities laws and the other Transaction

Documents. The Warrant Shares, when issued in accordance with the terms of the Warrants, will be validly issued, fully paid and nonassessable, free and clear of all Liens, except for restrictions on transfer imposed by applicable securities laws and the other Transaction Documents. The Company has reserved a sufficient number of shares of Company Common Stock for issuance upon conversion of the Purchased Preferred Shares and upon the exercise of the Warrants.

(f)    Non-Contravention/No Consents. The execution, delivery and performance of this Agreement and the other Transaction Documents, and the consummation by the Company of the Transactions, does not conflict with, violate or result in a breach of any provision of, or constitute a default under, or result in the termination of or accelerate the performance required by, or result in a right of termination or acceleration under, (i) the Amended and Restated Certificate of Incorporation or Bylaws of the Company, (ii) any Contract or obligation to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any property or asset of the Company or any of its Subsidiaries are bound or (iii) any permit, license, judgment, order, decree, ruling, injunction, statute, law, ordinance, rule or regulation applicable to the Company or any of its Subsidiaries, other than in the case of clauses (ii) and (iii) as would not be reasonably expected to have a Material Adverse Effect. Assuming the accuracy of the representations of the Purchaser set forth herein, other than (A) obtaining the Stockholder Written Consent and the mailing of an information statement to Company stockholders in respect of the Stockholder Approval, (B) the filing of the Certificate of Designations with the Secretary of State of the State of Delaware, (C) any filings under the HSR Act, (D) filing of a notice of listing of additional shares with Nasdaq, or (E) as have been obtained prior to the date of this Agreement, no material consent, approval, order or authorization of, or material registration, declaration or filing with, any Governmental Authority is required on the part of the Company or any of its Subsidiaries in connection with the execution, delivery and performance by the Company of this Agreement and the other Transaction Documents and the consummation by the Company of the Transactions. The Stockholder Approval is the only approval of the holders of any class or series of the Company’s capital stock necessary to approve this Agreement, or to consummate the Transactions.

(g)    Reports; Financial Statements.

(i)    Except as set forth in the Section 3.01(g) of the Company Disclosure Schedule, the Company has filed or furnished, as applicable, (A) its annual report on Form 10-K for the fiscal years ended December 31, 2015, 2014 and 2013, and (B) its quarterly reports on Form 10-Q for its fiscal quarter ended March 31, 2016, and (C) its proxy or information statements relating to meetings of, or actions taken without a meeting by, the shareholders of the Company held since December 31, 2015 (collectively, the “Company Reports”). No Subsidiary of the Company is required to file or furnish any report, schedule, form, statement or other document with, or make any other filing with, or furnish any other material to the SEC. Except as set forth in the Section 3.01(g) of the Company Disclosure Schedule, as of its respective date, and, if amended, as of the date of the last such amendment, each Company Report complied in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act of 2002, and any rules and regulations promulgated thereunder applicable to such Company Report. Except as set forth in the Section 3.01(g) of the Company Disclosure Schedule, as of its respective date, and, if amended, as of the date of the last such amendment, no Company Report contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading.

(ii)    No event or circumstance has occurred or exists with respect to the Company or any Subsidiary of the Company or their respective businesses, properties, prospects, operations or financial condition, which, under applicable securities Laws, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed.

(iii)    Except for the Identified Matters or as otherwise set forth in the Section 3.01(g) of the Company Disclosure Schedule, true and complete copies of the unaudited consolidated balance sheet of the Company and its Subsidiaries as of December 31, 2016 and the related unaudited consolidated statements of operations and comprehensive loss of the Company and its Subsidiaries (collectively, the “2016 Financial Statements”) have been made available by the Company to the Purchaser.

(iv)    Except for the Identified Matters or as otherwise set forth in Section 3.01(g) of the Company Disclosure Schedule, the 2016 Financial Statements and each of the consolidated financial statements (including, in each case, any notes thereto), and the related consolidated balance sheets, consolidated statements of income, changes in stockholders’ equity and cash flows, included in or incorporated by reference into the Company Reports filed with the SEC under the Exchange Act (A) have been prepared from, and are in accordance with, the books and records of the Company and its Subsidiaries, (B) fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates shown and the results of the consolidated operations, changes in stockholders’ equity and cash flows of the Company and its consolidated Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth, subject, in the case of any unaudited financial statements, to normal recurring year-end audit adjustments and (C) have been prepared in accordance with GAAP consistently applied during the periods involved, except as otherwise set forth in the notes thereto.

(h)    No Registration. Assuming the accuracy of the Purchasers representations and warranties set forth in ARTICLE IV, the issuance of the Securities to the Purchaser in the manner contemplated by this Agreement does not require registration under the Securities Act and is exempt from the registration or qualification requirements of all applicable US Securities Laws.

(i)    Absence of Certain Changes. Except as set forth in Section 3.01(i) of the Company Disclosure Schedule, since December 31, 2015 until the date hereof, the Company and its Subsidiaries have not:

(i)    suffered any event, occurrence or development that would constitute a Material Adverse Effect;

(ii)    effected any merger, consolidation, amalgamation, scheme of arrangement or other business combination with or into any other Person;

(iii)    suffered any damage, destruction or loss, whether or not covered by insurance, in an amount in excess of $750,000;

(iv)    granted or agreed to make any increase in the compensation payable or to become payable by the Company or its Subsidiaries to any officer or employee, except for normal raises for nonexecutive personnel made in the ordinary course of business that are usual and normal in amount;

(v)    incurred any material liabilities that would be required by GAAP to be reflected on the face of the balance sheet, other than (A) liabilities incurred in the ordinary course of business and (B) liabilities which in the aggregate do not exceed $750,000;

(vi)    made any change in the accounting methods or practices it follows, whether for general financial or Tax purposes, or any change in depreciation or amortization policies or rates adopted therein, or made any material Tax election or any settlement or compromise of any material Tax liability;

(vii)    declared, set aside or made any dividend or distribution of cash or other property to its shareholders or declared or agreed to any direct or indirect redemption, retirement, purchase or other acquisition any shares of the capital stock of the Company or any Subsidiary of the Company;

(viii)    made or announced any redemption, repurchase or other acquisition of any equity securities of the Company or its Subsidiaries by the Company or its Subsidiaries (other than repurchase of Common Shares to satisfy obligations under any share incentive plan or other similar plans or arrangements including the withholding of shares of Common Shares in connection with the exercise of company options in accordance with the terms and conditions of such company options);

(ix)    issued any shares of capital stock of the Company or its Subsidiaries, or any warrants, rights or options thereof, or entered into any commitment relating to the shares of capital stock of the Company or its Subsidiaries, except pursuant to the existing Company stock option plan;

(x)    commenced or settled any material Action involving the Company or its Subsidiaries or which may impose any material restrictions on the Company or its Subsidiaries or the conduct of their respective businesses;

(xi)    adopted or proposed the adoption of any change in the constitutional documents of the Company or its Subsidiaries; or

(xii)    agreed or committed to do any of the acts described in this Section.

(j)    No Undisclosed Liabilities, etc. Except as and to the extent set forth on the unaudited consolidated balance sheet of the Company as at December 31, 2016 included in the 2016 Financial Statements, neither the Company nor any of its Subsidiaries has any liability or obligation of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be disclosed in accordance with GAAP, except for (i) liabilities and obligations, incurred in the ordinary course of business consistent with past practice since December 31, 2016, (ii) liabilities incurred since December 31, 2015 which in the aggregate do not exceed $750,000, and (iii) as set forth on Section 3.01(j) of the Company Disclosure Schedule. None of the Company or any Subsidiary of the Company is a party to any Contract providing for an interest rate, currency or commodity swap, derivative, forward purchase or sale or other transaction similar in nature or effect or involving any off-balance sheet financing.

(k)    Compliance with Applicable Law; Permits. Except as set forth on Section 3.01(k) of the Company Disclosure Schedule, since January 1, 2015, each of the Company and its Subsidiaries has complied in all material respects and is not in material default or violation in any respect of, any law, statute, order, rule, regulation, policy or guideline of any federal, state or local governmental authority applicable to the Company or such Subsidiary. Except for matters that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect, the Company and its Subsidiaries have in effect all certificates, permits, licenses, franchises, approvals, concessions, qualifications, registrations, certifications and similar authorizations from any Governmental Authority that are necessary for them to own, lease or operate their properties and assets and to carry on their businesses as currently conducted.

(l)    Legal Proceedings. Section 3.01(l) of the Company Disclosure Schedule sets forth, as of the date of this Agreement, a complete and correct list of Actions pending or, to the knowledge of the Company, threatened by or against the Company or any of its Subsidiaries that (i) for money damages (other than for (A) individual claims for damages of $500,000 or less and (B) claims for damages for an aggregate amount of $1,000,000 or less, (ii) that seeks injunctive relief, (iii) that may give rise to any legal restraint on or prohibition against or limit the material benefits to the Purchaser of the Securities or the other transactions contemplated by this Agreement or (iv) if resolved in accordance with plaintiff’s demands, is reasonably likely to have a Material Adverse Effect. Except as disclosed in Section 3.01(l) of the Company Disclosure Schedule, there is no Governmental Order outstanding against, or, to the knowledge of the Company, investigation, proceeding, notice of violation, order of forfeiture or complaint by any Governmental Authority involving, the Company or any of its Subsidiaries that, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect. Other than as set forth in Section 3.01(l) of the Company Disclosure Schedule, there has not been, and to the knowledge of the Company, there is not pending any investigation by the SEC involving the Company or any current or former director or officer of the Company (in his or her capacity as such). The SEC has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any of its Subsidiaries under the Exchange Act or the Securities Act.

(m)    Environmental Compliance. Except as has not had and would not reasonably be expected to have a Material Adverse Effect, the Company and its Subsidiaries (A) are in compliance with all Environmental Laws, (B) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (C) are in compliance with all terms and conditions of any such permit, license or approval. Except as has not had and would not reasonably be expected to have a Material Adverse Effect, there are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for cleanup, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties).

(n)    Taxes and Tax Returns.

(i)    Except as set forth in Section 3.01(n) of the Company Disclosure Schedule, the Company and each of its Subsidiaries has timely filed (including all applicable extensions) all Tax Returns required to be filed, and all such Tax Returns were correct and complete in all material respects, and the Company and each of its Subsidiaries has paid (or has had paid on its behalf) to the appropriate Governmental Authority all Taxes that are required to be paid (or that have been asserted in writing by a Governmental Authority), except, in each case, with respect to matters contested in good faith or for which adequate reserves have been established in accordance with GAAP.

(ii)    There are no disputes pending, or claims asserted in writing, for Taxes or assessments upon the Company or any of its Subsidiaries for which the Company does not have reserves that are adequate under GAAP.

(iii)    There is no Lien, charge or encumbrance for Taxes upon any of the assets or properties of the Company or any of its Subsidiaries, except for Liens, charges, or encumbrances for Taxes not yet due and payable.

(iv)    As of the date of Closing, the Company is not a “United States real property holding corporation” within the meaning of Section 897(c) of the Internal Revenue Code.

(o)    Material Contracts. Except for this Agreement and the other Transaction Documents, the Contracts filed as exhibits to the Company Reports filed with the SEC prior to the date of this Agreement and as set forth on Section 3.01(o) of the Company

Disclosure Schedule, none of the Company or its Subsidiaries is a party to any of the types of Contracts listed in clauses (i) through (xv) of this Section 3.01(o) which are currently in effect (such types of Contracts being the “Material Contracts”):

(i)    any Contract that would be required to be filed by the Company as a “material contract” pursuant to Item 601(b)(4) or Item 601(b)(10) of Regulation S-K under the Securities Act;

(ii)    any Contract involving a loan (other than accounts receivable from trade debtors in the ordinary course of business) or advance to (other than travel and entertainment allowances to the employees of the Company and any of its Subsidiaries extended in the ordinary course of business), or investment in, any person where the amount of such loan, advance or investment is more than $1,000,000;

(iii)    any Contract involving Indebtedness of the Company or any of its Subsidiaries of more than $1,000,000;

(iv)    any Contract (including so called take-or-pay or keep-well agreements) under which any person (other than the Company or any of its Subsidiaries) has directly or indirectly guaranteed Indebtedness of the Company or any of its Subsidiaries of more than $1,000,000;

(v)    any Contract granting or evidencing a Lien on any properties or assets of the Company or any of its Subsidiaries with value of more than $1,000,000;

(vi)    any Contract under which the Company or any of its Subsidiaries has any material obligations that have not been satisfied or performed (other than indemnification and confidentiality obligations) relating to the acquisition, disposition, sale, transfer or lease (including leases in connection with financing transactions) of properties or assets of the Company or any of its Subsidiaries that have a fair market value or purchase price of more than $1,000,000 (by merger, purchase or sale of assets or stock or otherwise);

(vii)    any Contracts which have not been fully performed involving any resolution or settlement of any Action with an amount in controversy greater than $1,000,000;

(viii)    any non-competition Contract or other Contract that purports to limit, curtail or restrict in any material respect the ability of the Company or any of its Subsidiaries to compete in any geographic area, industry or line of business;

(ix)    any Contract that contains a put, call or similar right pursuant to which the Company or any of its Subsidiaries could be required to purchase or sell, as applicable, any equity interests of any person or assets that have a fair market value or purchase price of more than $1,000,000;

(x)    each Contract that involves the acquisition or disposition, directly or indirectly (by merger, license or otherwise), of any securities of any person (other than a company incentive awards) or any assets that (A) have a fair market value or purchase price of more than US$1,000,000, or (B) providing for any earn-out or similar payment payable to any person;

(xi)    each share or stock redemption or purchase or other Contract affecting or relating to the share capital of the Company or any of its Subsidiaries, including each Contract with any shareholder of the Company or any of its Subsidiaries which includes anti-dilution rights, voting arrangements or operating covenants;

(xii)    each Contract under which the Company or any of its Subsidiaries has granted any Person any registration rights, or any right of first refusal, first offer or first negotiation with respect to any shares of Common Stock or securities of any Subsidiaries of the Company;

(xiii)    any Contract giving the other party the right to terminate such Contract as a result of this Agreement or the consummation of the transactions contemplated hereunder, where (A) such Contract requires any payment in excess of $1,000,000 per calendar year to be made by the Company or any of its Subsidiaries or (B) the value of the outstanding receivables due to the Company and its Subsidiaries under such Contract as of the date of this Agreement is in excess of $1,000,000, in each case excluding purchase orders from customers in the ordinary course of business;

(xiv)    any Contract that contains any material restrictions with respect to (A) payment of dividends or any distribution with respect to equity interests of the Company or any of its Subsidiaries, (B) pledging of share capital of the Company or any of its Subsidiaries or (C) issuance of guaranty by the Company or any of its Subsidiaries; or

(xv)    any Contract between any the Company or its Subsidiaries, on the one hand, and any directors or officers of any the Company or its Subsidiaries or their immediate family members or shareholders of the Company holding more than 5% of the voting securities of the Company, on the other hand, under which there are material rights or obligations outstanding

In each case, (i) each Material Contract is a legal, valid and binding obligation of the Company or its Subsidiaries party thereto and to the Company’s knowledge, the other parties thereto, (ii) except as set forth on Section 3.01(o) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries nor, to the Company’s knowledge and as of the date hereof, any other party thereto, is in material breach or material violation of, or material default under, any Material Contract, (iii) except as set forth on Section 3.01(o) of the Company Disclosure Schedule, neither the execution of this Agreement nor the consummation of any Transaction shall constitute a material default under, give rise to cancellation rights under, or otherwise adversely affect any of the material rights of the Company or any of its Subsidiaries under any Material Contract, and (iv) except as set forth on Section 3.01(o) of the Company Disclosure Schedule, the Company and its Subsidiaries have not received any written claim or notice of default, termination or cancellation under any such Material Contract.

(p)    Properties. Each of the Company and its Subsidiaries has good and marketable title to, or in the case of leased tangible property and leased tangible assets, has valid and enforceable leasehold interests in, all of its material properties and tangible assets, free and clear of all Liens, except for (i) Liens disclosed in Section 3.01(p) of the Company Disclosure Schedule, (ii) Liens for Taxes not yet due and payable or being contested in good faith, (iii) mechanics, carriers’, workmen’s, repairmen’s or other like Liens arising or incurred in the ordinary course of business consistent with past practice or amounts that are not delinquent and which are not, individually or in the aggregate, material to the business of the Company, (iv) easements, rights of way, zoning ordinances and other similar encumbrances affecting real property which are not, individually or in the aggregate, material to the business of the Company or (v) Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property.

(q)    Unlawful Payments. Neither the Company nor any of its Subsidiaries, the directors or officers nor, to the best of the Company’s knowledge any agents acting at its direction, or employees, representatives, franchisees or distributors of the Company or any of its Subsidiaries, has taken any action, directly or indirectly, that: (A) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (B) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (C) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee; (D) violated the Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”) or (E) would have violated the FCPA (in any case where the Company, any of its Subsidiaries, or any other person referenced above may not have been subject to the FCPA), and there have been no false or fictitious entries made in the books or records of the Company or any of its Subsidiaries relating to any payment that the FCPA prohibits, and neither the Company nor any of its Subsidiaries has established or maintained a secret or unrecorded fund for use in making any such payments.

(r)    Brokers and Finders. Except as set forth on Section 3.01(r) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries has used any broker, finder, placement agent or financial advisor or incurred any liability for any brokers’, finders’ or similar fees or commissions in connection with any of the Transactions.

(s)    Related Party Transactions. Except as set forth on Section 3.01(s) of the Company Disclosure Schedule, none of the officers or directors of the Company or any Subsidiary of the Company and, to the knowledge of the Company, none of the employees of the Company or its Subsidiaries is presently a party to any transaction with the Company or any Subsidiary of the Company (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, in each case in excess of $60,000 other than (a) for payment of salary or consulting fees for services rendered, (b) reimbursement for expenses incurred on behalf of the Company or one of its Subsidiaries and (c) for other employee benefits, including stock option agreements under the existing Company stock option plan.

(t)    Securities Law Compliance. Neither the Company nor any of its Affiliates, nor any person acting at its or their instruction, has conducted any general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) in connection with the offer or sale of any of the Securities. Neither the Company nor any of its Affiliates, nor any person acting at its or their instruction, has, directly or indirectly, made any offers or sales of any Company security or solicited any offers to buy any security, under circumstances that would require registration under the Securities Act of the offer or sale of the Securities as contemplated hereby. Assuming the accuracy of the Purchasers representations and warranties set forth in ARTICLE IV, the offer, sale and issuance by the Company of the Securities, and the issuance of the shares of Company Common Stock upon conversion of the Purchased Preferred Shares and upon the exercise of the Warrants, are exempt from the registration requirements under the Securities Act, and the rules and regulations promulgated thereunder.

(u)    Listing and Maintenance Requirements. Except as set forth on Section 3.01(s) of the Company Disclosure Schedule, the Company Common Stock is registered pursuant to Section 12(b) of the Exchange Act, and the Company has taken no action designed to terminate, or reasonably likely to have the effect of terminating, the registration of the Company Common Stock under the Exchange Act nor has the Company received any notification in writing that the SEC is contemplating terminating such registration. Except as set forth on Section 3.01(u) of the Company Disclosure Schedule, the Company has not, in the four (4) years preceding the date hereof, received notice from the Nasdaq in writing to the effect that the Company is not in compliance with the listing or maintenance requirements of such exchange.

(v)    Intellectual Property. The Company has not received written notice that its or any of its Subsidiaries’ material patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and other similar rights that the Company and its Subsidiaries owns, uses, or has the rights to use (collectively, the “Intellectual Property Rights”), violates or infringes upon the rights of any Person. The Company and its Subsidiaries own or possess all rights to use, option and/or license, as the case may be, all material Intellectual Property Rights necessary for the conduct of their respective businesses as currently being conducted. To the knowledge of the Company, no former or current employee, no former or current consultant, and no third party joint developer of the Company or its Subsidiaries has any material Intellectual Property Rights made, developed, conceived, created or written by the aforesaid employee, consultant or third party joint developer during the period of his or her retention by, or joint venture with, such Company or its Subsidiaries which can be asserted against any of the Company or its Subsidiaries.

(w)    Insurance. The Company and its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are reasonably prudent and customary in the businesses in which the Company and its Subsidiaries are engaged. The Company has no reason to believe that it will not be able to renew its and its Subsidiaries’ existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business on terms consistent with market for the Company’s and such Subsidiaries’ respective lines of business. Except as set forth in Section 3.01(w) of the Company Disclosure Schedule, there are no other material claims by the Company or any of its Subsidiaries pending under any such policies. Such insurance policies are in full force and effect; all premiums with respect thereto are currently paid, and the Company and its Subsidiaries are in compliance with the terms thereof. To the Company’s knowledge, and except as disclosed in the Company Disclosure Schedule, there is no threatened termination of any such insurance policies. Each insurance policy shall continue to be in full force and effect immediately following the consummation of the transactions contemplated by this Agreement and the other Transaction Documents.

(x)    Labor Matters. Except as set forth on Section 3.01(x) of the Company Disclosure Schedule, the Company and its Subsidiaries are in material compliance with all currently applicable Laws respecting employment and employment practices, terms and conditions of employment and wages and hours, social contributions work safety and insurance and are not engaged in any unfair labor practice. All payments and contributions to mandatory social insurance funds (including pension, medical, unemployment, work-related injury and maternity insurance) which are required under the applicable Laws to be made by the Company or its Subsidiaries on behalf of its employees or by its respective employees have been duly paid in full, except to the extent that such non-compliance would not, individually or in the aggregate, result in a Material Adverse Effect. There is no unfair labor practice or complaint, material labor strike, disturbance or dispute exists or is pending or threatened against the Company or any of its Subsidiaries.

(y)    Executive Officers. Except as set forth on Section 3.01(y) of the Company Disclosure Schedule, to the best of the Company’s knowledge, no executive officer (as defined in Rule 501(f) of the Securities Act) of the Company or any Subsidiary of the Company has notified the Company or such Subsidiary that such officer intends to leave the Company or such Subsidiary or otherwise terminate such officer’s employment with the Company or such Subsidiary. Except as set forth on Section 3.01(y) of the Company Disclosure Schedule, to the best of the Company’s knowledge, no executive officer of the Company or any Subsidiary of the Company is in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, noncompetition agreement, or any other contract or agreement or any restrictive covenant.

(z)    Price of Common Stock. The Company has not taken any action intended to stabilize or manipulate the price of the Company Common Stock.

(aa)    Investment Company Act. The Company is not required to register as an “investment company”, as such term is defined in the U.S. Investment Company Act of 1940, as amended.

Section 3.02.    Representations and Warranties of the Purchaser. The Purchaser represents and warrants to the Company that each of the statements contained in this Section 3.02 are true and correct as of the date of this Agreement, and each of such statements shall be true and correct on and as of the date of the Closing, with the same effect as if made on and as of the date of the Closing (unless such statement by its term speaks of a specified date, in which case the accuracy of such statement will be determined with respect to such date).

(a)    Organization; Ownership. The Purchaser is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation. The Purchaser has all requisite legal and corporate power and authority to own and operate its properties and to carry on its business as now conducted and as proposed to be conducted, and is duly qualified to transact business in each jurisdiction in which it conducts and proposes to conduct business.

(b)    Authorization; No Conflicts.

(i)    The Purchaser has all necessary corporate power and authority to execute and deliver this Agreement and the other Transaction Documents and to consummate the Transactions. The execution, delivery and performance by the Purchaser of this Agreement and the other Transaction Documents and the consummation of the Transactions have been duly authorized by all necessary corporate action on behalf of the Purchaser. No other corporate proceedings on the part of the Purchaser are necessary to authorize the execution, delivery and performance by the Purchaser of this Agreement and consummation of the Transactions. This Agreement has been duly and validly executed and delivered by the Purchaser. This Agreement is a valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, subject to the Enforceability Exceptions.

(ii)    The execution, delivery and performance of this Agreement and the other Transaction Documents by the Purchaser, the consummation by the Purchaser of the Transactions and the compliance by the Purchaser with any of the provisions hereof and thereof will not conflict with, violate or result in a breach of any provision of, or constitute a default under, or result in the termination of or accelerate the performance required by, or result in a right of termination or acceleration under, (A) any provision of the Purchaser’s organizational documents, (B) any Contract or obligation to which the Purchaser or any of its Affiliates is a party or by which the Purchaser or any of its Affiliates or any property or asset of the Purchaser or its Affiliates are bound or (C) any permit, license, judgment, order, decree, ruling, injunction, statute, law, ordinance, rule or regulation applicable to the Purchaser or any of its Affiliates, other than in the case of clauses (B) and (C) as would not reasonably be expected to materially and adversely affect or delay the consummation of the Transactions.

(c)    Consents and Approvals. No material consent, approval, order or authorization of, or registration, declaration or filing with, or exemption or review by, any Governmental Authority is required on the part of the Purchaser in connection with the execution, delivery and performance by the Purchaser of this Agreement and the consummation by the Purchaser of the Transactions, except (i) the filing of a Schedule 13D and applicable forms under Section 16 as required under the Exchange Act, (ii) filings pursuant to the HSR Act (if required under the circumstances described in Section 4.01(b)), (iii) the PRC Regulatory Filings, and (iv) any consent, approval, order, authorization, registration, declaration, filing, exemption or review the failure of which to be obtained or made, individually or in the aggregate, would not reasonably be expected to adversely affect or delay the consummation of the transactions contemplated hereby by the Purchaser.

(d)    Available Funds. At the Closing, the Purchaser will have sufficient funds (including under any financing arrangements) in U.S. Dollars, to pay the Aggregate Consideration payable to the Company at Closing pursuant to ARTICLE II and all related fees and expenses associated therewith. Notwithstanding anything in this Agreement to the contrary, the Purchaser affirms, represents and warrants that it is not a condition to the Closing or to any of its obligations under this Agreement that it obtain financing for the transactions contemplated by this Agreement.

(e)    Securities Act Representations.

The Purchaser is an accredited investor (as defined in Rule 501 of the Securities Act) and is aware that the sale of the Securities is being made in reliance on a private placement exemption from registration under the Securities Act. The Purchaser is acquiring the Securities for its own account, and not with a view toward, or for sale in connection with, any distribution thereof in violation of any federal or state securities or “blue sky” law, or with any present intention of distributing or selling such Securities in violation of the Securities Act. The Purchaser has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in such Securities and is capable of bearing the economic risks of such investment.

(f)    Brokers and Finders. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Purchaser.

(g)    Ownership. Except as contemplated by the Transaction Documents, as of immediately prior to Closing, the Purchaser does not own, directly or indirectly, beneficially or of record, or have the right to acquire, any shares of Company Common Stock or other securities of the Company, or any direct or indirect interest in any such securities.

ARTICLE IV

ADDITIONAL AGREEMENTS

Section 4.01.    Reasonable Best Efforts.

(a)    Subject to the terms and conditions of this Agreement, the Company and the Purchaser each agree to use their respective reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws to consummate the transactions contemplated by this Agreement as promptly as practicable. Following Closing, the Company and the Purchaser each agree to use their respective reasonable best efforts to obtain and maintain all approvals, consents, registrations, permits, authorizations and other confirmations required to be obtained from any Governmental Authority or other third party that the Company and the Purchaser mutually agree should be sought in connection with the transactions contemplated by this Agreement and the other Transaction Documents.

(b)    In furtherance and not in limitation of the foregoing, following the Closing, in the event that the conversion of the Company Preferred Stock to Company Common Stock or the exercise of the Warrants by the Purchaser would require a filing under the HSR Act, then, the Purchaser, on the one hand, and the Company, on the other hand, shall (i) make an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the transactions contemplated hereby as required by the HSR Act as promptly as practicable following such determination, (ii) supply as promptly as practicable any additional information and documentary material that may be requested pursuant to the HSR Act and (iii) use its reasonable best efforts to take all other actions necessary to cause the expiration or termination of the applicable waiting periods under the HSR Act as soon as practicable; provided, that nothing herein shall prohibit the Purchaser or the Company from, in good faith, seeking to limit the scope or content of any such request.

(c)    In furtherance and not in limitation of the foregoing, following Closing, each of the Company and the Purchaser shall use its respective reasonable best efforts to (i) cooperate in all respects with each other in connection with any filing or submission with a Governmental Authority in connection with this Agreement and the other Transaction Documents or the transactions contemplated hereby and thereby and in connection with any investigation or other inquiry by or before a Governmental Authority relating to the transactions contemplated hereby, including any proceeding initiated by a private party, including by (A) defending against all lawsuits or other legal, regulatory, administrative or other proceedings to which it or any of its Affiliates is a party challenging or affecting this Agreement or the other Transaction Documents or the consummation or the transactions contemplated by this Agreement or the other Transaction Documents, in each case until the issuance of a final, non-appealable order with respect to each such lawsuit or other proceeding, (B) seeking to have lifted or rescinded any Governmental Order which may adversely affect the ability of the parties to consummate the transactions contemplated hereby, in each case until the issuance of a final, non-appealable Governmental Order with respect thereto and (C) executing and delivering any additional instruments necessary to consummate the transactions contemplated hereby, and (ii) keep the other party informed in all material respects and on a reasonably timely basis of (x) any substantive communications received by such party from, or given by such party to any Governmental Authority and of any substantive communications received or given in connection with any proceeding by a private party, in each case regarding any of the transactions contemplated by this Agreement and (y) the status of any request, inquiry, investigation, action or legal proceeding from, by or before any Governmental Authority or third party with respect to the transactions contemplated by this Agreement. Subject to applicable Law relating to the exchange of information, each of the Company and the Purchaser shall have the right to review in advance, and will consult the other parties or party on and consider in good faith the views of the other parties or party in connection with any filing, analysis, appearance, presentation, memorandum, brief, argument, opinion or proposal made or submitted in connection with the transactions contemplated by this Agreement. In addition, except as may be prohibited by any Governmental Authority or by any applicable Law, in connection with any request, inquiry, investigation, action or legal proceeding by or from any Governmental Authority with respect to the transactions contemplated by this Agreement, each of the Company, on the one hand, and the Purchaser, on the other hand, will permit authorized representatives of the other party to be present at each substantive meeting or conference with a Governmental Authority relating to such request, inquiry, investigation, action or legal proceeding and to have access to and be consulted in connection with any document, opinion or proposal made or submitted to any Governmental Authority in connection with such request, inquiry, investigation, action or legal proceeding. With respect to any materials required to be given by either party to the other party pursuant to this Section 4.01(c), such first party may limit such materials to such second Party’s outside counsel and may redact or withhold competitively sensitive or confidential information, instead of directly to such second party. The obligations set forth in this Section 4.01(c) shall not apply with respect to the PRC Approvals, except that the Purchaser shall regularly update the Company and keep the Company informed on a reasonably timely basis as to the status and timing of all notifications and other substantive submissions to any PRC Governmental Authority and the expected timing of the PRC Approvals.

(d)    In furtherance and not in limitation of the foregoing, following Closing, each of the Company and the Purchaser shall use their respective reasonable best efforts to resolve such objections, if any, as may be asserted by a Governmental Authority or other Person with respect to the transactions contemplated hereby. Notwithstanding the foregoing, nothing in this Agreement shall require, or be construed to require, the Company or its Subsidiaries to agree to sell, hold, divest, discontinue or limit, before or after the Closing Date, any material assets, businesses or interests of the Company or any of its Subsidiaries

(e)    In furtherance and not in limitation of the foregoing, the Purchaser shall make all appropriate filings required in connection with this Agreement, the other Transaction Documents and the transactions contemplated by this Agreement and the other Transaction Documents with NRDC and MOFCOM as promptly as practicable within the applicable period required by applicable Law, and with respect to the foreign exchange registration with the relevant SAFE or SAFE Designated Bank and all other filings, as promptly as practicable after obtaining or completing required prerequisite approvals and/or filings with respect to the outbound investment by the Purchaser contemplated hereby, and supply as promptly as practicable any additional information and documentary material that may be requested pursuant to applicable Law in connection with the PRC Regulatory Filings, and use reasonable best efforts to take, or cause to be taken, all actions necessary, proper or advisable to obtain the PRC Regulatory Filings as soon as is practicable and to avoid any impediment to the consummation of the transactions contemplated hereby under any applicable Laws of the PRC or orders from any PRC Governmental Authority, including using reasonable best efforts to take all such action as reasonably may be necessary to resolve such objections, if any, as any PRC Governmental Authority or Person may assert under any applicable Laws of the PRC or orders from any PRC Governmental Authority with respect to this Agreement or the other Transaction Documents or the transactions contemplated hereby and thereby.

(f)    For the purposes of this Section 4.01, “reasonable best efforts” shall be deemed to include, subject to the proviso below, complying with any requirements of applicable Law or order of any Governmental Authority that may be imposed in connection with seeking and obtaining any consents, approvals, authorizations, waivers or exemptions of any Governmental Authority necessary to consummate the transactions contemplated by this Agreement; provided, that, for the purposes of this Section 4.01, “reasonable best efforts” shall not require, or be deemed to require either party or any of its Affiliates to agree to or take any action that would result in any arrangements, conditions or restrictions imposed by any Governmental Authority that would, individually or in the aggregate, reasonably be expected to have (A) a material adverse effect on the anticipated economic benefit or value that such party reasonably expects to be realized from the transactions contemplated under this Agreement or the other Transaction Documents or (B) a material adverse effect on the businesses of such party and its Subsidiaries and Affiliates, taken as a whole.

(g)    Notwithstanding anything to the contrary herein or in any of the other Transaction Documents (including the Warrants), if the conversion of the Company Preferred Stock or Company Common Stock or the exercise of the Warrants by the Purchaser following Closing would result in the requirement for any material approval of a Governmental Authority to be obtained, the Company shall use reasonable best efforts to promptly obtain such approval of such Governmental Authority so that the conversion of the Company Preferred Stock or Company Common Stock or the exercise of the Warrants by the Purchaser can be completed without delay.

Section 4.02.    Interim Business Operations. Except as expressly set forth in Schedule 4.02, between the date of this Agreement and the Closing, the Company and its Subsidiaries shall operate their respective businesses only in the ordinary course consistent with past practice. Without limiting the generality of the foregoing, except as expressly set forth in Schedule 4.02, from the date hereof until the date of the Closing, other than as contemplated by this Agreement or any other Transaction Documents, the Company shall not, and shall cause each of its Subsidiaries not to, without the Purchaser’s prior written consent, take any action that, if taken prior to the date hereof, would constitute a breach or violation of clauses (i) through (xii) of Section 3.01(i).

Section 4.03.    Access to Information; Confidentiality.

(a)    Subject to compliance with applicable Laws, the Company shall, and shall cause each of its Subsidiaries to, afford to the Purchaser and its representatives reasonable access upon reasonable advance notice and during normal business hours during the period prior to the Closing or the termination of this Agreement to all their respective properties, assets, books, records, Contracts, permits, documents, information, directors and officers, and during such period the Company shall, and shall cause each of its Subsidiaries to, make available to the Purchaser any information concerning its business as the Purchaser may reasonably request. For the avoidance of doubt, the foregoing provision shall not be deemed to provide the Purchaser the right to contact the Company’s customers or vendors alone without the Company’s prior written consent, which shall not be unreasonably withheld or delayed.

(b)    No investigation by the Purchaser or any of its representatives and no other receipt of information by the Purchaser or any of its representatives shall operate as a waiver or otherwise affect any representation, warranty, covenant, agreement or other provision of this Agreement, or the obligations of the parties (or remedies with respect thereto) or the conditions to the obligations of the parties under the Agreement.

(c)    The terms of the Confidentiality Agreement are hereby incorporated herein by reference and shall continue in full force and effect until the Closing. Nothing provided to the Purchaser pursuant to this Section 4.03 shall in any way amend or diminish the Purchaser’s obligations under the Confidentiality Agreement. The Purchaser acknowledges and agrees that any Confidential Information (as defined in the Confidentiality Agreement) provided to the Purchaser pursuant to this Section 4.03 or otherwise by or on behalf of the Company or any representative thereof shall be subject to the terms and conditions of the Confidentiality Agreement. If this Agreement is, for any reason, terminated prior to the Closing, the Confidentiality Agreement and the obligations of the Purchaser thereunder shall nonetheless continue in full force and effect.

Section 4.04.    Notification of Certain Matters. The Company shall give prompt notice to the Purchaser, and the Purchaser shall give prompt notice to the Company, of the occurrence, or non-occurrence, of any event the occurrence or non-occurrence of which would be reasonably likely to cause (i) any representation or warranty of the Company or the Purchaser, as the case may be, contained in this Agreement to be untrue or inaccurate in any material respect at or prior to the Closing or (ii) the Company or the Purchaser, as the case may be, to fail to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 4.04 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

Section 4.05.    PPPI. In the event that the Company issues or agrees to issue shares of Company Common Stock or any other Securities pursuant to or in connection with the PPPI Purchase Agreement (including the settlement of any Action relating thereto) at any time after the eighteen (18) month anniversary of the Closing, the Company shall promptly issue to the Purchaser the Additional Warrant.

Section 4.06.    Use of Proceeds. The Company shall use the proceeds from the issuance of the Securities pursuant to this Agreement to repay and/or discharge amounts outstanding under the TPG Credit Agreements and expenses associated with the transactions contemplated hereby.

Section 4.07.    Board Appointment. On the Closing Date, the Board of Directors shall be reconstituted such that (a) the number of seats on the Board of Directors of the Company shall be seven, and (b) two of such seven directors (including the Chairman of the Board) shall be the Purchaser Nominees.

Section 4.08.    Securities Laws; Legends.

(a)    The Purchaser acknowledges and agrees that the Securities have not been registered under the Securities Act or the securities laws of any state and that they may be sold or otherwise disposed of only in one or more transactions registered under the Securities Act and, where applicable, such laws, or as to which an exemption from the registration requirements of the Securities Act and, where applicable, such laws, is available. The Purchaser acknowledges that, except as provided in the Investor Rights Agreement, the Purchaser has no right to require the Company to register the Securities. The Purchaser further acknowledges and agrees that any certificate or evidence of book-entry notation for the Securities shall bear a legend substantially as set forth in paragraph (b) of this Section 4.08 (and any shares evidenced in book entry form shall contain appropriate comparable notation and reflect related stop transfer instructions).

(b)    Any certificates for the Securities shall bear a legend in substantially the following form:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO A

REGISTRATION STATEMENT IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS.

(c)    When issued pursuant hereto, the certificates evidencing the Securities shall also bear any legend required by any applicable state blue sky law.

(d)    Any holder of Securities may request the Company to remove any or all of the legends described in this Section 4.08 from the certificates evidencing such Securities by submitting to the Company such certificates, and, in the case of the legend relating to restrictions on transfer under the Securities Act or applicable state laws, together with an opinion of counsel, to the effect that such legend or legends are no longer required under the Securities Act or applicable state laws, as the case may be. Following the first anniversary of the Closing Date, the Company shall, if requested, promptly remove the restrictive legend relating to restrictions on transfer in this Agreement from any certificates representing the Purchaser’s Securities.

Section 4.09.    Lost, Stolen, Destroyed or Mutilated Securities. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of any certificate for any security of the Company and, in the case of loss, theft or destruction, upon delivery of an undertaking by the holder thereof to indemnify the Company (and, if requested by the Company, the delivery of an indemnity bond sufficient in the reasonable judgment of the Company to protect the Company from any loss it may suffer if a certificate is replaced), or, in the case of mutilation, upon surrender and cancellation thereof, the Company will issue a new certificate or, at the Company’s option, a share ownership statement representing Securities for an equivalent number of shares or another security of like tenor, as the case may be.

Section 4.10.    Stockholder Approval. Immediately after the execution of this Agreement and in lieu of calling a stockholders meeting, the Company shall use its reasonable best efforts to deliver to the Purchaser an irrevocable stockholder written consent (the “Stockholder Written Consent”) executed by the Founder Stockholders (who will then collectively hold a majority of the Company’s issued and outstanding Company Common Stock) adopting resolutions to approve: (i) the conversion of the Company Preferred Stock to the Company Common Stock; (ii) issuance of Company Common Stock upon exercise of the Warrants; and (iii) the proxy, board representation and voting rights set forth in the Shareholder Agreement and Investor Rights Agreement (collectively, the “Stockholder Proposal”). The Company represents that the Stockholder Written Consent shall be sufficient to approve the Stockholder Proposal without requiring any additional written consent from other stockholders or convening any stockholders meeting to vote on the Stockholder Proposal pursuant to the applicable Law, certificate of incorporation and/or bylaws of the Company. If such Stockholder Written Consent is not delivered to the Purchaser within one (1) calendar day following the execution of this Agreement, Purchaser shall have the right to terminate this Agreement pursuant to Section 6.01(b) herein. The Company shall, in accordance with applicable Law, mail to any stockholder of the Company that did not execute the Stockholder Written Consent approving the transactions contemplated hereby, notice of such Stockholder Written Consent as required by

Section 228 of the Delaware Corporation Law. The Company shall promptly prepare (and the Purchaser will reasonably cooperate with the Company to prepare) and file (but in no event more than sixty (60) days following the Closing) with the SEC a preliminary information statement relating to the Stockholder Written Consent, shall respond to any comments of the SEC or its staff to as promptly as practicable for the purpose of clearing the Company’s information statement with the SEC in accordance with applicable Law and satisfaction of any other regulatory requirements, and cause a definitive information statement related to such Stockholder Written Consent to be mailed to the Company’s stockholders as promptly as practicable after clearance by the SEC. The Company agrees that each information statement referred to in this Section 4.10, when mailed to the Company’s stockholders, shall comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder and that none of the information included or incorporated by reference in any such information statement will, at the date it is mailed to the stockholders of the Company, or at the time of any amendment or supplement thereof, to the best of Company’s knowledge contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except for statements made in such information statement based exclusively on information supplied in writing by or on behalf of the Purchaser specifically and explicitly for inclusion or incorporation by reference therein. The Purchaser and the Company agree promptly to correct any information provided by it or on its behalf for use in the information statement if and to the extent that such information shall have become false or misleading in any material respect, and the Company shall as promptly as practicable prepare and mail to its stockholders an amendment or supplement to correct such information to the extent required by applicable laws and regulations. The Company shall consult with the Purchaser prior to mailing any such information statement, or any amendment or supplement thereto, and provide the Purchaser with a reasonable opportunity to comment thereon. The Company shall promptly notify the Purchaser upon the receipt of any comments from the SEC or its staff or any request from the SEC or its staff for amendments or supplements to any information statement and shall provide the Purchaser with copies of all correspondence between it and its representatives, on the one hand, and the SEC, on the other hand. The Stockholder Written Consent shall become effective twenty (20) calendar days following the distribution of such information statement to the Company’s stockholders (the “Stockholder Approval”), and the Company shall ensure that the Stockholder Approval is obtained within one hundred eighty (180) days following Closing. In the event that the Company is unable to obtain, as a matter of Law, the approval of the transactions contemplated under this Agreement by Company stockholders through the Stockholder Written Consent and the mailing of the information statement to Company stockholders as contemplated under the provisions in this Section 4.10 above within one hundred eighty (180) days following Closing, at the request of the Purchaser, the Company shall immediately call and hold a meeting of its stockholders and include a proposal to approve (and, the Board of Directors shall recommend approval of) the Stockholder Proposal at its stockholders meeting no less than once in each three (3)-month period beginning on the one hundred eightieth (180) days following Closing until stockholders approve Stockholder Proposal in its entirety.

Section 4.11.    Listing. The Company shall, following the Closing Date, use reasonable best efforts to effect the listing of the Purchased Common Shares and Company Common Stock issuable upon conversion of the Purchased Preferred Shares and the exercise of the Warrants on Nasdaq.

Section 4.12.    Reservation of Shares. From and after the Closing, the Company shall at all times reserve and keep available out of its authorized but unissued shares of Company Common Stock, solely for the purpose of providing for the conversion of the Purchased Preferred Shares and the exercise of the Warrants, such number of shares of Company Common Stock as shall from time to time equal the number of shares sufficient to permit the conversion of the shares of Purchased Preferred Shares and the exercise of the Warrants issued pursuant to this Agreement in accordance with their respective terms. The Company covenants that all shares of Company Common Stock issuable upon conversion of the Purchased Preferred Shares and the exercise of the Warrants shall, upon such issue, be duly and validly issued and fully paid and non-assessable. If at any time the number of authorized but unissued shares of Company Common Stock shall not be sufficient to effect the conversion of the Purchased Preferred Shares and the exercise of the Warrants or otherwise to comply with the terms of this Agreement, the Company shall take all corporate action as may be necessary to increase its authorized but unissued shares of Company Common Stock to such number of shares as shall be sufficient for such purposes. The Company will use its reasonable best efforts to obtain any authorization, consent, approval or other action by, and shall make any filing with any court or administrative body that may be required under, applicable state securities laws in connection with the issuance of shares of Company Common Stock upon conversion of the Purchased Preferred Shares and the exercise of the Warrants.

Section 4.13.    Third Party Consents.

(a)    The Company shall, and shall cause its Subsidiaries to, use their respective reasonable best efforts to obtain all necessary consents required to be obtained, and to make all necessary notices required to be made, by it from third parties (other than Governmental Authorities) to avoid the breach or termination of any Contract to which the Company or any of its Subsidiaries are party and, by its terms, requires the notice to or consent of such third party or provides such third party any termination rights in connection with the transactions contemplated by this Agreement and the other Transaction Documents, including certain specific consents of counterparties to those Contracts set forth on Section 4.13 of the Company Disclosure Schedule (such specific consents, the “Required Third Party Consents”) which shall be obtained prior to Closing, unless the Company and the Purchaser mutually agree that any consents are not desired. The Company shall consult with and keep the Purchaser reasonably informed on a reasonably current basis of the status of the Required Third Party Consents, including promptly providing any material communications to or from any third parties in connection with the procurement of the Required Third Party Consents

(b)    The Company and the Purchaser agree that, in the event that any consent, approval or authorization necessary to preserve for the Company or any of its Subsidiaries any right or benefit under any Contract to which the Company or any of its Subsidiaries is a party is not obtained prior to the Closing, the parties hereto will use their commercially reasonable efforts to obtain such consent, approval or authorization as promptly thereafter as reasonably practicable.

Section 4.14.    Stock Pledge Agreement. The Purchaser agrees to, and the Company shall cause the Founder Stockholders to, enter into definitive documentation with each other prior to or concurrently with the Closing, negotiated in good faith with the other Parties, in respect of a Stock Pledge Agreement relating to a pledge by the Founder Stockholders of an aggregate of 4,180,545 shares of Company Common Stock beneficially owned by them on terms consistent in all material respects with those set forth on Exhibit F hereto and, to the extent not inconsistent with the terms set forth on Exhibit F hereto, other customary provisions for agreements of this kind as mutually agreed by the Parties (the “Stock Pledge Agreement”).

Section 4.15.    Key Employee Retention Program. Subject to the approval by the Board of Directors, the Company will prepare a retention program for the key employees of the Company including any equity incentive plan (“Key Employee Retention Program”) which shall be consistent with industry standards and present such Key Employee Retention Program to the Purchaser. The Parties shall discuss in good faith and agree on the Key Employee Retention Program before it is adopted and implemented, the Purchaser shall not unreasonably withhold its consent.

ARTICLE V

CONDITIONS PRECEDENT

Section 5.01.    Conditions to the Obligations of the Purchaser. The obligation of the Purchaser to consummate the transactions contemplated by this Agreement is subject to the satisfaction at or prior to the Closing of the following conditions (unless waived, to the extent permitted by applicable Law, by the Purchaser):

(a)    No Injunctions or Legal Prohibitions. No Governmental Authority of competent jurisdiction over the Transaction shall have enacted, issued, promulgated, enforced or entered any Law or Governmental Order which is then in effect and has the effect of enjoining, restraining, prohibiting or otherwise making illegal the consummation of the transactions contemplated hereby.

(b)    No MAE. There is no Material Adverse Effect on the Company or any of its Subsidiaries.

(c)    Representations and Warranties. (i) Other than the Fundamental Representations, the representations and warranties of the Company contained in this Agreement (disregarding for this purpose any limitation or qualification therein relating to “materiality” or “Material Adverse Effect”) or in any certificate delivered pursuant here shall be true and correct in all respects as of the date hereof and as of the Closing, as though made on and as of such date and time (other than representations and warranties that by their terms address matters only as of a specified time, which shall be true and correct in all respects as of such time), except to the extent such failures to be true and correct, individually or in the aggregate, as would not reasonably be expected to have a Material Adverse Effect; and (ii) the Fundamental Representations shall be true and correct in all respects, except for, (x) solely with respect to Section 3.01(c), de minimis inaccuracies which do not result in any increase in the aggregate number of Company Common Stock (including shares of Company Common Stock issuable upon the exercise of outstanding warrants to purchase Company Common Stock or the settlement or exercise of stock appreciation rights, restricted stock units or stock options) of more than 0.1%, as of the date hereof and as of the Closing, as though made on and as of such date and time (other than representations and warranties that by their terms address matters only as of a specified time, which shall be true and correct in all respects as of such time) and (y) solely with respect to the second sentence of Section 3.01(a), except where the failure of the Company to have such legal and corporate power and authority to own and operate its properties and to carry on its business in each such jurisdiction other than the State of Illinois has not had and would not have a material impact on the Company or its ability to conduct its business as now conducted.

(d)    PRC Filings. All PRC Regulatory Filings shall have been duly completed, obtained and remain effective and legally valid.

(e)    Required Third Party Consents. The Company shall have obtained the Required Third Party Consents in a form reasonably satisfactory to the Purchaser, and such consents shall have not been further modified, conditioned, withdrawn or revoked.

(f)    Stock Pledge. The Founder Stockholders shall have duly executed and delivered the Stock Pledge Agreement in form and substance reasonably satisfactory to the Purchaser.

(g)    Performance. The Company shall have performed and complied with, in all material respects, all covenants and agreements required by this Agreement to be performed or complied with by the Company on or prior to the Closing Date.

(h)    Delivery. The Company shall have delivered items set forth in Section 2.02(b)(i) herein.

Section 5.02.    Conditions to the Obligations of the Company. The obligation of the Company to consummate the transactions contemplated by this Agreement is subject to the satisfaction at or prior to the Closing of following conditions (unless waived, to the extent permitted by applicable Law, by the Company):

(a)    No Injunctions or Legal Prohibitions. No Governmental Authority of competent jurisdiction over the Transaction shall have enacted, issued, promulgated, enforced or entered any Law or Governmental Order which is then in effect and has the effect of enjoining, restraining, prohibiting or otherwise making illegal the consummation of the transactions contemplated hereby.

(b)    Representations and Warranties. The representations and warranties of the Purchaser contained in Section 3.02 hereof or in any certificate or other writing delivered by the Purchaser pursuant hereto shall be true and correct as of the date hereof and at and as of the Closing Date, as though such representations and warranties were made at and as of such date, except for any failure of any such representations or warranties to be true and correct, individually or in the aggregate, as would not have a material adverse effect on the ability of the Purchaser to perform its obligations under this Agreement or to consummate timely the transactions contemplated by this Agreement.

(c)    Performance. The Purchaser shall have performed and complied with, in all material respects, all agreements, conditions, covenants and obligations required by this Agreement to be performed or complied with by the Purchaser on or prior to the Closing Date.

(d)    Required Third Party Consents. The Company shall have obtained the Required Third Party Consents in a form reasonably satisfactory to the Company, and such consents shall have not been further modified, conditioned, withdrawn or revoked.

(e)    Delivery. The Purchaser shall have delivered the items set forth in Section 2.02(b)(ii) herein.

ARTICLE VI

TERMINATION; SURVIVAL

Section 6.01.    Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing:

(a)    by mutual written agreement of the Purchaser and the Company;

(b)    by the Purchaser, if the Stockholder Written Consent has not been delivered to the Buyer within one (1) calendar day after the date of this Agreement;

(c)    at any time on or after 5:00 p.m. New York City time on the 15th day following the date of this Agreement (the “Termination Date”), by either the Purchaser or the Company, by giving written notice of such termination to the other parties, if the Closing shall not have occurred on or prior to the Termination Date; provided, that the right to terminate this Agreement pursuant to this Section 6.01(c) shall not be available to any party whose failure to fulfill any of its obligations under this Agreement has been the primary cause of, or resulted primarily in, the failure of the applicable conditions being satisfied by the Termination Date; or

(d)    by either the Purchaser or the Company, by giving written notice of such termination to the other party, if (A) there shall be any Law that shall make illegal the consummation of the transactions contemplated hereunder or (B) a Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated or entered a Governmental Order prohibiting, enjoining or restraining the transactions contemplated hereunder and such Governmental Order shall have become final and non-appealable, unless the occurrence or existence of such Governmental Order shall be due to the failure of such party or any of its Affiliates seeking to terminate this Agreement to perform or comply with any of the agreements or covenants hereof to be performed or complied with by such party or any of its Affiliates prior to the Closing.

Section 6.02.    Effect of Termination. In the event of termination of this Agreement as provided in Section 6.01 above, written notice thereof shall be given to the other parties specifying the provision hereof pursuant to which such termination is made, and this Agreement shall forthwith become void and there shall be no liability or obligation on the part of the parties hereto; provided that (a) nothing herein shall relieve any party hereto from liability for any breach of this Agreement that occurred before such termination and (b) the provisions of this ARTICLE VI and ARTICLE VII shall remain in full force and effect and survive any termination of this Agreement. If this Agreement is terminated pursuant to Section 6.01 hereof, all filings, applications and other submissions made pursuant to Section 4.01 hereof shall, to the extent practicable, be withdrawn from the agency or other person to which made.

ARTICLE VII

MISCELLANEOUS

Section 7.01.    Survival of Representations, Warranties and Covenants. The representations and warranties of the parties made herein or in any certificate delivered hereunder shall survive until 11:59 p.m. New York time on December 31, 2018, and shall then expire; provided, however, that (i) the Fundamental Representations and the representations and warranties contained in clauses (a), (b), (f) and (g) of Section 3.02, shall survive the Closing indefinitely, and (ii) the representations and warranties contained in Section 3.01(m) (Environmental), Section 3.01(n) (Taxes) and Section 3.01(s) (Related Party Transactions) shall survive the date that is (x) ninety (90) days after the expiration of the longest federal, state, local or foreign statute of limitation (including extensions thereof) applicable to the underlying claim or (y) if there is no applicable statute of limitation, on the fifth (5th) anniversary of the Closing Date. Those covenants and agreements which by their terms apply in whole or in part after the Closing shall survive the Closing and continue in full force until performed, and those covenants and agreements contained herein to be wholly performed prior to the Closing shall expire as of the Closing. If a party seeking to be indemnified makes a claim in accordance with the applicable provisions of Section 7.08 within the time periods set forth in this Section 7.01, such claim shall survive until it is finally and fully resolved.

Section 7.02.    Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given, if delivered personally, by facsimile or sent by overnight courier as follows:

(a)	If to the Purchaser, to:

Weichai America Corp.

Attention: Victory Liu

3100 Golf Road

Rolling Meadows, IL 60008

Email:        victor.liu@weichaiamerica.com

with a copy to:

King & Wood Mallesons

20th Floor, East Tower, World Financial Center

1 Dongsanhuan Zhonglu, Chaoyang District Beijing 100020

People’s Republic of China

Attention:    Xu Ping

Email:          xuping@cn.kwm.com

and

O’Melveny & Myers LLP

37th Floor, Yin Tai Centre, Office Tower

No. 2 Jianguomenwai Avenue, Beijing 100022

People’s Republic of China

Attention:    Ke Geng, Esq. and Nima Amini, Esq.

Email:          kgeng@omm.com; namini@omm.com

(b)	If to the Company, to:

Power Solutions International, Inc.

201 Mittel Dr.

Wood Dale, IL 60191

Attention:    Gary Winemaster, CEO

Email:          Gary.Winemaster@Psiengines.com

with a copy (which shall not constitute notice) to:

Power Solutions International, Inc.

Legal Department

201 Mittel Dr.

Wood Dale, IL 60191

Attention:    William Buzogany, General Counsel

Email:          Wbuzogany@Psiengines.com

Reed Smith LLP

10 S. Wacker Drive, 40th Floor

Chicago, IL 60606

Attention:    Michael P. Lee and Jeffrey P. Schumacher

Email:          mplee@reedsmith.com; jschumacher@reedsmith.com

or to such other address or addresses as shall be designated in writing. All notices shall be effective when received.

Section 7.03.    Amendment. Any provision of this Agreement may be amended or modified in whole or in part at any time by an agreement in writing executed in the same manner as this Agreement between the Company and the Purchaser, or from a Party clearly stating their intent to be bound. No failure on the part of any party to exercise, and no delay in exercising, any right shall operate as a waiver thereof nor shall any single or partial exercise by any party of any right preclude any other or future exercise thereof or the exercise of any other right.

Section 7.04.    Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to constitute an original, but all of which together shall constitute one and the same document. Signatures to this Agreement transmitted by facsimile transmission, by electronic mail in “portable document format” (“.pdf”) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document will have the same effect as physical delivery of the paper document bearing the original signature.

Section 7.05.    Governing Law. This Agreement, the Company Disclosure Schedules and any other document or instrument delivered pursuant hereto, and all claims or causes of Action (whether in contract or tort) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution, termination, performance or nonperformance of this Agreement (including any claim or cause of Action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement) shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of law rules of such state.

Section 7.06.    Public Announcements. The press release announcing the execution of this Agreement shall be issued only in such form as shall be previously agreed upon by the Purchaser and the Company. Thereafter, at any time prior to Closing or the termination of this Agreement in accordance with ARTICLE VI, the Purchaser and the Company shall consult with each other before issuing any press release scheduling any press conference or conference call with investors or analysts with respect to this Agreement and, except in respect of any such press release, press conference or conference call as may be required by applicable Law or rules and policies of Nasdaq or the rules of any stock exchange on which the securities of the Purchaser or any of its Affiliates are listed, shall not issue any such press release, have any such communication, make any such other public statement or schedule any such press conference or conference call prior to such consultation.

Section 7.07.    Expenses. Except as otherwise provided herein, each party shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement. If any Action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney’s fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

Section 7.08.    Indemnification.

(a)    From and after the Closing, the Company agrees to indemnify and hold harmless the Purchaser, each person who controls the Purchaser within the meaning of the Exchange Act, and each of the respective officers, directors, employees, agents and Affiliates of the foregoing in their respective capacities as such (the “Purchaser Indemnified Parties”), to the fullest extent lawful, from and against any and all costs, expenses, damages, obligations, liabilities, assessments, judgments, losses (including diminution in value), settlements, awards and fees (including but not limited to any investigative fees, reasonable legal fees and other expenses incurred in connection with, and any amounts paid in settlement of, any pending or threatened Action) (collectively, “Losses”) arising out of or resulting from:

(i)    the failure of any representation or warranty of the Company set forth in this Agreement or any certificate delivered pursuant to this Agreement to be true and correct in all respects as at the date hereof and as of the Closing Date;

(ii)    any breach or non-fulfillment of any covenant or agreement made or to be performed by the Company in this Agreement;

(iii)    any aggregate net reduction in the Company’s and its Subsidiaries’ consolidated net income or consolidated net assets (including accounts receivable) or increases in the Company’s and its Subsidiaries’ consolidated liabilities as reflected on the Company’s and its Subsidiaries’ consolidated financial statements included in the SEC Filings as a result of any financial accounting issue(s) or restatement(s) arising out of or in connection with the Company’s historical accounting practices or internal controls over financial reporting, other than the specific issues or restatements (and amounts thereof) set forth in the Identified Matters, and other than shifts of consolidated net income, consolidated net assets or consolidated liabilities from one period to another period or periods (including periods subsequent to the periods included in the SEC Filings); and

(iv)    any Action, including any Action or investigation by any third party (including any Governmental Authority), and any liability to any third party (including any Governmental Authority) in defense, settlement or judgment in respect of any such Action, arising out of or in connection with the Identified Matters or any other facts, issues or circumstances relating to the Company’s historical accounting practices, internal controls over financial reporting and financial accounting restatement(s) or allegations of misstatements or omissions in any SEC Filings relating thereto.

(b)    From and after the Closing, the Purchaser agrees to indemnify and hold harmless the Company, each person who controls the Company within the meaning of the Exchange Act, and each of the respective officers, directors, employees, agents and Affiliates of the foregoing in their respective capacities as such, to the fullest extent lawful, from and against any and all Losses arising out of or resulting from any misrepresentation or breach of any representation or warranty made by the Purchaser in this Agreement or any breach or non-fulfillment of any covenant or agreement made or to be performed by the Purchaser in this Agreement.

(c)    Notwithstanding anything to the contrary contained in this Agreement, the Company shall not be liable for any claim to any Purchaser Indemnified Party pursuant to Section 7.08(a)(iv) unless and until the aggregate amount of indemnifiable Losses which may be recovered equals or exceeds $5,000,000, after which the Company shall only be liable to the Purchaser Indemnified Parties for those Losses in excess of $5,000,000.

(d)    The party making a claim of indemnification under this Section 7.08 (the “Indemnified Party”) shall give written notice to the party against whom such claim is asserted (the “Indemnifying Party”) promptly after the discovery by such party of any matters giving rise to a claim for indemnification; provided that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 7.08 unless and to the extent that the Indemnifying Party shall have been actually prejudiced by the failure of such Indemnified Party to so notify such party. In case any such action, suit, claim or proceeding is brought against an Indemnified Party, the Indemnified Party shall be entitled to hire, at its own expense, separate counsel and participate in the defense thereof; provided, however, that the Indemnifying Party shall be entitled to assume and conduct the defense, unless (i) the Indemnifying Party shall have failed to assume the defense of such claim within a reasonable time after receipt of notice of such claim from the Indemnified Party, (ii) the Indemnified Party has reasonably concluded (based upon advice of its counsel) that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Party, or (iii) in the reasonable judgment of any Indemnified Party (based upon advice of its counsel) a conflict of interest may exist between the Indemnified Party and the Indemnifying Party with respect to such claims, then, in each case, the Indemnified Party may assume responsibility for conducting the defense (in which case the Indemnifying Party shall be liable for any reasonable legal or other expenses reasonably incurred by the Indemnified Party in connection with assuming and conducting the defense). No Indemnifying Party shall be liable for any settlement of any action, suit, claim or proceeding effected without its written consent; provided, however, the Indemnifying Party shall not unreasonably withhold its consent. The Indemnifying Party further agrees that it will not, without the Indemnified Party’s prior written consent, settle or compromise any claim or consent to entry of any judgment in respect thereof in any pending or threatened action, suit, claim or proceeding in respect of which indemnification could reasonably be expected to be available hereunder (whether or not any Indemnified Party is an actual or potential party to such action, suit, claim or proceeding) unless such settlement or compromise includes an unconditional release of each Indemnified Party from all liability arising out of such action, suit, claim or proceeding. If written notice of a bona fide claim for indemnification under Section 7.08 has been given in respect of any breach of the representations or warranties made by a party in this Agreement prior to the expiration of the applicable representation or warranty, then the obligation to indemnify in respect of such breach shall survive as to such claim, until such claim has been finally resolved.

(e)    Notwithstanding anything to the contrary contained in this Agreement, after the Closing, none of the parties hereto and none of their respective Affiliates shall have any liability under any provision of this Agreement for any (i) special, speculative, indirect or consequential Loss or lost profits (including loss of future revenue or income, loss of business reputation or opportunity relating to the breach or alleged breach of this Agreement, or damages based on any type of multiple of earnings or similar basis) or (ii) punitive damages, except, in each case, any such indemnifiable Losses that are recovered by a third party in connection with a third-party claim or resulting from a Governmental Order.

(f)    For all purposes of this Section 7.08, “Losses” shall be net of (i) payments actually paid to the Indemnified Party under any insurance policy with respect to such Losses, and (ii) any prior or subsequent actual recovery by the Indemnified Party from any third party Claim with respect to such Losses, in either case net of any fees or expenses incurred in obtaining such recovery, including any increase in premiums resulting from such claim. Each Indemnifying Party shall use reasonable best efforts to collect any amounts available under applicable insurance policies, or from any other Person alleged to be responsible, for any Losses payable under this Section 7.08; provided that in no event shall this Section 7.08 require any party to institute an Action against any Person.

(g)    The Indemnified Parties shall be entitled to only a single recovery (without duplication) for indemnified Losses that arise in connection with each matter giving rise to a breach of representation, warranty or covenant, even if such matter shall involve breaches of multiple representations, warranties and covenants.

(h)    For the avoidance of doubt, the Identified Matters shall be deemed to qualify all of the Company’s representations and warranties set forth in Article III herein.

(i)    For the avoidance of doubt, in calculating any Losses suffered by the Purchaser Indemnifying Parties due to the Losses suffered by the Company or the obligation of the Company to pay any monetary damages to any third party (including any Governmental Authority) (including any Losses of the types described in Sections 7(a)(iii) or 7(a)(iv) (other than, with respect to Section 7(a)(iv), Losses suffered directly by the Purchaser Indemnified Parties), the calculation for the amount to be indemnified by the Company to the Purchaser Indemnified Parties shall be (x) the total Losses and monetary damages suffered by the Company, multiplied by (y) the Purchaser’s percentage ownership of the Company Common Stock (on a fully-diluted as-converted basis) as of the Closing, assuming for the purposes of such calculation the conversion of the Purchased Preferred Shares into Company Common Stock as of such time but excluding for purposes of such calculation all Company Common Stock or Company Preferred Stock issuable upon exercise of the Warrants; and with respect to Losses actually suffered directly by the Purchaser Indemnified Parties under this Agreement, the amount to be indemnified by the Company to the Purchaser Indemnified Parties shall be the entire amount of such Losses irrespective of Purchaser’s percentage ownership of the Company Common Stock.

(j)    The obligations of the Indemnifying Party under this Section 7.08 shall survive the transfer of the Securities. The agreements contained in this Section 7.08 shall be in addition to any other rights of the Indemnified Party against the Indemnifying Party or others, at common law or otherwise, including for actual fraud involving a knowing and intentional misrepresentation of a fact material to the transactions contemplated by this Agreement made with the intent of inducing any other party hereto to enter into this Agreement and upon which such other party has relied (as opposed to any fraud claim based on constructive knowledge, negligent misrepresentation or a similar theory) under applicable tort laws.

(k)    Notwithstanding anything in this Agreement to the contrary, the Purchaser may, at its sole discretion and without prejudice to any other rights it may have, deduct, set off and net all or a portion of indemnified Losses finally determined to be owed by the Company to the Purchaser Indemnified Parties pursuant to this Section 7.08 against the equivalent amount payable by the Purchaser to the Company under this Agreement or any other Transaction Documents, including without limitation the exercise price of the 2018 Warrant. Neither the exercise of nor the failure to exercise of such right of set off by the Purchaser will limit the Purchaser in any manner in the enforcement of any other remedies that may be available to it in connection with this Agreement under applicable Law.

Section 7.09.    Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the Company’s successors and assigns and the Purchaser’s successors and assigns, and no other person. Neither party may assign its rights or obligations hereunder without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed; provided, however, that (i) that the Purchaser may assign its rights under this Agreement to one or more of its Affiliates and (ii) the Company shall have the right to collaterally assign its rights under this Agreement to any party that provides financing to the Company, provided, however, that if such collateral assignment would adversely affect the Purchaser in any manner, such collateral assignment shall require the prior written consent from the Purchaser. No assignment shall relieve the assigning party of any of its obligations hereunder.

Section 7.10.    Arbitration.

(a)    Any and all disputes which cannot be settled amicably, including any ancillary claims of any party, arising out of, relating to or in connection with the validity, negotiation, execution, interpretation, performance or non-performance of this Agreement (including the validity, scope and enforceability of this arbitration provision) shall be referred to and finally resolved by arbitration under the Rules of Arbitration of the London Court of International Arbitration (“LCIA Rules”) by one or more arbitrators appointed in accordance with the LCIA Rules (the “Arbitral Tribunal”).

(b)    The arbitration shall be conducted by a sole arbitrator unless either party objects, in which case the arbitration shall be conducted by a panel of three arbitrators. Where the arbitration is to be conducted by a sole arbitrator, the parties shall attempt to agree upon the selection of the sole arbitrator. If they cannot reach agreement within 30 days from the commencement of the arbitration, the sole arbitrator shall be appointed by the Court of the LCIA (the “LCIA Court”) in accordance with the LCIA Rules. Where the arbitration is to be conducted by a panel of three arbitrators, each party shall nominate one arbitrator and the two party-nominated arbitrators shall then select the chairman of the Arbitral Tribunal. If the two party-nominated arbitrators are unable to do so within 30 days after the commencement of the arbitration or any mutually agreed extension thereof, the chairman shall be selected by the LCIA Court in accordance with the LCIA Rules.

(c)    The place of arbitration shall be London.

(d)    The language of the arbitration shall be English.

(e)    Each arbitrator shall be licensed to practice law in New York.

(f)    Each party shall have the right to apply to any court of competent jurisdiction and/or to the Arbitral Tribunal for an order or award of temporary or preliminary injunctive relief or other measures of interim, provisional or conservatory measures in order to maintain the status quo or to protect its rights or property pending arbitration pursuant to this Agreement or for the purpose of compelling a party to arbitrate and seeking temporary or preliminary injunctive relief in aid of an arbitration hereunder, and any such application shall not be deemed incompatible with, or a waiver of, the parties’ agreement to arbitrate.

(g)    The Arbitral Tribunal shall have power to take whatever interim measures it deems necessary, including injunctive relief, specific performance and other equitable relief, including in accordance with the provisions set forth in Section 7.14 of this Agreement.

(h)    The award rendered by the Arbitral Tribunal shall be final and binding between the parties and not subject to appeal or other recourse.

(i)    Recognition and enforcement of any award rendered by the Arbitral Tribunal may be sought in any court of competent jurisdiction. Disclosure Schedule References.

Section 7.11.    Disclosure Schedule References(a) . The Parties agree that any reference in a particular Section of the Company Disclosure Schedule shall only be deemed to be an exception to (or, as applicable, a disclosure for purposes of) (a) the representations and warranties (or covenants, as applicable) of the Company that are contained in the corresponding Section of this Agreement and (b) any other representations and warranties of the Company that is contained in this Agreement, but only if the relevance of that reference as an exception to (or a disclosure for purposes of) such representations and warranties would be readily apparent to a reasonable person who has read that reference and such representations and warranties, without any prior knowledge on the part of the reader regarding the matter(s) so disclosed. The inclusion of an item in the Company Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission that such item represents a material exception or material fact, event or circumstance or that such item would reasonably be expected to, individually or in the aggregate, prevent, materially delay or materially impede the ability of the Company to consummate the transactions contemplated by this Agreement.

Section 7.12.    Severability. If any provision of this Agreement is determined to be invalid, illegal, or unenforceable, the remaining provisions of this Agreement shall remain in full force and effect provided that the economic and legal substance of, any of the Transactions is not affected in any manner materially adverse to any party. In the event of any such determination, the parties agree to negotiate in good faith to modify this Agreement to fulfill as closely as possible the original intent and purpose hereof. To the extent permitted by law, the parties hereby to the same extent waive any provision of law that renders any provision hereof prohibited or unenforceable in any respect.

Section 7.13.    Specific Performance; Remedies. Each Party agrees that (i) irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the other Party does not perform the provisions of this Agreement (including failing to take such actions as are required of them hereunder in order to consummate the transactions contemplated by this Agreement) in accordance with its specified terms or otherwise breach such provisions and (ii) the right of such Party to specific enforcement is an integral part of the transactions contemplated by this Agreement and without that right, such Party would not have entered into this Agreement. Each Party acknowledges and agrees that the other Party shall be entitled to seek an injunction, specific performance and other equitable relief to prevent breaches of this Agreement by the other Party and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which such Party is entitled at law or in equity. Each Party agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that (x) the other Party has an adequate remedy at law or (y) an award of specific performance is not an appropriate remedy for any reason at law or equity. If a Party seeks an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, it shall not be required to provide any bond or other security in connection with any such order or injunction.

Section 7.14.    Cumulative Remedies. Except as otherwise expressly provided herein, any and all remedies provided herein will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

Section 7.15.    Headings. The headings of Articles and Sections contained in this Agreement are for reference purposes only and are not part of this Agreement.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto or by their respective duly authorized officers, all as of the date first above written.

POWER SOLUTIONS INTERNATIONAL, INC.

By:	/s/ Gary Winemaster
Name:	Gary Winemaster
Title:	Chief Executive Officer

[Signature Page to Share Purchase Agreement]

IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto or by their respective duly authorized officers, all as of the date first above written.

WEICHAI AMERICA CORP.

By:	/s/ Victor Liu
Name:	Victor Liu
Title:	Chairman

[Signature Page to Share Purchase Agreement]

SECTION 1.01 OF COMPANY DISCLOSURE SCHEDULE

Identified Matters

“Identified Matters” shall mean (a) the current securities class actions, (b) SEC investigation and (c) restatement and audit of financial accounts and review of internal controls resulting from the Audit Committee’s review and its advisors’ and the Company’s auditors’ review of the Eric Cohen allegations and the Company’s financial statements and internal controls, but in the case of (c), exclusively (x) approximately $18 million in revenue erroneously recognized in the Company’s consolidated financial statements for the year ended December 31, 2015 which involves shifting of consolidated net income, consolidated net assets or consolidated liabilities from 2015 to another period or periods, (y) up to $3 million in revenue from Moser Energy Systems which may become an uncollectible accounts receivable, and (z) up to $306,000 in revenue from Green APU which may be erroneously recognized in the Company’s 2015 consolidated financial statements.

EXHIBIT A

Shareholder Agreement

See attached.

EXHIBIT B

Investor Rights Agreement

See attached.

EXHIBIT C

2018 Warrant

See attached.

EXHIBIT D

Certificate of Designations

See attached.

EXHIBIT E

Terms of Additional Warrant

The Additional Warrant (i) shall be exercisable for a period of three (3) months following the date of issuance, (ii) shall be exercisable for a number of shares of Company Common Stock (or, prior to the Stockholder Approval, shares of Preferred Stock) equal to the Purchaser’s ownership percentage of Company Common Stock (on a fully-diluted and as-converted basis) times the number of PPPI Shares, (iii) shall have the same per share exercise price and adjustments as the 2018 Warrant, and (iv) shall otherwise be on terms that are substantially similar to the terms of the 2018 Warrant.

EXHIBIT F

Key Terms of Stock Pledge Agreement

See attached.

Exhibit 10.2

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF OR OTHERWISE ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAW, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF OR EXERCISED UNLESS (I) A REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS SHALL HAVE BECOME EFFECTIVE WITH REGARD THERETO, OR (II) AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS IS AVAILABLE IN CONNECTION WITH SUCH OFFER, SALE OR TRANSFER.

Warrant Number 01

Warrant to Purchase Shares

of

POWER SOLUTIONS INTERNATIONAL, INC.

THIS CERTIFIES that Weichai America Corp. (including any permitted transferee or assignee of this Warrant under the terms hereof, “Holder”) has the right to purchase from POWER SOLUTIONS INTERNATIONAL, INC., a Delaware corporation, (the “Company”), the sum of (a) four million fifty five thousand seven hundred and nine (4,055,709) fully paid and nonassessable shares of the Company’s common stock, $0.001 par value per share (“Common Stock”), and (b) any additional shares of Common Stock of the Company so that after the full and complete Exercise of the Warrant (including the aggregate number of shares of Common Stock previously issued from time to time as a result of any partial exercise of this Warrant), the Holder, together with all Affiliates of the Holder and all Persons to which the Holder or its Affiliates have transferred any shares of Common Stock or Series B Preferred Stock acquired under the Stock Purchase Agreement, hold an aggregate number of shares of Common Stock (assuming the conversion of Series B Preferred Stock into Common Stock as of such time of such Exercise) equal to 51% of the Common Stock Deemed Outstanding on the date of final exercise of this Warrant in full, subject to adjustment as provided herein and pursuant to the provisions set forth in Section 5(e) (such shares of Common Stock or Series B Preferred Stock, together with the stock and other securities and property at the time receivable upon the exercise of this Warrant, the “Warrant Shares”), at a price per share of Common Stock equal to the Exercise Price as defined in Section 3 below, at any time during the Accelerated Term or Term (as defined below).

Holder agrees with the Company that this Warrant to Purchase Shares of the Company (this “Warrant” or this “Agreement”) is issued, and all rights hereunder shall be held, subject to all of the conditions, limitations and provisions set forth herein.

1.	Date of Issuance; Term.

(a)    Date of Issuance. This Warrant shall be deemed to be issued on the Closing Date (as defined in the Share Purchase Agreement) (“Date of Issuance”).

(b)    Term. The term of this Warrant begins on the date that is the eighteen (18) month anniversary of the Date of Issuance and ends at 5:00 p.m., New York City time, on the date that is the twenty-one (21) month anniversary of the Date of Issuance (such period, as may be modified pursuant to the terms hereof, the “Term”). This Warrant was issued in conjunction with that certain Share Purchase Agreement by and between the Company and Weichai America Corp. (the “Investor”) dated March 20, 2017 (the “Share Purchase Agreement”), that certain Investor Rights Agreement (the “Investor Rights Agreement”) by and

between the Company and the Investor dated as of the Date of Issuance, and that certain Shareholders Agreement (the “Shareholders Agreement”) by and between the Investor and other parties thereto, dated March 20, 2017, entered into in conjunction herewith.

(c)    Acceleration. Notwithstanding the foregoing, to the extent that, prior to the beginning of the Term set forth in Section 1(b) herein, (i) the Company is in default under the TPG Credit Agreement (as defined under Share Purchase Agreement) or any refinancings or replacements thereof, or (ii) any other credit agreement, bond, note, mortgage, indenture or other debt financing or refinancing arrangement with an outstanding obligation of $5,000,000 or more, (ii) as a result of such default, the lender under such debt financing arrangement has accelerated all outstanding obligations of the Company under such debt financing arrangement by written notice to the Company thereof (the amount of such accelerated obligation, the “Accelerated Obligation”), and (iii) the Company does not cure such default within any cure period set out in such notice of default or within 10 days in case there is no cure period set out in such notice of default, if any (the “Cure Period”), the Warrant shall become exercisable for a number of shares of Common Stock equal to the ratio of (x) the amount of the Accelerated Obligation, divided by (y) the Exercise Price for the Warrant, and the portion of the Warrant that is so exercisable shall continue to be exercisable for a period of ten (10) days following the expiration of the Cure Period (each such period, an “Accelerated Term”). To the extent such exercisable portion of the Warrant is not fully exercised during such Accelerated Term, the Warrant (including such portion) shall continue to be exercisable pursuant to the terms hereof. Notwithstanding the foregoing, if the Company has cured such default on or prior to the date of Exercise of the Warrant pursuant to this Section 1(c) or the Holder fails to exercise the Warrant within the Accelerated Term, the Warrant shall no longer be accelerated pursuant to this Section 1(c) but still be exercisable pursuant to Section 1(b).

(d)    Definitions.

“2017 EBITDA” means the reported consolidated net income for the twelve months ended December 31, 2017 of the Company and its Subsidiaries, excluding (i) interest income and expense (for the avoidance of doubt such expense shall include any loan fees, make-wholes or similar amounts and other expenses related to refinancing of the Company’s debt); (ii) income tax expenses and income tax benefits; (iii) depreciation expense; (iv) amortization expense; (v) non-cash gains and losses from the disposition of assets or impairment of goodwill or other intangible assets; (vi) expenses or charges associated with the Warrants; or (vii) (A) any exceptional, one-off, non-recurring or extraordinary expenses or other items of an unusual or non-recurring nature (“Non-recurring Expenses”) arising from any judgement of settlement of the litigation matter set forth in Section 3.01(l)(7) of the Company Disclosure Schedule to the Share Purchase Agreement, or (B) any other Non-recurring Expenses in an aggregate amount not to exceed $5,000,000 (unless such other Non-recurring Expenses in excess of such amount are approved by the Investor in advance), in each case, as determined and derived from the Company’s and its Subsidiaries’ audited financial statements prepared in accordance with GAAP. For avoidance of doubt the costs of any interim CEO and CFO shall not be considered as Non-recurring Expenses.

“Business Day” shall mean any day, other than a Saturday, Sunday or a day on which banking institutions in the City of New York, New York is authorized or obligated by law or executive order to remain closed.

“Common Stock Deemed Outstanding” means, at any given time, the sum of (a) the number of shares of Common Stock actually outstanding at such time, plus (b) the number of shares of Common Stock issuable upon exercise of Options actually outstanding at such time, plus (c) the number of shares of Common Stock issuable upon conversion or exchange of Convertible Securities actually outstanding at such time (treating as actually outstanding any Convertible Securities issuable upon exercise of Options actually outstanding at such time), in each case, regardless of whether the Options or Convertible Securities are actually exercisable at such time; provided, that Common Stock Deemed Outstanding at any given time shall not include shares owned or held by or for the account of the Company or any of its wholly owned subsidiaries.

“Convertible Securities” means any securities (directly or indirectly) convertible into or exchangeable for Common Stock, including Series B Preferred Stock, but excluding Options.

“Delisting Condition” means that the Common Stock is not listed on NASDAQ on 5:00 p.m., New York City time, on the date (i) that is the eighteen (18) month anniversary of the Closing (as defined in the Share Purchase Agreement); or (ii) when the Holder exercises the Warrant within the Accelerated Term.

“NASDAQ” means the Nasdaq Stock Market.

“Options” means any warrants or other rights or options to subscribe for or purchase Common Stock or Convertible Securities.

“Volume Weighted Average Price” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on NASDAQ, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on NASDAQ or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), or (b) if the Common Stock is not listed or quoted on NASDAQ but is then quoted on OTC Bulletin Board, the Pink OTC Markets or similar quotation system or association, the volume weighted average closing sales prices of the Common Stock for such date (or the nearest preceding date) on such over-the-counter market as applicable.

“Trading Day” means any day on which the U.S. national stock exchange on which the Common Stock is then listed and traded is open for trading in securities based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time).

2.	Exercise.

(a)    Manner of Exercise. During the Accelerated Term or the Term (as the case may be), this Warrant may be Exercised as to all or any lesser number of whole Warrant Shares for which this Warrant is then exercisable upon surrender of this Warrant, with the Exercise Form attached hereto as Exhibit A (the “Exercise Form”) duly completed and executed, together with the full Exercise Price (as defined below) for each Warrant Share as to which this Warrant is Exercised, at the office of the Company, Attention: General Counsel – William Buzogany; Phone: 773-425-2323, or at such other office or agency as the Company may designate in writing, by overnight mail, with an advance copy of the Exercise Form sent to the Company and its transfer agent (“Transfer Agent”) by facsimile (such surrender and payment of the Exercise Price hereinafter called the “Exercise” of this Warrant). If Holder intends to Exercise the Warrant and provides a written notice indicating the number of Warrant Shares to be Exercised and the approximate Date of Exercise at any time at least one (1) month prior to the start of the Term, the Company shall take all necessary actions in a timely manner to obtain consents or approvals from any and all third parties and government authorities that failure of which would constitute a Material Adverse Effect (as defined in the Share Purchase Agreement) (“Material Third Party Consents”) prior to the Date of Exercise. If the Company fails to obtain all requisite Material Third Party Consents before seven days prior to the expiration of the Term or the extension thereof, the Term of this Warrant shall be extended until the Company has obtained such Material Third Party Consents. For the avoidance of doubt, no failure by the Company to obtain any Material Third Party Consents shall preclude or in any way limit the ability of Holder to Exercise this Warrant.

(b)    Date of Exercise. The “Date of Exercise” of the Warrant shall be defined as the Trading Day that the Exercise Form attached hereto as Exhibit A, completed and executed, is sent by facsimile to, and received during regular business hours by, the Company, provided that (i) the original Warrant and Exercise Form are received by the Company within two (2) Trading Days following such date, and (ii) the Exercise Price is satisfied within thirty (30) days (provided that the Warrant Shares shall not be deemed to be issued to the Holder until the Exercise Price is actually received by the Company). Upon the Date of Exercise, the Warrant shall be deemed to have been exercised, and upon the receipt of the Exercise Price in accordance with the preceding sentence, Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been Exercised, irrespective of the date such Warrant Shares are credited to the Holder’s Depository Trust Company (“DTC”) account or the date of delivery of the certificates evidencing such Warrant Shares, as the case may be.

(c)    Delivery of Warrant Shares Upon Exercise. Within three (3) Trading Days after any Date of Exercise (or if the Holder requests the issuance of physical certificate(s) rather than through DTC credit, within two (2) Trading Days after receipt by the Company of the original Warrant) (the “Delivery Period”), the Company shall issue and deliver (or cause its Transfer Agent to issue and deliver) in accordance with the terms hereof to or upon the order of the Holder that number of Exercise Shares for the portion of this Warrant Exercised, as shall be determined in accordance herewith. Upon the Exercise of this Warrant or any part hereof, the Company shall, at its own cost and expense, take all commercially reasonable actions, including obtaining and delivering an opinion of counsel, to assure that the Transfer Agent shall issue stock certificates in the name of Holder (or its nominee) or such other persons as designated by Holder and in such denominations, representing the number of Warrant Shares issuable upon such Exercise (“Exercise Shares”). Notwithstanding the foregoing, the Company shall not be required to pay any tax or other charge imposed in connection with any transfer involved in the issuance of any certificate for Exercise Shares in any name other than that of the original registered holder of this Warrant.

(d)    Delivery Failure. In addition to any other remedies which may be available to the Holder, in the event that the Company fails for any reason to effect delivery of the Exercise Shares by the end of the Delivery Period (a “Delivery Failure”), the Holder will be entitled to revoke all or part of the relevant Exercise Form by delivery of a notice to such effect to the Company not later than three (3) Trading Days after the end of the Delivery Period, whereupon the Company and the Holder shall each be restored to their respective positions immediately prior to the delivery of such notice, including without limitation the return of the Warrant to the Holder and the return of certificates representing Exercise Shares to the Company.

(e)    Legends.

(i)    Restrictive Legend. The Holder understands that this Warrant shall bear a restrictive legend in substantially the form set forth on the first page of this Warrant (and a stop-transfer order may be placed against transfer of such securities). The Holder further understands that until such time as the Exercise Shares have been registered under the Securities Act as contemplated by the Investor Rights Agreement, or otherwise may be sold pursuant to Rule 144 under the Securities Act or an exemption from registration under the Securities Act without any restriction as to the number of securities as of a particular date that can then be immediately sold, the Exercise Shares shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for such securities):

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER SAID ACT, OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SAID ACT INCLUDING, WITHOUT LIMITATION, PURSUANT TO RULES 144 OR 144A UNDER SAID ACT OR PURSUANT TO A PRIVATE SALE EFFECTED UNDER

APPLICABLE FORMAL OR INFORMAL SEC INTERPRETATION OR GUIDANCE, SUCH AS A SO-CALLED “4(1) AND A HALF” SALE”, SUBJECT TO DELIVERY OF AN OPINION, AS PROVIDED IN THE WARRANT, DATED AS OF                 , 20    , ISSUED BY THE COMPANY.”

“THE SALE, TRANSFER OR ASSIGNMENT OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN INVESTOR RIGHTS AGREEMENT DATED AS OF             , 2017, AS AMENDED FROM TIME TO TIME, AMONG THE COMPANY AND CERTAIN HOLDERS OF ITS OUTSTANDING SECURITIES. COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE COMPANY.”

(ii)    Removal of Restrictive Legends. The certificates evidencing the Exercise Shares shall not contain any legend restricting the transfer thereof (including the legend set forth above in subsection 2(e)(i)): (A) while a registration statement (including a Registration Statement, as defined in the Investor Rights Agreement) covering the resale of such security is effective under the Securities Act, or (B) following any sale of such Exercise Shares pursuant to Rule 144, or (C) if such Exercise Shares are eligible for sale under Rule 144(b)(1), or (D) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the SEC) (collectively, the “Unrestricted Conditions”). If the Unrestricted Conditions are satisfied, the Company shall cause its counsel to issue a legal opinion to the Transfer Agent promptly after the Unrestricted Conditions are satisfied, if required and to the extent permitted by the Transfer Agent, to effect the issuance of the Exercise Shares without a restrictive legend or removal of the legend hereunder. The Company agrees that, following the Effective Date, at such time as the Unrestricted Conditions are met or such legend is otherwise no longer required under this Section 2(e), it will, no later than five (5) Trading Days following the delivery (the “Unlegended Shares Delivery Deadline”) by the Holder to the Company of a certificate representing Exercise Shares containing a restrictive legend (such fifth Trading Day, the “Legend Removal Date”), deliver or cause to be delivered to such Holder a certificate (or electronic transfer) representing such shares that is free from all restrictive and other legends. For purposes hereof, “Effective Date” shall mean the date that the Registration Statement that the Company is required to file pursuant to the Investor Rights Agreement has been declared effective by the SEC.

(iii)    Sale of Unlegended Shares. Holder agrees that the removal of the restrictive legend from any certificates representing securities as set forth in Section 2(e) above is predicated upon the Company’s reliance that the Holder will sell, transfer, assign, pledge, hypothecate or otherwise dispose of this Warrant or any Exercise Shares pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom, and that if such securities are sold pursuant to a Registration Statement, they will be sold in compliance with the plan of distribution set forth therein.

(f)    Cancellation of Warrant. This Warrant shall be canceled upon the earliest to occur of the following: (i) expiration at the end of the Term; (ii) the full Exercise of this Warrant; or (iii) the consummation of a Major Transaction. If this Warrant is partially (and not fully) Exercised, Holder shall be entitled to receive a new Warrant (containing terms identical to this Warrant) representing any unexercised and unexpired portion of this Warrant. In the event of a Major Transaction (as defined below), any portion of this Warrant that is not Exercised pursuant to the terms of this Warrant prior to the closing of such Major Transaction shall be cancelled and terminated without further action by the Holder or the Company upon consummation of such Major Transaction.

(g)     Delivery of Electronic Shares. In lieu of delivering physical certificates representing the Exercise Shares or shares of Common Stock submitted for legend removal, provided the Transfer Agent is participating in the DTC Fast Automated Securities Transfer (“FAST”) program, upon written request of the Holder, the Company shall use commercially reasonable efforts to cause its Transfer Agent to electronically transmit such securities by crediting the account of the Holder’s prime broker with DTC through its Deposit Withdrawal Agent Commission (DWAC) system. The time periods for delivery and penalties described herein shall apply to the electronic transmittals described herein. Any delivery not effected by electronic transmission shall be effected by delivery of physical certificates.

(h)    Buy-In. In addition to any other rights available to the Holder, if the Company fails to cause its Transfer Agent to transmit to the Holder a certificate or certificates, or electronic shares through DWAC, representing Exercise Shares on or before the end of the applicable Delivery Period (other than a failure caused by incorrect or incomplete information provided by Holder to the Company hereunder), and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise), or the Holder’s brokerage firm otherwise purchases shares of Warrant Shares to deliver in satisfaction of a sale by the Holder of the Exercise Shares that the Company was required to deliver to the Holder in connection with such Exercise (a “Buy-In”), then the Company shall (1) pay in cash to the Holder the amount by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Warrant Shares so purchased exceeds (y) the amount (the “Sales Price”) obtained by multiplying (A) the number of Exercise Shares that the Company was required to deliver to the Holder in connection with the Exercise at issue times (B) the price at which the sell order giving rise to such purchase obligation was executed, and (2) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of Exercise Shares for which such Exercise was not timely honored or deliver to the Holder the Exercise Shares that would have been issued had the Company timely complied with its Exercise and delivery obligations hereunder. For example, if the Holder purchases Warrant Shares having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted Exercise to cover the sale of Warrant Shares with an aggregate Sales Price of $10,000, under clause (1) of the immediately preceding sentence the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice, within three (3) Trading Days after the occurrence of a Buy-In, indicating the amounts payable to the Holder in respect of such Buy-In, together with applicable confirmations and other evidence reasonably requested by the Company. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing Exercise Shares upon Exercise of the Warrant as required pursuant to the terms hereof; provided, however, that the Holder shall not be entitled to both (i) reinstate the portion of the Warrant and equivalent number of Exercise Shares for which such Exercise was not timely honored and (ii) receive such Exercise Shares.

3.	Payment of Warrant Exercise Price.

(a)    Exercise Price. Subject to adjustment pursuant to terms of Section 3(b) and 5(f) herein, the exercise price per exercised Warrant Share (“Exercise Price”) shall be equal to the average Volume Weighted Average Price of one (1) share of the Company’s Common Stock during the twenty (20)

consecutive Trading Day period immediately preceding the Date of Exercise multiplied by 85%; provided that in the case that Delisting Condition exists, the Exercise Price shall be equal to the following: (x) the average Volume Weighted Average Price of one (1) share of the Company’s Common Stock during the twenty (20) consecutive Trading Day (or if the Common Stock is not then listed or quoted on NASDAQ) Business Day (as applicable) period immediately preceding the Date of Exercise multiplied by 50%; or (y) if no Volume Weighted Average Price is available for the twenty (20) consecutive Trading Day period immediately preceding the Date of Exercise, the Volume Weighted Average Price for twenty (20) Trading Days which are most recently available preceding the Date of Exercise multiplied by 50%.

Payment of the Exercise Price shall be made in cash, cashier’s check or wire transfer.

(b)    Adjustment to the Exercise Price.

(A) Subject to the limitation set forth in Section 3(b)(C) below, in the event that the Company’s 2017 EBITDA is less than $22 million, the aggregate Exercise Price for the Warrant Shares shall be adjusted by deducting an amount derived from the following formula (“EBITDA Adjustment Amount”):

EBITDA Adjustment Amount = $27.5 million – (2017 EBITDA × 1.25)

(B)    Subject to the limitation set forth in Section 3(b)(C) below, to the extent that the net book value per share of Common Stock as of December 31, 2016 (based on the audited consolidated balance sheet of the Company and its subsidiaries as of December 31, 2016) (“Actual 2016 Net Book Value Per Share“) is less than $8.00, then the aggregate Exercise Price for the Warrant Shares shall be further adjusted by deducting an amount derived from the following formula (“Net Book Value Adjustment Amount”):

Net Book Value Adjustment Amount = ($8.00 - Actual 2016 Net Book Value Per Share) × 7,500,000

provided that, if the Actual 2016 Net Book Value Per Share is equal to or greater than $8.00, there will be no adjustment.

(C)    Notwithstanding the foregoing, the aggregate amount of the EBITDA Adjustment Amount and the Net Book Value Adjustment Amount (collectively, “Aggregate Adjustment Amount”) shall not exceed $15 million. If the aggregate Exercise Price for the Warrant Shares is less than the Aggregate Adjustment Amount, then following the full Exercise of the Warrant the Company shall be liable to pay the shortfall between the aggregate Exercise Price for the Warrant Shares and the Aggregate Adjustment Amount to the Holder. In the event that either the 2017 EBITDA or Actual 2016 Net Book Value Per Share is zero or a negative number, then 2017 EBITDA or Actual 2016 Net Book Value Per Share, as the case may be, shall be deemed to be 0.01 for the purposes of calculation of the adjustments.

(c)    Payment of Additional Amounts for Warrant Shares. In the event that the Holder exercises all or any part of the Warrant during the Accelerated Term for the Exercise Price pursuant to Section 3(a)(x) or (y) and (i) there exists a Delisting Condition at the time of exercise of the Warrant; but (ii) the Company Common Stock is listed on Nasdaq as of the date that is the eighteen (18) month anniversary of the Closing, the Holder shall pay to the Company by wire transfer of immediately available funds to an account designated in writing by the Company, promptly following the date that is the eighteen (18) month anniversary of the Closing, an additional amount equal to the quotient of (a) the aggregate Exercise Price paid in respect of all of the Warrant Shares exercised by the Holder during the Accelerated Term, multiplied by (b) 0.7. In the event that (i) there is no Delisting Condition when the Holder exercises the Warrant during the Accelerated Term; and (ii) the Company Common Stock is not listed on Nasdaq as of the date that is the eighteen (18) month anniversary of the Closing, the Company shall pay to the Holder by wire transfer of immediately available funds to an account designated in writing by the Holder, promptly following the date that is the eighteen (18) month anniversary of the Closing, an additional amount equal to the quotient of (a) the aggregate Exercise Price paid in respect of all of the Warrant Shares exercised by the Holder during the Accelerated Term, multiplied by (b) 35/85.

(d)    Dispute Resolution. In the case of a dispute as to the determination of the closing price or the Volume Weighted Average Price of the Company’s Common Stock or the arithmetic calculation of the Exercise Price or Market Price, the Company shall submit the disputed determinations or arithmetic calculations via facsimile within four (4) Business Days of receipt, or deemed receipt, of the Exercise Notice, or other event giving rise to such dispute, as the case may be, to the Holder. If the Holder and the Company are unable to agree upon such determination or calculation within two (2) Business Days of such disputed determination or arithmetic calculation being submitted to the Holder, then the Company shall, within two (2) Business Days submit via facsimile (i) the disputed determination of the closing price or the Volume Weighted Average Price of the Company’s Common Stock to an independent, reputable investment bank selected by the Company and approved by the Holder, which approval shall not be unreasonably withheld or delayed or (ii) the disputed arithmetic calculation of the Exercise Price or Market Price to the Company’s independent, outside accountant, or another accounting firm of national standing selected by the Company. The Company shall cause the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the Holder of the results no later than the later of (i) five (5) Business Days from the time it receives the disputed determinations or calculations or (ii) five (5) Business Days from the selection of the investment bank and accounting firm, as applicable. Such investment bank’s or accountant’s determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error.

4.	Transfer and Registration.

(a)    Transfer Rights. Subject to the provisions of Section 8 of this Warrant, this Warrant may be transferred on the books of the Company, in whole or in part, in person or by attorney, upon surrender of this Warrant properly completed and endorsed. This Warrant shall be canceled upon such surrender and, as soon as practicable thereafter, the person to whom such transfer is made shall be entitled to receive a new Warrant or Warrants as to the portion of this Warrant transferred, and Holder shall be entitled to receive a new Warrant as to any portion hereof retained.

(b)    Registrable Securities. Subject to the terms of the Investor Rights Agreement, the Warrant Shares issuable upon the Exercise of this Warrant may be registered under the Securities Act as contemplated by the Investor Rights Agreement.

5.	Adjustments.

(a)    Participation. The Holder, as the holder of this Warrant, shall be entitled to receive such dividends paid and distributions of any kind made to the holders of equity securities of the Company to the same extent as if the Holder had Exercised this Warrant (without regard to any limitations on exercise herein or elsewhere and without regard to whether or not a sufficient number of shares are authorized and reserved to effect any such exercise and issuance) and had held such shares of equity securities on the record date for such dividends and distributions. Payments under the preceding sentence shall be made concurrently with the dividend or distribution to the holders of equity securities.

(b)    Recapitalization or Reclassification; Consolidation, Merger or Sale. If the Company shall at any time effect a stock split, payment of stock dividend, recapitalization, reclassification or other similar transaction of such character that the shares of equity securities shall be changed into or become exchangeable for a larger or smaller number of shares, then upon the effective date thereof, the number of shares of Warrant Shares which Holder shall be entitled to purchase upon Exercise of this Warrant shall be increased or decreased, as the case may be, in direct proportion to the increase or decrease in the number of shares of equity securities by reason of such stock split, payment of stock dividend, recapitalization, reclassification or similar transaction, and the Exercise Price shall be, in the case of an increase in the number of shares, proportionally decreased and, in the case of decrease in the number of shares, proportionally increased. In addition, if any recapitalization, reclassification or reorganization of the share capital of the Company, or any consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its shares and/or assets or other transaction (including, without limitation, a sale of substantially all of its assets followed by a liquidation) shall be effected in such a way that holders of shares of equity securities shall be entitled to receive shares, securities or other assets or property (a “Change”), then, lawful and adequate provisions shall be made by the Company whereby the Holder shall thereafter have the right to purchase and receive (in lieu of the shares of Warrant Shares immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby) such shares, securities or other assets or property as may be issued or payable with respect to or in exchange for the number of outstanding shares of equity securities which such Holder would have been entitled to receive had such Holder exercised this Warrant immediately prior to the consummation of such Change. The provisions of this Section 5(b) shall similarly apply to successive Changes. The Company shall give Holder the same notice it provides to holders of equity securities of any transaction or Change described in this Section 5(b).

(c)    Rights Upon Major Transaction.

(i)    Major Transaction. In the event that a Major Transaction (as defined below) is consummated prior to the beginning of the Term, the Warrant shall expire and shall not be exercisable. In the event that a Major Transaction is consummated during the Term, then the Holder shall have the right to exercise this Warrant and to make such exercise effective immediately prior to the consummation of such Major Transaction.

Consummation of each of the following events shall constitute a “Major Transaction”:

(A)    a consolidation, merger, exchange of shares, recapitalization, reorganization, business combination or other similar event, following which the holders of Common Stock immediately preceding such consolidation, merger, exchange, recapitalization, reorganization, combination or event either (a) no longer hold a majority of the shares of Common Stock or a majority of the voting power of the Successor Entity on a fully diluted basis or (b) no longer have the ability to elect a majority of the board of directors of the Company or the Successor Entity (collectively, a “Change of Control Transaction”); or

(B)    a purchase, tender or exchange offer (other than any purchase, tender or exchange offer made by the Holder or its Affiliates) made to the holders of outstanding shares of equity securities, such that following the consummation of such purchase, tender or exchange offer a Change of Control Transaction shall have occurred.

(ii)    Notice of Major Transaction. At least fifteen (15) days prior to the consummation of any Major Transaction during the Term, but, in any event, within two (2) Trading Days following the date of the public announcement of any Major Transaction which is reasonably expected to be consummated during the Term, the Company shall deliver written notice thereof via facsimile and overnight courier to the Holder (a “Major Transaction Notice”).

For purposes hereof:

“Eligible Market” means NASDAQ, the New York Stock Exchange, Inc., the NYSE Arca, the NASDAQ Capital Market, the NASDAQ Global Select Market or the NYSE Alternext U.S. or any successor exchanges or markets thereof.

“Parent Entity” of a Person means an entity that, directly or indirectly, controls the applicable Person and whose common stock or equivalent equity security is quoted or listed on an Eligible Market, or, if there is more than one such Person or Parent Entity, the Person or Parent Entity with the largest public market capitalization as of the date of consummation of a Major Transaction.

“Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

(d)    Adjustments: Additional Shares, Securities or Assets. In the event that at any time, as a result of an adjustment made pursuant to this Section 5 or otherwise, Holder shall, upon Exercise of this Warrant, become entitled to receive shares and/or other securities or assets (other than Warrant Shares) then, wherever appropriate, all references herein to Warrant Shares shall be deemed to refer to and include such shares and/or other securities or assets; and thereafter the number of such shares and/or other securities or assets shall be subject to adjustment from time to time in a manner and upon terms as nearly equivalent as practicable to the provisions of this Section 5.

(e)    Other Adjustments.

Preferred Shares. In the event that the Stockholder Approval (as defined in the Share Purchase Agreement) is not obtained prior to the Exercise of the Warrant, this Warrant shall be exercisable for a number of shares of the Company’s Preferred Shares (as defined in the Share Purchase Agreement) that are convertible into the number of shares of Common Stock for which this Warrant would otherwise have been exercisable if such Stockholder Approval had been obtained (and the Exercise Price shall be adjusted accordingly), and shall not be exercisable for the purchase of shares of Common Stock.

(f)    Notice of Adjustments. Whenever the Exercise Price is adjusted pursuant to the terms of this Warrant, the Company shall promptly mail to the Holder a notice (an “Exercise Price Adjustment Notice”) setting forth the Exercise Price after such adjustment and setting forth a statement of the facts requiring such adjustment. The Company shall, upon the written request at any time of the Holder, furnish to such Holder a like Warrant setting forth (i) such adjustment or readjustment, (ii) the Exercise Price at the time in effect and (iii) the number of shares of Warrant Shares and the amount, if any, of other securities or property which at the time would be received upon Exercise of the Warrant. For purposes of clarification, whether or not the Company provides an Exercise Price Adjustment Notice pursuant to this Section 5(f), upon the occurrence of any event that leads to an adjustment of the Exercise Price, the Holder would be entitled to receive a number of Exercise Shares based upon the new Exercise Price, as adjusted, for exercises occurring on or after the date of such adjustment, regardless of whether the Holder accurately refers to the adjusted Exercise Price in the Exercise Form.

6.	Fractional Interests.

No fractional shares or scrip representing fractional shares shall be issuable upon the Exercise of this Warrant, but on Exercise of this Warrant, Holder may purchase only a whole number of shares of Warrant

Shares. If, on Exercise of this Warrant, Holder would be entitled to a fractional share of Warrant Shares, such fractional share shall be disregarded and the Company shall calculate and pay to the Holder an amount of cash in lieu of such fractional share, with such cash amount based on the Market Price (as defined in Section 3(a)(ii) above). If more than one Warrant shall be exercised concurrently by Holder, the number of whole shares which shall be issuable upon exercise thereof shall be computed on the basis of the aggregate Warrants so exercised.

7.	Reservation of Shares.

From and after the date hereof, the Company shall at all times reserve for issuance such number of authorized and unissued shares of Common Stock (or Series B Preferred Stock or other securities substituted therefor as herein above provided) as shall be sufficient for the Exercise of this Warrant. If at any time the number of shares of equity securities authorized and reserved for issuance is below the number of shares sufficient to permit the Exercise of this Warrant (a “Share Authorization Failure”) (based on the Exercise Price in effect from time to time), the Company will promptly take all corporate action reasonably necessary to authorize and reserve a sufficient number of shares, including, without limitation, calling a special meeting of stockholders to authorize additional shares to meet the Company’s obligations under this Section 7, and using commercially reasonable efforts to obtain stockholder approval of an increase in such authorized number of shares. The Company covenants and agrees that upon the Exercise of this Warrant, other than in the event of a Share Authorization Failure, if any, all Exercise Shares shall be duly and validly issued, fully paid and nonassessable and not subject to preemptive rights, rights of first refusal or similar rights of any Person.

8.	Restrictions on Transfer.

(a)    Registration or Exemption Required. This Warrant has been issued in a transaction exempt from the registration requirements of the Securities Act by virtue of Regulation D and exempt from state registration or qualification under applicable state laws. Neither the Warrant nor the Exercise Shares may be pledged, transferred, sold, assigned, hypothecated or otherwise disposed of except pursuant to an effective registration statement covering the resale of such securities or an exemption to the registration requirements of the Securities Act and applicable state laws including, without limitation, a so-called “4(1) and a half” transaction. This Warrant shall be subject to the restrictions on transfer set forth in the Shareholders Agreement.

(b)    Assignment. Subject to applicable securities laws and Section 8(a) (including the Holder’s compliance with the transfer restrictions set forth in the Shareholders Agreement), the Holder may sell, transfer, assign, pledge, or otherwise dispose of this Warrant, in whole or in part. Holder shall deliver a written notice to Company, substantially in the form of the Assignment attached hereto as Exhibit B, indicating the Person or Persons to whom the Warrant shall be assigned and the respective number of warrants to be assigned to each assignee. The Company shall effect the assignment within five (5) Trading Days (the “Transfer Delivery Period”), and shall deliver to the assignee(s) designated by Holder a Warrant or Warrants of like tenor and terms for the appropriate number of shares. Subject to the foregoing, this Warrant and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors and assigns of the Holder. The provisions of this Warrant are intended to be for the benefit of all Holders from time to time of this Warrant, and shall be enforceable by any such Holder. For avoidance of doubt, in the event Holder notifies the Company that such sale or transfer is a so called “4(1) and half” transaction, the parties hereto agree that a legal opinion from outside counsel for the Holder delivered to counsel for the Company shall be the only requirement to satisfy an exemption from registration under the Securities Act to effectuate such “4(1) and half” transaction.

9.	Non-circumvention.

The Company hereby covenants and agrees that the Company will not, by amendment of its certificate of incorporation, bylaws or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, and will at all times in good faith carry out all the provisions of this Warrant and take all action as may be reasonably required to protect the rights of the Holder. Without limiting the generality of the foregoing, the Company (i) shall not increase the par value of any shares of Warrant Shares receivable upon the exercise of this Warrant above the Exercise Price then in effect, and (ii) shall take all such actions as may be reasonably necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Warrant Shares upon the exercise of this Warrant.

10.	Events of Failure.

The occurrence of each of the following shall be considered to be an “Event of Failure.”

(i) A Delivery Failure Default occurs, where a “Delivery Failure Default” shall be deemed to have occurred if the Company fails to use its reasonable best efforts to deliver Exercise Shares to the Holder within any applicable Delivery Period (other than due to the limitation contained in the provisions contained in the second paragraph of Section 1);

(ii) A Legend Removal Failure occurs, where a “Legend Removal Failure” shall be deemed to have occurred if the Company fails to use its reasonable best efforts to issue Exercise Shares without a restrictive legend, or fails to use it reasonable best efforts to remove a restrictive legend, when and as required under Section 2(e) hereof;

(iii) a Transfer Delivery Failure occurs, where a “Transfer Delivery Failure” shall be deemed to have occurred if the Company fails to use its reasonable best efforts to deliver a Warrant within any applicable Transfer Delivery Period; and

(iv) a Registration Failure (as defined below).

For purposes hereof, “Registration Failure” means that (A) the Company fails to use its best efforts to file with the SEC on or before the filing deadline any Registration Statement required to be filed pursuant to Section 4 of the Investor Rights Agreement, and (B) the Company fails to use commercially reasonable efforts to cause a Registration Statement to be declared effective by the SEC, or fails to use commercially reasonable efforts to keep such Registration Statement current and effective as required in Section 4 of the Investor Rights Agreement, provided that in each case, a Registration Failure shall be deemed to not have occurred if such Registration Failure results from a breach by any holder of a Registrable Security of its obligations pursuant to Section 4 of the Investor Rights Agreement.

11.	Default.

(a)    Events Of Default. Each of the following events shall be considered to be an “Event of Default,” unless waived by the Holder:

(i) Failure To Effect Registration. With respect to all Registration Failures, a Registration Failure occurs and remains uncured for a period of more than sixty (60) days after written notice thereof by Holder to the Company; provided that in each case, a Registration Failure shall be deemed to not have occurred if such Registration Failure results from a breach by any holder of a Registrable Security of its obligations pursuant to Section 4 of the Investor Rights Agreement.

(ii) Failure To Deliver Warrant Shares. Other than as provided in Section 13(a) below, a Delivery Failure (as defined above) occurs and the Company fails for any reason to effect delivery of the applicable Exercise Shares for a period of more than twenty (20) days after written notice thereof by Holder to the Company; or at any time, the Company announces or states in writing that it will not honor its obligations to issue shares of Warrant Shares to the Holder upon Exercise by the Holder of the Exercise rights of the Holder in accordance with the terms of this Warrant.

(iii) Legend Removal Failure. A Legend Removal Failure (as defined above) occurs and remains uncured for a period of thirty (30) days after written notice thereof by Holder to the Company; and

(iv) Notice of Major Transaction. The Company has failed to satisfy the requirements of Section 5(c)(iii) above.

(b)    Remedies, Other Obligations, Breaches And Injunctive Relief. The remedies provided in this Warrant shall be cumulative and in addition to all other remedies available under this Warrant, the Share Purchase Agreement and the Investor Rights Agreement, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the right of the Holder to pursue actual damages for any failure by the Company to comply with the terms of this Warrant. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the holder of this Warrant shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

12.	Reserved.

13.	Benefits of this Warrant.

Nothing in this Warrant shall be construed to confer upon any person other than the Company and Holder any legal or equitable right, remedy or claim under this Warrant and this Warrant shall be for the sole and exclusive benefit of the Company and Holder.

14.	Governing Law.

All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that (a) any and all disputes which cannot be settled amicably, including any ancillary claims of any party, arising out of, relating to or in connection with the validity, negotiation, execution, interpretation, performance or non-performance of this Agreement (including the validity, scope and enforceability of this arbitration provision) shall be referred to and finally resolved by arbitration under the Rules of Arbitration of the London Court of International Arbitration (“LCIA Rules”) by one or more arbitrators appointed in accordance with the LCIA Rules (the “Arbitral Tribunal”); (b) the arbitration shall be conducted by a sole arbitrator unless either party objects, in which case the arbitration shall be conducted by a panel of three arbitrators. Where the arbitration is to be conducted by a sole arbitrator, the parties shall attempt to agree upon the selection of the sole arbitrator. If they cannot reach agreement within 30 days from the commencement of the arbitration, the sole arbitrator shall be appointed by the Court of the LCIA (the “LCIA Court”) in accordance with the LCIA Rules. Where the arbitration is to be conducted by a panel of three arbitrators, each party shall nominate one arbitrator and the two party-nominated arbitrators shall then select the chairman of the Arbitral Tribunal. If the two party-nominated arbitrators are unable to do so within 30 days after the commencement of the arbitration or any mutually agreed extension thereof, the chairman shall be selected by the LCIA Court in accordance with the LCIA Rules; (c) the place of arbitration shall be London; (d) the language of the arbitration shall be English; (e) each arbitrator shall be licensed to practice law in New York; (f) each party shall have the right to apply to any court of competent jurisdiction and/or to the Arbitral Tribunal for an order or award of interim, provisional or conservatory measures in order to maintain the status quo or to protect its rights or property pending arbitration pursuant to this Agreement or for the purpose of compelling a party to arbitrate and seeking temporary or preliminary relief in aid of an arbitration hereunder, and any such application shall not be deemed incompatible with, or a waiver of, the parties’ agreement to arbitrate; (g) the Arbitral Tribunal shall have power to take whatever interim measures it deems necessary, including injunctive relief, specific performance and other equitable relief, including in accordance with the provisions set forth in Section 11(b) of this Agreement. (h) the award rendered by the Arbitral Tribunal shall be final and binding between the parties and not subject to appeal or other recourse; and (i) recognition and enforcement of any award rendered by the Arbitral Tribunal may be sought in any court of competent jurisdiction.

15.	Loss of Warrant.

Upon receipt by the Company of evidence of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of indemnity or security reasonably satisfactory to the Company, and upon surrender and cancellation of this Warrant, if mutilated, the Company shall execute and deliver a new Warrant of like tenor and date.

16.	Notice or Demands.

Notices or demands pursuant to this Warrant to be given or made by Holder to or on the Company shall be sufficiently given or made if sent by certified or registered mail, return receipt requested, postage prepaid or via overnight delivery with a nationally recognized courier service, and addressed, until another address is designated in writing by the Company, to the address set forth in Section 2(a) above. Notices or demands pursuant to this Warrant to be given or made by the Company to or on Holder shall be sufficiently given or made if sent by certified or registered mail, return receipt requested, postage prepaid or via overnight delivery with a nationally recognized courier service, and addressed, to the address of Holder set forth in the Company’s records, until another address is designated in writing by Holder.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned has executed this Warrant as of the      day of March, 2017.

POWER SOLUTIONS INTERNATIONAL, INC.

By:
Name:
Title:

[Signature Page to Warrant]

EXHIBIT A

EXERCISE FORM FOR WARRANT

TO: POWER SOLUTIONS INTERNATIONAL, INC.

The undersigned hereby irrevocably exercises the attached warrant (the “Warrant”) with respect to                  shares of Warrant Shares (as defined in the Warrant) of POWER SOLUTIONS INTERNATIONAL, INC., a Delaware corporation (the “Company”), and tenders herewith payment of the Exercise Price in full, together with all applicable transfer taxes.

[IF APPLICABLE: The undersigned hereby encloses $         as payment of the Exercise Price.]

[IF APPLICABLE: The undersigned hereby agrees to cancel $         of principal outstanding under Notes of the Company held by the Holder.]

1. The undersigned requests that any stock certificates for such shares be issued free of any restrictive legend, if appropriate, and a warrant representing any unexercised portion hereof be issued, pursuant to the Warrant in the name of the undersigned and delivered to the undersigned at the address set forth below. The undersigned agrees not to sell, transfer, assign, pledge, hypothecate or otherwise dispose of any of the Warrant Shares obtained on Exercise of the Warrant, except in accordance with applicable securities laws and the provisions of Section 8(a) of the Warrant.

2. The number of shares of Warrant Shares beneficially owned by the Holder and its Affiliates (as defined in the Warrant) and any other persons or entities whose beneficial ownership of Warrant Shares would be aggregated with the Holder’s for purposes of Section 13(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) (including shares held by any “group” of which the Holder is a member, but excluding shares beneficially owned by virtue of the ownership of securities or rights to acquire securities that have limitations on the right to convert, exercise or purchase similar to the limitation set forth herein) is                     . For purposes hereof, “group” has the meaning set forth in Section 13(d) of the Exchange Act and applicable regulations of the Securities and Exchange Commission, and the number of shares beneficially owned has been determined in a manner consistent with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder.

3. Capitalized terms used but not otherwise defined in this Exercise Form shall have the meaning ascribed thereto in the Warrant.

4. In the event of any conflict between the term of this Exercise Form and any provisions of this Warrant, the terms of the Warrant shall govern.

Dated:

Signature

Print Name

ADDRESS

NOTICE

The signature to the foregoing Exercise Form must correspond to the name as written upon the face of the attached Warrant in every particular, without alteration or enlargement or any change whatsoever.

EXHIBIT B

ASSIGNMENT

(To be executed by the registered holder

desiring to transfer the Warrant)

FOR VALUE RECEIVED, the undersigned holder of the attached warrant (the “Warrant”) hereby sells, assigns and transfers unto the person or persons below named the right to purchase                  shares of the Warrant Shares (as defined in the Warrant) of POWER SOLUTIONS INTERNATIONAL, INC., a Delaware corporation, evidenced by the attached Warrant and does hereby irrevocably constitute and appoint                  attorney to transfer the said Warrant on the books of the Company, with full power of substitution in the premises.

Dated:
Signature

Fill in for new registration of Warrant:

Name

Address

Please print name and address of assignee (including zip code number)

NOTICE

The signature to the foregoing Assignment must correspond to the name as written upon the face of the attached Warrant in every particular, without alteration or enlargement or any change whatsoever.

Exhibit 10.3

INVESTOR RIGHTS AGREEMENT

dated as of March     , 2017

between

POWER SOLUTIONS INTERNATIONAL, INC.,

and

WEICHAI AMERICA CORP.

i

ii

INVESTOR RIGHTS AGREEMENT

THIS INVESTOR RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of March     , 2017 between Power Solutions International, Inc., a Delaware corporation (the “Company”), and Weichai America Corp., a company organized under the laws of State of Illinois (the “Investor”).

RECITALS

WHEREAS, the Investor and the Company have entered into that certain Share Purchase Agreement dated as of March 20, 2017 (the “Share Purchase Agreement”) pursuant to which the Company has agreed to issue and sell to the Investor certain Securities (as hereinafter defined), on the terms and conditions set forth therein; and

WHEREAS, this Agreement is being entered into by the parties hereto in connection with the transactions contemplated under the Share Purchase Agreement and sets forth certain rights and obligations of the parties hereto in connection with the transactions contemplated under the Share Purchase Agreement.

NOW, THEREFORE, in consideration of the premises set forth above, the mutual promises and covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

ARTICLE I

DEFINITIONS AND INTERPRETATION

Section 1.1    Definitions. In this Agreement, except to the extent otherwise provided or that the context otherwise requires:

“Additional Warrant” has the meaning contemplated under the Share Purchase Agreement.

“Affiliate” means (a) in the case of a Person that is a natural person, such Person’s (i) parents, (ii) spouse and the spouse’s parents and siblings, (iii) siblings and their spouses, (iv) descendants and their spouses (whether by blood or adoption and including stepchildren), and (v) any entity Controlled by such Person; and (b) in the case of a Person that is an entity, any other Person that, directly or indirectly, through one or more intermediaries, Controls, or is Controlled by, or is under common Control with, such first Person, including such first Person’s subsidiaries and holding companies and the subsidiaries of any such holding companies;

“Agreement” has the meaning set forth in the Preamble;

“Arbitral Tribunal” has the meaning set forth in Section 7.6(a);

“beneficial ownership” or “beneficially own” or similar term shall mean beneficial ownership as defined under Rule 13d-3 under the Exchange Act;

“Board” means the board of directors of the Company;

1

“Business Day” means any day, other than a Saturday, Sunday or a day on which banking institutions in the People’s Republic of China, Hong Kong or the City of New York, New York is authorized or obligated by law or executive order to remain closed;

“Certificate of Designation” means the Company’s Certificate of Designation of Series B Convertible Perpetual Preferred Stock filed with the Secretary of State of the State of Delaware as of the date hereof.

“Closing” has the meaning set forth in the Share Purchase Agreement;

“Closing Date” has the meaning set forth in the Share Purchase Agreement;

“Commission” means the SEC or any other federal agency at the time administering the Securities Act;

“Common Stock” shall mean the common stock, par value $0.001 per share, of the Company;

“Company” has the meaning set forth in the Preamble;

“Company Certificate” means the Amended and Restated Certificate of Incorporation of the Company in effect from time to time;

“Company Bylaws” means the Bylaws of the Company in effect from time to time;

“Confidential Information” has the meaning set forth in Section 7.1;

“Consolidated Net Income” means, with reference to any period, the net income (or loss) of the Company and its Subsidiaries on a consolidated basis for such period (taken as a cumulative whole), as determined in accordance U.S. generally accepted accounting principles consistently applied, after eliminating all offsetting debits and credits between the Company and its Subsidiaries and all other items required to be eliminated in the course of the preparation of consolidated financial statements of the Company and its Subsidiaries in accordance with U.S. generally accepted accounting principles consistently applied, and excluding all extraordinary, non-recurring or unusual gains or losses;

“Control” (including the terms “Controlled by” and “under common Control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise, including the ownership, directly or indirectly, of securities having the power to elect a majority of the board of directors or similar body governing the affairs of such Person or securities that represent a majority of the outstanding voting securities of such Person;

“Control Restriction Period” has the meaning set forth in Section 2.3;

“Demand Notice” has the meaning set forth in Section 4.1(a);

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“Election Notice” has the meaning set forth in ARTICLE I Section 5.2.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder;

“Exempt Registration” means a Registration by the Company relating solely to the sale of Securities to participants in any employee equity incentive plan adopted by the Company or Securities issued in connection with an acquisition or merger by the Company;

“Final Prospectus” has the meaning set forth in Section 4.5(a);

“Founders” shall mean Gary Winemaster and Kenneth Winemaster;

“group” when used in connection with the standstill shall mean any group of persons within the meaning of Section 13(d)(3) of the Exchange Act.

“Governmental Authority” means any federal, national, foreign, supranational, state, provincial, local, municipal or other political subdivision or other government, governmental, regulatory or administrative authority, agency, board, bureau, department, instrumentality or commission or any court, tribunal, judicial or arbitral body of competent jurisdiction or stock exchange;

“Incumbent Senior Management” has the meaning set forth in Section 2.3;

“Independent Director” means a director of the Company that satisfies the requirements to be an “Independent Director” as such term in Section 5605(A)(2) of the Nasdaq Listing Rules.

“Investor” has the meaning set forth in the Preamble;

“Investor Director” has the meaning set forth in Section 2.1(a);

“Issue Notice” has the meaning set forth in Section 5.1;

“Law” means any federal, national, foreign, supranational, state, provincial or local statute, law, ordinance, regulation, rule, code, order, requirement or rule of law (including common law), official policy, rule or interpretation of any Governmental Authority with jurisdiction over the Company or the Shareholders, as the case may be;

“LCIA Court” has the meaning set forth in Section 7.6(b);

“LCIA Rules” has the meaning set forth in Section 7.6(a);

“New Issuance Exceptions” means the following new issuances of Securities of the Company:

(a)    grant of any share options or warrants under any employee incentive plans or schemes, and issuance of any shares of Common Stock issuable upon exercise of any share options or warrants under such employee incentive plans or schemes in existence as of the date hereof or consented to by the Investor or to the extent approved by the Board in accordance with Section 3.1;

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(b)    Common Stock issued upon conversion of the Preferred Stock or Securities as a dividend or distribution on the Preferred Stock;

(c)    Common Stock or Preferred Stock issued upon exercise of the Warrant, Additional Warrant or other warrants or options outstanding as of the date hereof or that are issued pursuant to the Share Purchase Agreement;

(d)    any other issuance of Common Stock (or other Securities) in connection with the exercise, conversion or exchange of any Securities outstanding as of the date hereof or issued hereafter as New Securities (in each case, pursuant to the terms of the relevant Securities as unmodified);

(e)    Securities issued in connection with a merger or acquisition of another company or business or joint venture or strategic partnership where the underlying transaction and terms have been previously approved by the Investor or at least one Investor Director (provided; that, for the avoidance of doubt, if Securities are issued in connection with a merger or acquisition of another company or business or joint venture or strategic partnership without the prior approval of the Investor or at least one Investor Director, such issuance of Securities will be treated as New Securities);

(f)    Securities issued in connection with any share split, share dividend, combination, recapitalization or similar transaction of the Company, which shall instead be subject to a customary adjustment to the Preferred Stock and the Warrant;

(g)    Securities issuable in a firmly underwritten registered public offering of the Common Stock; or

(h)    any other issuance of Securities whereby the Investor gives a written waiver of its rights under this Agreement at the Investor’s sole discretion,

provided that any new issuance of Securities would not constitute as a New Issuance Exception if it would result in the Investor no longer being the largest shareholder of the Company (for avoidance of doubt the Founders shall be deemed as one single stockholder for the purpose of calculating the shareholding hereunder);

“New Security” or “New Securities” has the meaning set forth in Section 5.1;

“Nasdaq” shall mean the Nasdaq Stock Market;

“Person” means any individual, partnership, corporation, association, joint stock company, trust, joint venture, limited liability company, organization, entity or Governmental Authority;

“Permitted Purchase” means any acquisition of Common Stock or other Securities (i) pursuant to conversion of the Preferred Stock or exercise of the Warrant or Additional Warrant,

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(ii) pursuant to exercise of preemptive rights by the Investor pursuant to Section 5.3 of this Agreement, (iii) pursuant to the exercise of any right of first refusal under the Shareholders Agreement, (iv) upon the conversion or exercise of any rights under any other Securities beneficially owned by the Investor as of the date hereof or acquired by the Investor under clauses (i) through (iii), or any Securities issued as a distribution in respect thereof (including through any recapitalization, spin-off or similar event), and (v) upon issuance of any shares of Common Stock issuable upon exercise of any share options or warrants under any employee incentive plans or schemes in existence as of the date hereof, the Key Employee Retention Program (as defined in the Share Purchase Agreement) or consented to by the Investor or to the extent approved by the Board in accordance with Section 3.1.

“Preemptive Rights Closing Date” has the meaning set forth in Section 5.3;

“Preferred Stock” means the Series B redeemable convertible stock, par value $0.001 per share, of the Company;

“Registrable Securities” means the Common Stock (including any shares or other equity interests issued or issuable with respect to such Securities by way of stock dividends or stock splits or in connection with a combination of recapitalization, merger, reorganization, reclassification or similar transaction) held by the Investor; provided that, once issued, such Securities will not be Registrable Securities when (a) such Registrable Securities have been sold pursuant to an effective Registration Statement under the Securities Act, (b) such Registrable Securities have been sold pursuant to Rule 144, (c) such Registrable Securities shall have ceased to be outstanding or (d) such Registrable Securities are held by a Person who, together with its Affiliates, beneficially owns less than 5% of the Company’s Common Stock then outstanding that may be freely resold without restriction under Rule 144;

“Registration” means a registration effected by preparing and filing a Registration Statement and the declaration or ordering of the effectiveness of that Registration Statement, which shall be modified or supplemented, as applicable. The terms “Register” and “Registered” have meanings correlative to the foregoing;

“Registration Statement” means a registration statement prepared on Form S-1 or Form F-1 under the Securities Act (or a successor form or substantially similar form then in effect) or a Shelf Registration Statement;

“Rule 144” means Rule 144 promulgated under the Securities Act (or any successor provision);

“Related Party Transactions” shall refer to transactions required to be disclosed pursuant to Item 404 of Regulation S-K under the Securities Act.

“SEC” means the U.S. Securities and Exchange Commission;

“Securities” means any Common Stock or any equity interest of, or shares of any class in the share capital (ordinary, preferred or otherwise) of, the Company and any convertible securities, options, warrants and any other type of equity or equity-linked securities convertible, exercisable or exchangeable for any such equity interest or shares of any class in the share capital of the Company;

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“Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder;

“Shareholder” or “Shareholders” means Persons who hold the Common Stock from time to time;

“Shareholders Agreement” means that certain Shareholders Agreement dated as of March 20, 2017 among the Company, Investor and Founders, as it may be amended, modified or supplemented from time to time in accordance with the terms thereof;

“Share Purchase Agreement” has the meaning set forth in Recitals;

“Shelf Registration Statement” means a registration statement prepared on Form S-3 or Form F-3 (or a successor form or substantially similar form then in effect) or another appropriate form for an offering to be made on a delayed or continuous basis pursuant to Rule 415 under the Securities Act (or any successor provision);

“Significant Event” means the occurrence of any of the following events: (a) any person or group shall have acquired or entered into a binding definitive agreement that has been approved by the Board (or any duly constituted committee thereof) to acquire beneficial ownership of more than 50% of the outstanding Voting Securities of the Company or assets of the Company or its Subsidiaries representing more than 50% of the consolidated earnings power of the Company and its Subsidiaries, taken as a whole, (b) the announcement or commencement by any person or group of a tender or exchange offer to acquire Voting Securities which, if successful, would result in such person or group owning, when combined with any other Voting Securities owned by such person or group, more than 50% of the then outstanding Voting Securities, and in connection therewith, the Company files with the SEC a Schedule 14D-9 with respect to such offer that does not recommend that the Company’s stockholders reject such offer; or (c) the entry into by the Company or any of its Subsidiaries of any agreement with any party relating to any merger, sale or other business combination transaction pursuant to which more than 50% of the outstanding Securities of the Company would be converted into cash or securities of another person or group or more than 50% of the then outstanding Securities of the Company would be owned by persons other than the then current holders of shares of Common Stock of the Company, or which would result in all or a substantial portion of the Company’s assets being sold to any person or group; provided, however, that with respect to clauses (a), (b) and (c) of this sentence, the Investor and its Affiliates shall not have solicited, initiated, encouraged or taken any action to facilitate or assist or participate with any such other person or group in connection with any of the transactions contemplated by clauses (a), (b) and (c) of this sentence.

“Stockholder Approval” shall have the meaning accorded to such term in the Share Purchase Agreement;

“Stockholder Proposal” shall have the meaning accorded to such term in the Share Purchase Agreement;

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“Strategic Collaboration Agreement” means shall mean the strategic collaboration agreement entered into between the Company and Weichai Power Co. Ltd. on March 20, 2017;

“Subsidiary” of any Person means any corporation, partnership, limited liability company, joint stock company, joint venture, or other organization or entity, whether incorporated or unincorporated, which is Controlled by such Person and, for the avoidance of doubt, the Subsidiaries of any Person shall include any variable interest entity over which such Person or any of its Subsidiaries effects Control pursuant to contractual arrangements and which is consolidated with such Person in accordance with generally accepted accounting principles applicable to such Person;

“Trading Day” means any day on which the U.S. national stock exchange on which the Common Stock are then listed and traded is open for trading in securities based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time);

“Transaction Documents” mean this Agreement, the Share Purchase Agreement, the Shareholder Agreement, and each of the other agreements and documents entered into or delivered by the parties hereto in connection with the transactions contemplated by the Share Purchase Agreement;

“Underwriting Election” has the meaning set forth in Section 4.1(e);

“U.S. Securities Laws” means the federal securities Laws of the United States, including the Exchange Act and the Securities Act, and any applicable securities Laws of any State of the United States;

“Violation” has the meaning set forth in Section 4.5(a);

“Voting Securities” means, with respect to the Company, at any time shares of any Securities which are then entitled to vote generally in the election of directors; provided, that for purposes of this definition any Securities which at such time are convertible or exchangeable into or exercisable for shares of Common Stock shall be deemed to have been so converted, exchanged or exercised; and

“Warrant” means the 2018 Warrant (as such term is defined in the Share Purchase Agreement).

Section 1.2    Interpretation and Rules of Construction. In this Agreement, except to the extent otherwise provided or that the context otherwise requires:

(a)    when a reference is made in this Agreement to an Article or Section, such reference is to an Article or Section of this Agreement;

(b)    the headings for this Agreement are for reference purposes only and do not affect in any way the meaning or interpretation of this Agreement;

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(c)    the words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement;

(d)    all terms defined in this Agreement have the defined meanings when used in any certificate or other document made or delivered pursuant hereto, unless otherwise defined therein;

(e)    the definitions contained in this Agreement are applicable to the singular as well as the plural forms of such term and any noun or pronoun shall be deemed to cover all genders; and

(f)    references to a Person are also to its successors and permitted assigns.

ARTICLE II

BOARD REPRESENTATION AND MANAGEMENT

Section 2.1    Board Representation Rights.

(a)    On the Closing Date, (i) the number of members of the Board shall be increased to seven (7) and (ii) the Company shall cause the appointment to the Board of two (2) individuals nominated by the Investor in writing prior the Closing, one of whom shall be appointed as the Chairman of the Board (each director designated by the Investor by right in accordance with this Section 2.1 (including Section 2.1(d)) or otherwise is referred to herein as an “Investor Director”); provided, that, the Company shall take all necessary steps to convene an annual meeting of its Stockholders as soon as possible, and in any event by no later than 180 days after the Closing, and, in connection with such meeting, take all necessary steps to nominate three (3) Investor Directors (or such other number as the Investor may be by right under Section 2.1(b) be entitled to nominate) for election to the Board in accordance with Section 2.1(b).

(b)    Subject to subsections (d), (e) and (f) of this Section 2.1, in connection with each meeting of stockholders of the Company at which Directors are to be elected to serve on the Board, the Company shall take all necessary steps to nominate at least such number of individuals nominated by the Investor for election to the Board as the Investor may be by right under Section 2.1(d), be entitled to designate as its representative on the Board (or such alternative persons who are proposed by the Investor and notified to the Company on or prior to any date set forth in the Company Certificate, the Company Bylaws, applicable Law or stock exchange requirement) (which, for the avoidance of doubt, shall initially be three (3) individuals), and the Company further agrees to use its reasonable best efforts to cause the election or appointment of such Investor Directors to the Board, including using its reasonable best efforts to cause the Board to unanimously recommend that the stockholders of the Company vote in favor of each Investor Director for election to the Board. If, for any reason, a candidate designated as an Investor Director is reasonably determined by the Board to be unqualified to serve on the Board because such appointment would constitute a breach of the fiduciary duties of the Board or applicable Law or stock exchange requirements, the Investor shall have the right to designate an alternative Investor Director to be so appointed, and the provisions of this Section 2.1(a) shall apply, mutatis mutandis, to such alternative Investor Director;

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(c)    Each appointed or elected Investor Director will hold his or her office as a director of the Company for such term as is provided in the Company Certificate, the Company Bylaws or until his or her death, resignation or removal from the Board or until his or her successor has been duly elected and qualified in accordance with the provisions of this Agreement, the Company Certificate, the Company Bylaws and applicable Law. If any Investor Director ceases to serve as a director of the Company for any reason during his or her term, the Company will use its reasonable best efforts to cause the Board to fill the vacancy created thereby with a replacement designated by the Investor;

(d)    Subject to applicable Law and applicable stock exchange requirements, the Investor shall have the right to designate at least (i) three (3) Investor Directors pursuant to this Section 2.1 for so long as the Investor owns Securities representing, in the aggregate, no less than thirty percent (30%) of the total outstanding Common Stock (calculated on a fully-diluted as-converted basis and excluding all Securities issued pursuant to the New Issuance Exceptions); (ii) two (2) Investor Directors pursuant to this Section 2.1 for so long as the Investor owns Securities representing, in the aggregate, no less than twenty percent (20%) of the total outstanding Common Stock (calculated on a fully-diluted as-converted basis and excluding all Securities issued pursuant to the New Issuance Exceptions), and (iii) one (1) Investor Director pursuant to this Section 2.1 for so long as the Investor owns Securities representing, in the aggregate, no less than ten percent (10%) of the total outstanding Common Stock (calculated on a fully-diluted as-converted basis and excluding all Securities issued pursuant to the New Issuance Exceptions). Upon such time as the Investor has exercised the Warrant in full, then (A) the Company shall, immediately upon the exercise of the Warrant, cause the appointment to the Board of one (1) additional individual nominated by the Investor or such additional numbers of individuals so the Investor Directors shall constitute the majority of the directors serving on the Board, and (B) for so long as the Investor owns Securities representing, in the aggregate, no less than forty percent (40%) of the total outstanding Common Stock (calculated on a fully-diluted as-converted basis and excluding all Securities issued pursuant to the New Issuance Exceptions), it shall have the right to designate at least four (4) Investor Directors or any additional number of Investor Directors pursuant to this Section 2.1 as necessary to ensure that the Investor Directors shall constitute the majority of the directors serving on the Board.

(e)    Nothing in this Section 2.1 shall prevent the Board from acting in accordance with its fiduciary duties or applicable Law or stock exchange requirements or from acting in good faith in accordance with the Company Certificate or the Company Bylaws, while giving due consideration to the intent of this Agreement. The Board shall have no obligation to appoint or nominate any Investor Director if such appointment or nomination would violate applicable Law or stock exchange requirements or result in a breach by the Board of its fiduciary duties to its stockholders; provided, however, that the foregoing shall not affect the right of the Investor to designate an alternate Investor Director; provided, however, that during any period when the Company is a “controlled company” within the meaning of the Nasdaq Listing Rules, the Company will take such measures as to avail itself of the exemptions available to it under Rule 5615 of the Nasdaq Listing Rules of Rules 5605(b), (d) and (e) (except for the requirements of subsection (b)(2) which pertain to executive sessions of Independent Directors) of the Nasdaq Listing Rules, provided further, that irrespective of whether the Company is a “controlled company” within the meaning of the Nasdaq Listing Rules, the Investor shall have the right to nominate all of its Investor Directors as non-Independent Directors serving on the Board, unless prohibited by the applicable Laws and stock exchange requirements.

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(f)    The rights of the Investor set forth in this Section 2.1 shall be in addition to, and not in limitation of, such voting rights that the Investor may otherwise have as a holder of capital stock of the Company;

(g)    The Company recognizes that individuals associated with the Investor and its Affiliates will be Investor Directors and serve on the Board from time to time, and that such individuals (i) will from time to time receive non-public information concerning the Company and its Subsidiaries, and (ii) may (subject to the obligation to maintain the confidentiality of such information in accordance with Section 7.1) share such information with other individuals associated with the Investor and its Affiliates. Such sharing will be for the dual purpose of facilitating support to such individuals in their capacity as directors and enabling the Investor, as a stockholder, to better evaluate the Company’s performance and prospects, but not for any other purpose to the detriment of the Company and its Affiliates. Notwithstanding the foregoing, the Investor Directors will not share any information if the Company informs the Investor Directors that such sharing could be reasonably expected to compromise or otherwise adversely affect the Company’s and its Affiliates ability to assert any attorney/client privilege or similar rights. The Company hereby irrevocably consents to such sharing; and

(h)    So long as any Investor Director serves on the Board, the Company at its sole cost and expense shall:

(i)    take out and maintain directors’ liability and indemnity insurance for the Investor Directors, each policy with an insured amount and other terms and conditions that shall be consistent with the Company’s practice; and

(ii)    indemnify and hold harmless the Investor Directors from and against any loss or damage incurred by them for any act or omission taken or suffered by the Investor Directors in connection with acting as a director of the Company, to the maximum extent permitted under applicable Law.

Section 2.2    Senior Management Representation.

The Investor shall have the right to appoint one (1) individual to serve in management role of vice president or an equivalent role and title, and once appointed pursuant to this Section 2.2 and other requirements under applicable Law, such individual shall be primarily responsible for oversee the collaboration between the Parties and shall have the main duties stipulated under the Strategic Collaboration Agreement, and shall report directly to the CEO of the Company (such role, the “Investor Vice President”). The Investor shall propose a qualified individual to serve as the Investor Vice President to the Company for its consent, which shall not be unreasonably withheld or delayed. Once such individual has been nominated by the Investor and approved the Company, the Company shall take all necessary actions to appoint the candidate proposed by the Investor to as the Investor Vice President, and shall use reasonable best efforts to obtain the necessary visa and work permit and employing him as an employee of the Company. The Investor Vice President shall be duly appointed by the Company as the vice president of the

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Company at the Closing or immediately thereafter but no later than one (1) month after Closing, subject to obtaining the requisite visa and work permit required for such Investor Vice President if needed. In the event that the Investor Vice President cannot be appointed by the Company within the prescribed timeline due to the failure or delay of obtaining the requisite visa or work permit on time the Company shall appoint the Investor Vice President immediately upon obtaining the requisite visa and work permit without delay. The Investor Vice President shall be invited to attend all executive meetings of the Company and shall receive all relevant documents and information pertaining to such meetings.

Section 2.3    Related Party Transactions. The Investor acknowledges that Related Party Transactions (including transactions pursuant to the Share Purchase Agreement and the agreements relating thereto) shall be subject to approval pursuant to the relevant Nasdaq Listing Rules, rules and requirements of the SEC and other applicable Law.

ARTICLE III

BOARD RESERVED MATTERS

Section 3.1    Acts of the Company Requiring Consultation with and Approval from the Investor.

(a)    The Company agrees not to take, permit to occur, approve, authorize or commit to do any of the following actions set out in this Section 3.1, unless the Company has (1) provided written notice to the Investor of its intention to institute such actions sixty (60) days before such actions commence (it being agreed that providing notice of a proposed action to an Investor Director shall be deemed to be provision of notice to Investor), (2) discussed in good faith with the Investor and considered in good faith any comments and suggestions proposed by the Investor with the goal to obtain a consent from the Investor for such actions, (3) presented a written summary of agreement and disagreement with the Investor to the Board, and (4) the Board has approved such action pursuant to Section 3.1(b) and in accordance with the Company Certificate and the Company Bylaws:

(i)    create, participate in or terminate any partnership, consortium, joint venture or similar business arrangement;

(ii)    approve the annual budget and business plan, or make any material amendment to the approved annual budget and business plan that are either (i) with respect to any line item, in excess of ten percent (10%) of such line item amount, or (ii) with respect to the aggregate of such amended amounts, would result in a change to the Company’s budgeted net revenue or expenses, as applicable, in the approved the annual budget and business plan, as applicable, by five percent (5%) or more;

(iii)    cause or permit the creation of any encumbrance upon any assets, properties, interests or businesses, except any encumbrance (1) as contemplated in the approved annual budget plan in effect as of such time, (2) on assets with value not in excess of $500,000 or (3) encumbrances arising in the ordinary course of business as a matter of law;

(iv)    subject to Section 2.3 herein, appoint, remove or replace any “C-suite level” executive; and

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(v)    approve, amend, modify or terminate any employee equity incentive plans.

(b)    Notwithstanding the provisions of Section 3.1(a), but subject to the limitations set forth in Section 3.1(c) below, the Company shall be able to approve and effect actions set forth in Section 3.1(a) if such action is approved by a majority of the Board (including at least one (1) Investor Director) and in accordance with the Company Certificate and the Company Bylaws. The Parties agree that the Investor shall be promptly informed and consulted regarding the recruitment of the chief executive officer (“CEO”), chief financial officer (“CFO”), and chief operating officer (“COO”) of the Company (“COO”), and the Investor shall have the right to propose candidates for such positions (except for the interim CEO who will replace the current CEO Gary Winemaster) to be considered for appointment by the Board in accordance with this Agreement, the Company Certificate and the Company Bylaws.

(c)    Notwithstanding the provisions of Section 3.1(a) and Section 3.1(b), but subject to the limitations set forth in Section 3.1(c) below, prior to obtaining Stockholder Approval, the Company shall not be permitted to approve and effect the following actions without the consent of the Investor (which consent shall not be unreasonably withheld or delayed):

(i)    issue or authorize the issuance of any securities (other than in connection with the Company’s existing employee incentive plans);

(ii)    incur or guarantee any indebtedness for borrowed money of any Person, other than (A) the incurrence or guarantee of indebtedness under the Company’s existing credit facilities as in effect on the date hereof (including any renewal, extension, refinancing or replacement of such credit facilities on substantially the same or similar terms) in an aggregate amount not to exceed the maximum amount authorized under the agreements evidencing such indebtedness, or (B) any other indebtedness incurred in the ordinary course of business in an aggregate amount up to $5,000,000;

(iii)    amend or propose to amend the certificate of incorporation or bylaws of the Company; or

(iv)    (A) acquire the assets or securities of any Person for consideration in excess of $5,000,000, (B) dispose of the assets or equity securities of the Company with a fair market value in excess of $5,000,000 or for consideration in excess of $5,000,000, or (C) undertake any transaction other than in the ordinary course of business with a value in excess of $10,000,000, in each case individually or in the aggregate.

Section 3.2    Acts of the Company Requiring Approval of the Investor. In addition to any other approvals required under the Company Certificate, the Company Bylaws and applicable Law, none of the following actions by the Company and its Subsidiaries may be approved, adopted, authorized, or taken or otherwise may occur (whether by merger, consolidation, recapitalization or otherwise) without the prior written approval by (i) the Investor or (ii) any Investor Director then serving on the Board:

(a)    any declaration of dividends or other distributions by the Company or any of its Subsidiaries, other than intra-company dividends or distributions made by wholly-owned subsidiaries of the Company;

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(b)    the creation of any new class of equity security of the Company or any of its Subsidiaries, the repurchase, redemption or other retirement for value of equity securities of the Company (or any of its Subsidiaries or securities exchangeable or exercisable for, or convertible into, any such equity securities, and the amendment of the rights, preferences or privileges provided to any class of equity security (other than (A) intra-company issuances and repurchases among the Company and its wholly-owned Subsidiaries, (B) repurchases of equity securities held by members of management of the Company and its subsidiaries made in the ordinary course in connection with the termination of employment); and

(c)    any increase or decrease in the size of the Board, other than the increase in the size of the Board to seven (7) members as required by Section 2.1 and the Stock Purchase Agreement.

Section 3.3    Acts of the Company Requiring Approval of Independent Director. From the Closing Date and ending on the earlier of (a) the fifth anniversary of the Closing Date or (b) the occurrence of, following the Closing Date, the Company’s Consolidated Net Income for any two consecutive full fiscal years (starting with the Company’s 2017 fiscal year) is negative, none of the following actions by the Company and its Subsidiaries may be approved, adopted, authorized, or taken or otherwise may occur without the prior written approval by at least one Independent Director then serving on the Board, provided that such Independent Director shall not be an Investor Director:

(a)    merger, consolidation or other business combination transaction, or the sale of material assets of the Business outside the ordinary course of business;

(b)    amendment to any of the Company’s organizational documents that will have material adverse impact on the rights of the stockholders;

(c)    change of the Company’s primary business address from its current location;

(d)    insolvency or bankruptcy proceeding or other reorganization of the Company;

(e)    reduction in labor force in excess of 20% of the labor force of the Company as of the date hereof; or

(f)    change in the size of the Board other than as contemplated hereunder.

ARTICLE IV

REGISTRATION RIGHTS

Section 4.1    Demand Registration.

(a)    Request by the Investor. Subject to the terms of this ARTICLE IV, for so long as the Investor beneficially owns a number of Common Stock (including Common Stock issuable upon conversion of the Preferred Stock) that, in aggregate, is equal to at least five percent (5%) of the outstanding shares of Common Stock of the Company, the Investor may by written notice to the Company (a “Demand Notice”) request the Company to effect the Registration of all or part of the Registrable Securities owned by the Investor. Each request must specify the number

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of Registrable Securities for which registration is requested and the intended method or methods of distribution thereof. Upon receipt of such a request, the Company shall as soon as practicable cause the Registrable Securities specified in such Demand Notice to be Registered and/or qualified for sale and distribution in such jurisdictions as the Investor may reasonably request, to the extent necessary to permit the disposition (in accordance with the intended methods as aforesaid). The Company shall use its reasonable best efforts to cause such Registration and/or qualification to be complete as soon as practicable, but in no event later than ninety (90) days, after receipt of the Demand Notice. The Company shall be obligated to effect no more than one (1) Registration requested by the Investor during any twelve-month period; provided that a Registration shall not be deemed to have been effected under this Section 4.1 if (i) less than all Registrable Securities set forth in such Demand Notice are Registered in such Registration or (ii) prior to the sale of all of the Registrable Securities included in the applicable registration relating to such request, such Registration is adversely affected by any stop order, injunction or other order or requirement of the Commission (other than any such stop order, injunction, or other requirement of the Commission prompted by act or omission of the Investor). The Investor acknowledges and agrees that the Company is not current in its reporting obligations under the U.S. Securities Laws and that it will not be able to effect a Registration while the Company is not current in its reporting obligations under the U.S. Securities Laws, provided that the Company shall use its reasonable best efforts to become current in its reporting obligations under the U.S. Securities Laws as soon as practicable.

(b)    Limitation. The Company shall not be obligated to Register or qualify Registrable Securities pursuant to Section 4.1(a) above, if the aggregate offering price of the Registrable Securities to be Registered under the Demand Notice is less than $3,000,000.

(c)    Right of Deferral. If, after receiving a Demand Notice, the Company furnishes to the Investor a certificate signed by an officer or director of the Company stating that, in the good faith judgment of the Board, it would materially interfere with a bona fide business, acquisition or divestiture or financing transaction of the Company or is reasonably likely to require premature disclosure of information, the premature disclosure of which would reasonably be expected to materially and adversely affect the Company, then the Company shall have the right to defer such filing for a period not exceeding ninety (90) days from the receipt of a Demand Notice; provided, that the Company shall not utilize this right more than once in any twelve (12) month period; and provided further that the Company shall not Register any other Securities during such ninety (90) day period (other than Exempt Registrations). In the event that the Company exercises such right, the Investor shall be entitled to withdraw its Demand Notice by written notice to the Company and such withdrawn Demand Notice shall not constitute a request by such Investor to effect a Registration under Section 4.1(a).

(d)    Shelf Registration. The Company shall use its reasonable best efforts to facilitate its eligibility under U.S. Securities Laws to use a Shelf Registration Statement. Upon the written request of the Investor, and provided that the Company is eligible to use a Shelf Registration Statement, the Company shall file a Shelf Registration Statement covering all of the Registrable Securities of the Investor as soon as practicable, but in no event later than thirty (30) days, after receipt of such request. Unless such Shelf Registration Statement shall become automatically effective, the Company shall use its reasonable best efforts to cause the Shelf Registration Statement to become or be declared effective by the Commission for all of the Registrable

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Securities of the Investor as promptly as practicable after the filing thereof. The Company shall use its reasonable best efforts to keep such Shelf Registration Statement (or a successor Registration Statement filed with respect to the Registrable Securities) continuously effective (including by filing a new Shelf Registration Statement if the initial Shelf Registration Statement expires) in order to permit the prospectus or any prospectus supplement related thereto to be lawfully delivered and the Shelf Registration Statement useable for resale of such Registrable Securities until such Registration Securities may be sold without restriction or limitation under Rule 144.

(e)    Underwriting Election. The Investor may request to distribute its or its Affiliates’ Registrable Securities in an underwritten offering by notifying the Company in writing (the “Underwriting Election”). Upon receipt of an Underwriting Election, the Company shall use its reasonable best efforts to cause such Registration or “takedown” of such Shelf Registration Statement to be in the form of a firm commitment underwritten offering and the managing underwriters for such offering shall be internationally reputable investment banking firms selected by the Company. If such investment banking firm is not one of the bulge bracket investment banks, the investment banking firm selected by the Company should be reasonably acceptable to the Investor.

Section 4.2    Piggyback Registrations.

(a)    Registration of the Company’s Securities. Subject to Section 4.2 (c) hereof, for so long as the Investor beneficially owns a number of Common Stock (including Common Stock issuable upon conversion of the Preferred Stock) that, in aggregate, is equal to at least five percent (5%) of the Common Stock of the Company, if the Company proposes to Register for its own account any of its Securities (other than a registration statement on S-4 or S-8 or Shelf Registration Statement (or any substitute form that may be adopted by the SEC) for securities to be offered in a transaction of the type referred to in Rule 145 under the Securities Act or to employees of the Company pursuant to any employee benefit plan, respectively), or for the account of any holder of Securities any of such holder’s Securities, in connection with the public offering of such Securities, the Company shall promptly give the Investor written notice of such Registration and, upon the written request of the Investor given within fifteen (15) days after delivery of such notice, the Company shall use its reasonable best efforts to include in such Registration any Registrable Securities thereby requested by the Investor. If the Investor decides not to include all or any of its Registrable Securities in such Registration by the Company, the Investor shall nevertheless continue to have the right to include any Registrable Securities in any subsequent Registration Statement or Registration Statements as may be filed by the Company with respect to offerings of its Securities upon the terms and conditions set forth herein.

(b)    Right to Terminate Registration. The Company shall have the right to terminate or withdraw any Registration that was initiated by it under this Section 4.2 prior to the effectiveness of such Registration whether or not the Investor has elected to participate therein. The expenses of such withdrawn Registration shall be borne by the Company, in accordance with Section 4.4 hereof.

(c)    Underwriting Requirements. In connection with any offering involving an underwriting of the Company’s Securities, the Company shall not be required to Register the

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Registrable Securities of the Investor under this Section 4.2 unless the Investor’s Registrable Securities are included in the underwriting and the Investor enters into an underwriting agreement in customary form with the underwriters and setting forth such terms for the underwriting. In the event the underwriters advise the Investor seeking Registration of Registrable Securities pursuant to this Section 4.2 in writing that, in their reasonable opinion, market factors (including the aggregate number of Registrable Securities requested to be Registered, the general condition of the market, and the status of the Persons proposing to sell securities pursuant to the Registration) require a limitation of the number of Securities to be underwritten, the underwriters may exclude some or all Registrable Securities from the Registration and underwriting; provided that the Company shall include the Company’s Securities in such registration, in the priority listed below: (i) in the event the Company initiated such piggyback registration, the Company shall include in such piggyback registration first, the Securities the Company proposes to register and second, the Securities of all other selling security holders, including the Registrable Securities requested to be included by the Investor to be included in such piggyback registration in an amount that, together with the Securities the Company proposes to register, shall not exceed the maximum offering size and shall be allocated among such selling security holders on a pro rata basis; and (ii) in the event any holder of Securities initiated such piggyback registration, the Company shall include in such piggyback registration first, the Securities such initiating security holder proposes to register, second, pro rata among any other Securities requested to be registered pursuant to a contractual right of registration (including Securities requested to be Registered by the Investor pursuant to this Section 4.2) and third, any Securities the Company proposes to register, in an amount that, together with the Securities the initiating security holder and the other selling security holders propose to register, shall not exceed the maximum offering size; provided further that the number of the Registrable Securities that are included in an underwriting must not be reduced below thirty percent (30%) of the total number of Registrable Securities requested by the Investor to be included in the Registration. If the Investor (or its Affiliate) disapproves of the terms of any underwriting, the Investor (or such Affiliate) may elect to withdraw therefrom by written notice to the Company and the underwriters delivered at least ten (10) days prior to the effective date of the Registration Statement. Any Registrable Securities excluded or withdrawn from the underwriting shall be withdrawn from the Registration.

(d)    Exempt Registration. The Company shall have no obligation to Register any Registrable Securities under this Section 4.2 in connection with an Exempt Registration.

(e)    Not a Demand Registration. Registration pursuant to this Section 4.2 shall not be deemed to be a Registration as described in Section 4.1(a). There shall be no limit on the number of times the Investor may participate in Registration of Registrable Securities under this Section 4.2.

Section 4.3    Procedures. Whenever required under this ARTICLE IV to effect the Registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a)    prepare and file with the Commission a Registration Statement with respect to those Registrable Securities and use its reasonable best efforts to cause that Registration Statement to become effective, and, keep the Registration Statement effective and current for the

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earlier of ninety (90) days or until the date on which all Registrable Securities included in such Registration Statement shall have been sold or shall have otherwise ceased to be Registrable Securities; provided, that a Shelf Registration shall be kept effective and current for the earlier of eighteen (18) months or until the date on which all Registrable Securities included in such Registration Statement shall have been sold or shall have otherwise ceased to be Registrable Securities, subject to Section 4.1; provided further that before filing such Registration Statement or any amendments thereto, the Company will furnish to the counsel selected by the Investor copies of all such documents proposed to be filed;

(b)    prepare and file with the Commission amendments and supplements to that Registration Statement and the prospectus or prospectus supplement used in connection with the Registration Statement as may be necessary to comply with the provisions of U.S. Securities Law with respect to the disposition of all Securities covered by the Registration Statement;

(c)    furnish to the Investor and underwriters the number of copies of a prospectus, including a preliminary prospectus, required by U.S. Securities Laws, and any other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by the Investor;

(d)    use its reasonable best efforts to Register and qualify the Securities covered by the Registration Statement under U.S. Securities Laws, as reasonably requested by the Investor or underwriters; provided that the Company shall not be required to qualify to do business, subject itself to taxation in or file a general consent to service of process in any such jurisdictions; and provided further that in the event any jurisdiction in which the Securities shall be qualified imposes a non-waivable requirement that expenses incurred in connection with the qualification of the Securities be borne by the selling Shareholders, those expenses shall be payable by such selling Shareholders on a pro rata basis;

(e)    in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement in customary form (including indemnification provisions and procedures customary in underwritten offerings) and take all such other actions reasonably requested by the underwriters to expedite or facilitate the underwritten disposition of such Registrable Securities (including making its officers and management team available for investor road shows, sales events, marketing activities and other meetings) and in connection therewith in any underwritten offering, (i) make such representations and warranties to the underwriters and the Investor with respect to the business of the Company and its Subsidiaries, and the Registration Statement, prospectus and documents incorporated or deemed to be incorporated by reference therein, in each case, in customary form and confirm the same if and when requested, (ii) furnish opinions of counsel to the Company, addressed to the underwriters covering the matters customarily covered in such opinions requested in underwritten offerings, (iii) use its reasonable best efforts to obtain “comfort” letters from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any business acquired by the Company for which financial statements or financial data are included in the Registration Statement) who have certified the financial statements included in the Registration Statement, addressed to the underwriters, such letters to be in customary form and covering matters of the type customarily covered in “comfort” letters and (iv) deliver such documents and certificates as may be reasonably requested by the Investor

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whose Registrable Securities being sold in connection therewith, its counsel and the underwriters to evidence the continued validity of the representations and warranties made pursuant to clause (i) above and to evidence compliance with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company;

(f)    promptly notify the Investor: (i) when the Registration Statement, the prospectus or any prospectus supplement related thereto or post-effective amendment to the Registration Statement has been filed, and, with respect to the Registration Statement or any post-effective amendment thereto, when the same has become effective; (ii) of any request by the Commission for amendments or supplements to the Registration Statement or the prospectus used in connection with the Registration Statement or any additional information; (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings by any Person for that purpose; and (iv) of the receipt by the Company of any written notification with respect to the suspension of the qualification of any Registrable Securities for sale in any jurisdiction or the initiation or overt threat of any proceeding for such purpose;

(g)    notify the Investor, at any time when a prospectus relating thereto is required to be delivered under U.S. Securities Laws, of the happening of any event as a result of which the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and promptly prepare a post-effective amendment to such Registration Statement or a supplement to the related prospectus and file any other required document, and prepare and furnish to the Investor and underwriters a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary, so that, as thereafter delivered to the Investor and any underwriters, the prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

(h)    use its reasonable best efforts to prevent the issuance or obtain the withdrawal of any order suspending the effectiveness of any Registration Statement at the earliest practicable time;

(i)    if any such Registration Statement refers to the Investor by name or otherwise as the holder of any Securities, and if the Investor is advised by counsel that it is or may be deemed to be a control person in relation to, or an Affiliate of, the Company, then the Investor shall have the right to require (i) the insertion therein of language, in form and substance satisfactory to the Investor, to the effect that the holding by the Investor is not to be construed as a recommendation by the Investor of the investment quality of the Company’s Securities covered thereby and that such holding does not imply that the Investor will assist in meeting any future financial requirements of the Company, or (ii) in the event that such reference to the Investor by name or otherwise is not, based on the advice of the counsels to the Company, the Investor and if applicable, the underwriters, required by the Securities Act or any similar federal statute then in force, the deletion of the reference to the Investor;

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(j)    if requested by the Investor or the underwriters, include in a prospectus supplement or amendment to the Registration Statement such information as reasonably required to be included therein in order to permit the intended method of distribution of the Registrable Securities and make all required filings of such prospectus supplement or such amendment as soon as practicable after the Company’s receipt of such request;

(k)    provide a transfer agent and registrar for all Registrable Securities Registered pursuant to the Registration Statement and, where applicable, a number assigned by the Committee on Uniform Securities Identification Procedures for all those Registrable Securities, in each case not later than the effective date of the Registration;

(l)    subject to the execution of confidentiality agreements reasonably satisfactory in form and substance to the Company, pursuant to the reasonable request of the Investor or underwriters, make available for inspection by the Investor, any underwriters participating in any disposition pursuant to a Registration Statement and any attorneys or accountants or other agents retained by any such underwriters or selected by the Investor, all financial and other records, pertinent corporate documents, and properties of the Company, and cause the Company’s officers, directors, employees, and independent accountants to supply all information reasonably requested by the Investor, underwriters, attorneys, accountants, or agents, in each case, as necessary or advisable to verify the accuracy of the information in such Registration Statement and to conduct appropriate due diligence in connection therewith;

(m)    use its reasonable best efforts to cause the transfer agent to remove restrictive legends on certificates representing the securities covered by such Registration Statement, as appropriate and settle any offering or sale of Registrable Securities, including with respect to the transfer of physical stock certificates into book-entry form in accordance with any procedures reasonably requested by the Investor or underwriters;

(n)    cooperate with the Investor and the underwriters to facilitate the timely delivery of Registrable Securities to be sold and to enable such Registrable Securities to be issued in such denominations and registered in such names as the Investor may reasonably request at least two (2) Business Days prior to the closing of any sale of Registrable Securities; and

(o)    use its reasonable best efforts to cause the Registrable Securities to be listed on the Nasdaq.

Section 4.4    Expenses of Registration. All expenses incurred in connection with Registrations, filings or qualifications pursuant to a Registration shall be borne by the Company, whether or not any Registration Statement is filed or becomes effective, provided that any underwriters’ discounts and selling commissions, in each case related to Registrable Securities Registered in accordance with this Agreement, shall be borne by the Investor on a pro rata basis based on the Investor’s relative percentage of Registrable Securities included in such Registration. In addition, the Company shall be responsible for all of its internal expenses incurred in connection with the consummation of the transactions contemplated by this ARTICLE IV (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit and the fees and expenses incurred in connection with the listing of the Registrable Securities on the Nasdaq.

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Section 4.5    Indemnification.

(a)    Company Indemnification.

(i)    To the extent permitted by applicable Law, the Company will indemnify and hold harmless the Investor, each Person who controls the Investor (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and their respective officers, directors, members, managers, shareholders, agents and employees and any underwriter for the Company and each Person who controls such underwriter (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) from and against all losses, claims, costs, damages or liabilities (whether joint or several) to which they may become subject under applicable Laws or otherwise, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (each a “Violation”): (i) any untrue statement (or alleged untrue statement) of a material fact contained in such Registration Statement, including any preliminary prospectus or Final Prospectus contained therein or any amendments or supplements thereto, (ii) the omission (or alleged omission) to state in the Registration Statement, including any preliminary prospectus or Final Prospectus contained therein or any amendments or supplements thereto, a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of U.S. Securities Laws, or any rule or regulation promulgated under U.S. Securities Laws. The Company will reimburse any Person intended to be indemnified pursuant to this Section 4.5(a) for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action.

(ii)    The indemnity agreement contained in this Section 4.5(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld or delayed), nor shall the Company be liable for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation that occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such Registration by the Investor, underwriter or controlling Person.

(iii)    The foregoing indemnity of the Company is subject to the condition that, insofar as they relate to any defect in a preliminary prospectus but such defect has been eliminated or remedied in the amended prospectus on file with the Commission at the time the applicable Registration becomes effective (the “Final Prospectus”), such indemnity shall not inure to the benefit of any Person if a copy of the Final Prospectus was timely furnished to the Investor or underwriter and was not furnished to the Person asserting the loss, liability, claims or damages at or prior to the time such action is required by the Securities Act.

(b)    Investor Indemnification.

(i)    To the extent permitted by applicable Law, the Investor will indemnify and hold harmless the Company, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) and each of their respective officers, directors, partners, members, managers, shareholders, accountants, attorneys, agents and

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employees from and against all losses, claims, costs, damages or liabilities (whether joint or several) to which any of the foregoing Persons may become subject, under U.S. Securities Laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based on any untrue statement (or alleged untrue statement) of a material fact contained in any such Registration Statement, including any preliminary prospectus or Final Prospectus contained therein or any amendments or supplements thereto, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse any Person intended to be indemnified pursuant to this Section 4.5(b) for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such Registration Statement, including any preliminary prospectus or Final Prospectus contained therein or any amendments or supplements thereto, in reliance upon and in conformity with written information furnished to the Company and signed by the Investor and intended to be specifically for use therein.

(ii)    The indemnity contained in this Section 4.5(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Investor (which consent shall not be unreasonably withheld), and in no event shall the aggregate indemnity under this Section 4.5(b) (including any reimbursement of any expenses) exceed the net proceeds (less underwriting discounts and selling commissions) from the offering received by the Investor. The Investor will not be required to enter into any agreement or undertaking in connection with any Registration providing for any indemnification or contribution on the part of the Investor greater than the Investor’s obligations under this Section 4.5.

(c)    Notice of Indemnification Claim. Promptly after receipt by an indemnified party under Section 4.5(a) or Section 4.5(b) of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under Section 4.5(a) or Section 4.5(b), deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in and to assume the defense thereof with counsel reasonably satisfactory to the indemnifying party. An indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the reasonably incurred fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. It is understood and agreed that the Indemnifying Party shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Parties and that all such fees and expenses shall be reimbursed as they are incurred. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of liability to the indemnified party under this Section 4.5to the extent the indemnifying party is so prejudiced, but the omission to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 4.5.

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(d)    Contribution. If any indemnification provided for in Section 4.5(a) or Section 4.5(b) is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and of the indemnified party, on the other hand, in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 4.5(b) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 4.5(d), (i) the Investor as an indemnifying party shall not be required to contribute any amount in excess of the amount that the Investor has otherwise been, or would otherwise be, required to pay pursuant to this Section 4.5(d) by reason of such untrue or alleged untrue statement or omission or alleged omission and (ii) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to a contribution from any Person who was not guilty of such fraudulent misrepresentation.

Section 4.6    Reports under the Exchange Act. With a view to making available to the Investor the benefits of Rule 144 or pursuant to a Registration on a Shelf Registration Statement, the Company agrees to use reasonable best efforts to:

(a)    make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times so long as the Company remains subject to the periodic reporting requirements under Sections 13 or 15(d) of the Exchange Act;

(b)    file with the Commission in a timely manner all reports and other documents required of the Company under all U.S. Securities Laws;

(c)    promptly furnish to the Investor upon request (i) a written statement by the Company that it has complied with the reporting requirements of all U.S. Securities Laws or, at any time after so qualified, that it qualifies as a registrant whose securities may be resold pursuant to a Shelf Registration Statement, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents as may be filed by the Company with the Commission, and (iii) such other information as may be reasonably requested in availing the Investor of any rule or regulation of the Commission, that permits the selling of any such securities without Registration or pursuant to a Shelf Registration Statement; and

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(d)    if the Company is no longer subject to the periodic reporting requirements under Section 13 or 15(d) of the Exchange Act, prepare and furnish to the Investor and make publicly available in accordance with Rule 144(c) such information as is required for the Investor to sell shares under Rule 144, and take such further action as any holder of the Investor shares may reasonably request to the extent required from time to time to enable such Person to sell the shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144.

Section 4.7    Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the approval of the Investor, enter into any agreement with any holder or prospective holder of any Securities that would (i) grant such holder or prospective holder any registration rights more favorable to such holder or prospective holder than those rights granted pursuant to this ARTICLE IV, (ii) allow such holder or prospective holder to demand Registration of their securities, unless under the terms of such agreement, such holder or prospective holder may demand such Securities in any such Registration only to the extent that the demand of such securities will not reduce the amount of the Registrable Securities of the Investor that are demanded or (iii) allow such holder or prospective holder to include such securities in any Registration filed under Section 4.1(d), Section 4.1(e) or Section 4.2, unless under the terms of such agreement such holder or prospective holder may include such Securities in any such Registration only to the extent that the inclusion of such securities will not reduce the amount of the Registrable Securities of the Investor that are included.

Section 4.8    Termination of the Investor’s Registration Rights. The right of the Investor to request Registration or inclusion of Registrable Securities in any Registration pursuant to Section 4.1 or Section 4.2 shall terminate when all of the Investor’s Registrable Securities may be sold without restriction or limitation under Rule 144.

Section 4.9    Assignment of the Investor’s Registration Rights. The rights and obligations of the Investor under this ARTICLE IV may be assigned by the Investor to any transferee or assignee of any of the Investor’s Registrable Securities; provided that: (a) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the Securities with respect to which such registration rights are being assigned and (b) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this ARTICLE IV.

ARTICLE V

PREEMPTIVE RIGHT

Section 5.1    At any time the Company proposes to issue any Securities or transfer any Securities that have been repurchased from the open market and held under the Company’s brokerage account or otherwise held under the Company’s name, including any Common Stock (the “New Securities”), other than: (i) the New Issuance Exceptions and (ii) the issuance of Common Stock on a pro rata basis in connection with the payment of any share dividends, the Company shall notify the Investor in writing of such proposal (an “Issue Notice”). The Issue Notice shall specify the number and type of New Securities to be offered by the Company and all material terms and conditions of the proposed offer (including the proposed price or range of prices) per New Security.

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Section 5.2    The Investor shall have the right to purchase, or to purchase through an Affiliate, up to a number of New Securities so as to enable the Investor to beneficially hold, after the issue of the New Securities which are the subject to the Issue Notice, a pro rata portion of the New Securities equal to the percentage of the issued and outstanding Common Stock then beneficially owned by the Investor prior to the issuance of the New Securities upon the same terms and conditions set forth in the Issue Notice, by giving written notice to the Company of the exercise of this right within thirty (30) days of Investor’s receipt of the Issue Notice (the “Election Notice”). If such notice is not given by the Investor within such thirty (30) days thereof, the Investor shall be deemed to have elected not to exercise its preemptive rights under this ARTICLE V with respect to the issuance described in that specific Issue Notice.

Section 5.3    If the Investor (or its Affiliate) exercises its preemptive rights under this ARTICLE V, the closing of the purchase of the New Securities with respect to which such right has been exercised (the “Preemptive Rights Closing Date”) shall take place at the time of the closing of the issuance or transfer of the New Securities, which may not be earlier than ten (10) Trading Days after the giving of the Election Notice, provided that the Preemptive Rights Closing Date may be extended for a maximum of sixty (60) Trading Days to the extent required to comply with applicable Laws (including receipt of any required regulatory approvals). The Company and the Investor (or its Affiliate exercising preemptive rights under this ARTICLE V) will use commercially reasonable efforts to secure any required regulatory or shareholder approvals or other consents in a timely manner, and to comply with any applicable Law necessary in connection with the offer, sale and purchase of, such New Securities.

Section 5.4    In the event that the Investor (or its Affiliate) fails to exercise its preemptive rights under this ARTICLE V within such thirty (30) days period, or in the event that the Investor fails to consummate the purchase of such New Securities within the specified period of time pursuant to Section 5.3 (other than as a result of breach or fault of the Company), the Company shall thereafter be entitled to issue and sell within sixty (60) Trading Days the New Securities not elected to be purchased by the Investor (or its Affiliate) pursuant its preemptive rights to this ARTICLE V, at a price no less than that specified in the Issue Notice, and otherwise upon terms and conditions no more favorable in the aggregate to any purchaser of such New Securities than were specified in the Issue Notice. In the event the Company has not issued and sold such New Securities within such sixty (60) Trading Day period, the Company shall not thereafter offer, issue or sell such New Securities without first offering such New Securities to the Investor in the manner provided in this ARTICLE V.

Section 5.5    In the case of the offering of New Securities for a consideration in whole or in part other than cash, including securities acquired in exchange therefor, the consideration other than cash shall be deemed to be the fair value thereof as determined in good faith by the Board; provided, however, that such fair value as determined by the Board shall not exceed the aggregate market price of the New Securities being offered as of the date the Board authorizes the offering of such New Securities.

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ARTICLE VI

CERTAIN AGREEMENTS

Section 6.1    Reports. The Company will maintain proper books of account and records in accordance with generally accepted accounting principles applied on a consistent basis. The Company will to deliver the following to the Investor:

(a)    within ninety (90) days after the end of each fiscal year of the Company, audited consolidated financial statements of the Company and its Subsidiaries including audited consolidated profit and loss accounts, balance sheets and statements of cash flow prepared in accordance with generally accepted accounting principles (except as otherwise disclosed therein) and the auditor’s report with respect thereto;

(b)    within forty (40) days after the end of each fiscal quarter of the Company (other than the fourth quarter), unaudited quarterly consolidated financial statements of the Company, including consolidated profit and loss accounts, balance sheets and statements of cash flow of the Company for such fiscal quarter;

(c)    no later than thirty (30) days prior to the end of each fiscal year, an annual budget for the succeeding fiscal year consistent with the Company’s past practices setting forth, among other things, the projected budget for operation of business, the projected incurrence, assumption or refinancing of material indebtedness, projected revenue and profit;

(d)    unaudited monthly revenue of the Company and its Subsidiaries and data tracking, within thirty (30) days after the end of each month; and

(e)    such information as reasonably requested by the Investor (i) to assist the Investor in the financial consolidation of the Company’s results, or (ii) to comply with applicable Law, generally applicable accounting principles, or the rules or regulations of any securities exchange;

provided that no public release or disclosure of any information provided to the Investor pursuant to this Section 6.1 shall be made by the Investor or any of its Affiliates or any Person that receives information from them without the prior written consent of the Company, except to the extent (i) such information has previously been publicly released or disclosed by the Company or (ii) as such public release or disclosure may be required by applicable securities law or the rules or regulations of any securities exchange, in which case the Investor shall allow the Company reasonable time to comment on such release or disclosure in advance of such issuance and shall make reasonable best efforts to reflect any such comments

Section 6.2    Information Required for Financial Consolidation. The Company acknowledges that the Investor intends to consolidate the financials of the Company upon the conversion of the Preferred Stock acquired by the Investor under the Share Purchase Agreement and the exercise of the Warrant. The Company agrees to use reasonable best efforts to provide all necessary assistances and all requisite information/documents as reasonably requested by the Investor to achieve such purpose.

Section 6.3    Access to Information. The Company shall afford the Investor and its directors, officers, employees, auditors and advisors, upon reasonable notice, reasonable access

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to the offices, properties, facilities, and books and records and management of the Company and its Subsidiaries; provided, however, that any such access shall be conducted during normal business hours and in such a manner as not to interfere with the normal operations of the Company or its Subsidiaries.

Section 6.4    Standstill Agreement. For a period commencing with the date of this Agreement and ending on the earlier of (a) three (3) years following the Closing Date, (b) the date when the Investor exercises the Warrant in full, or (c) the occurrence of a Significant Event, other than a Permitted Purchase or with the consent of at least seventy-five percent (75%) of the members of the Board, each of the Investor and Founders agree not to, and to cause their respective Affiliates not to, (i) acquire, offer to acquire, or agree to acquire, by purchase or otherwise, any Securities (or beneficial ownership thereof), or rights or options to acquire any Securities (or beneficial ownership thereof), or any assets or businesses of the Company or its Subsidiaries constituting a significant portion of the consolidated assets of the Company and its Subsidiaries; (ii) make any public announcement with respect to, or submit a proposal for or offer of (with or without conditions), any merger, consolidation, tender or exchange offer, amalgamation, scheme of arrangement, recapitalization, reorganization, liquidation, dissolution, business combination, issuance or repurchase of Securities (including any tender offer) or other extraordinary transaction involving the Company, any of the assets of the Company or its Subsidiaries constituting a significant portion of the consolidated assets of the Company and its Subsidiaries; (iii) advise, encourage, support or influence any Person (except the Board) with respect to any of the foregoing; (iv) initiate, or in any way participate, directly or indirectly, in any “solicitation” of “proxies” to vote (as such terms are used in the rules of the SEC), or seek to advise or influence any Person or entity with respect to the voting of any Voting Securities of the Company, or form, join or in any way participate in a group for the purpose of the voting of any Voting Securities of the Company (other than as contemplated hereunder or under the Shareholders Agreement); or (v) publicly request the Company or Board amend or waive any provision of this paragraph (including this sentence), or contest the validity of this paragraph (including this sentence); provided, that nothing in the preceding clauses shall (A) restrict the Investor from making a private, non-public, proposal to the Board for any of such matters, (B) apply to any “beneficial ownership” of Securities acquired or deemed to be acquired by virtue of any of the arrangements expressly contemplated under the Transaction Documents, including any voting agreements contemplated under the Shareholders Agreement, or (C) in any way be deemed to require any Investor Director to take (or omitting to take) any actions in a manner he or she reasonably believes would be inconsistent with the fiduciary duties of the Directors under applicable Law (or obligate the Investor to cause any Investor Director to act or omit to act in a manner in which such Investor Director reasonably believes would be inconsistent with the fiduciary duties of the Directors under applicable Law). In addition to any other available remedies, the Investor, Founders or any of their Affiliates, successors or permitted assigns shall not have the right to vote or grant consents with respect to any Securities acquired in violation of this Section 6.4(i) and agrees to promptly sell any such Securities and shall be restrained from voting or granting consents with respect to all of its Securities at any annual or special meeting of the stockholders of the Company, however called, or in connection with any action by written consent in lieu of any such annual or special meeting of stockholders of the Company in violation of this Section 6.4(iv) and any decision, action or transaction by such Person made or effected in violation of this Section 6.4(iv) shall be null and void ab initio. Notwithstanding the foregoing, if following any Permitted Purchase made by the Founders, the Investor and its

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Affiliates and their respective transferees no longer hold, in the aggregate, the largest number of shares of Common Stock of the Company (assuming the conversion of Series B Preferred Stock into Common Stock, and with the Founders deemed as one single shareholder for the purpose of such determination), the Investor shall have the right to purchase such number of shares of Common Stock or other Securities so as to enable the Investor and its Affiliates and their respective transferees to become the holders, in the aggregate, of the largest number of shares of Common Stock of the Company (assuming the conversion of Series B Preferred Stock into Common Stock, and with the Founders deemed as one single shareholder for the purpose of such determination), any such purchases shall not be deemed to violate the provision of this Section 6.4.

Section 6.5    Agreement to Issue Additional Stock. The Investor hereby agrees that, to the extent not reserved for issuance in December 2016 prior to the Closing, the Company may, at its discretion, reserve Securities for issuance under its existing employee equity incentive compensation plans or the Key Employee Retention Program as defined in the Share Purchase Agreement, and issue such reserved Securities to its employees pursuant to such employee incentive compensation plan(s); provided, however, that any such reservation or issuance of new Securities shall not exceed 500,000 shares of Common Stock or any other Securities which by its terms are convertible into or exchangeable or exercisable for equivalent amount of Common Stock. Notwithstanding the foregoing, if following the issuance of such new Securities to the employees, the Investor and its Affiliates and their respective transferees no longer hold, in the aggregate, the largest number of shares of Common Stock of the Company (assuming the conversion of Series B Preferred Stock into Common Stock, and with the Founders deemed as one single shareholder for the purpose of such determination), the Investor shall have the right to purchase such number of shares of Common Stock or other Securities so as to enable the Investor and its Affiliates and their respective transferees to become the holders, in the aggregate, of the largest number of shares of Common Stock of the Company (assuming the conversion of Series B Preferred Stock into Common Stock, and with the Founders deemed as one single shareholder for the purpose of such determination), any such purposes shall not be deemed to violate the provision of Section 6.4.

ARTICLE VII

GENERAL PROVISIONS

Section 7.1    Confidentiality. Each of the Company and the Investor hereby agrees that it will, and will cause its respective Affiliates and its and their respective representatives to hold in strict confidence any non-public records, books, contracts, instruments, computer data and other data and information concerning the other parties hereto, whether in written, verbal, graphic, electronic or any other form provided by any party hereto (except to the extent that such information has been (a) previously known by such party on a non-confidential basis from a source other than the other parties hereto or its representatives, provided that such source is not prohibited from disclosing such information to such party or its representatives by a contractual, legal or fiduciary obligation to the other parties hereto or its representatives, (b) in the public domain through no breach of this Agreement by such party, (c) independently developed by such party or on its behalf, or (d) later lawfully acquired from other sources) (the “Confidential Information”). In the event that a party hereto is requested or required by Law, Governmental Authority or other applicable judicial or governmental order to disclose any Confidential

27

Information concerning any of the other parties hereto, such party shall, to the extent legally permissible, provide the other parties with sufficient advance written notice of such request or requirement and, if requested by another party hereto (at such other party’s sole expense) assist such other party in seeking a protective order or other appropriate remedy to limit or minimize such disclosure.

Section 7.2    Termination. Unless expressly provided otherwise herein, in addition to the other termination provisions in this Agreement, this Agreement shall terminate, and have no further force and effect upon a written agreement to that effect, signed by all parties hereto, provided that, notwithstanding the foregoing, following the Closing, (1) ARTICLE IV shall survive (including with respect to any transferee or assignee of the Investor’s Registrable Securities to whom the rights and obligations of the Investor under ARTICLE IV were assigned in accordance with Section 4.9) any termination of this Agreement until the specific provisions thereof terminate in accordance with their express terms, (2) ARTICLE V shall survive any termination of this Agreement until the specific provisions thereof terminate in accordance with their express terms, and (3) the Investor’s rights hereunder shall terminate to the extent that the Investor ceases to own Securities representing, in the aggregate, at least five percent (5%) of the total outstanding Common Stock (calculated on a fully-diluted as-converted basis and excluding all Securities issued pursuant to the New Issuance Exceptions).

Section 7.3    Notices. Except as may be otherwise provided herein, any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (a) upon receipt, when delivered personally; (b) upon receipt, when sent by email (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (c) one (1) Business Day after deposit with an internationally recognized overnight courier service; in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company:

Power Solutions International, Inc.

201 Mittel Dr.

Wood Dale IL 60191

Attention: Gary Winemaster, CEO

Email: Gary.Winemaster@Psiengines.com

with a copy (which shall not constitute notice) to:

Power Solutions International, Inc.

Legal Department

201 Mittel Dr., Wood Dale IL 60191

Attention: William Buzogany, General Counsel

Email: Wbuzogany@Psiengines.com

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If to the Investor:

Weichai America Corp.

Attention: Victory Liu

3100 Golf Road Rolling Meadows

IL 60008

Email: victor.liu@weichaiamerica.com

with a copy (which shall not constitute notice) to:

King & Wood Mallesons

20th Floor, East Tower, World Financial Center

1 Dongsanhuan Zhonglu, Chaoyang District Beijing 100020

People’s Republic of China

Attention: Xu Ping

Email: xuping@cn.kwm.com

and

O’Melveny & Myers LLP

37th Floor, Yin Tai Centre, Office Tower

No. 2 Jianguomenwai Avenue, Beijing 100022

People’s Republic of China

Attention: Ke Geng, Esq. and Nima Amini, Esq.

Email: kgeng@omm.com; namini@omm.com

A party may change or supplement the addresses given above, or designate additional addresses, for purposes of this Section 7.3 by giving the other parties written notice of the new address in the manner set forth above.

Section 7.4    Reserved.

Section 7.5    Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflict of laws thereunder other than New York General Obligations Law Section 5-1401.

Section 7.6    Dispute Resolution.

(a)    Any and all disputes which cannot be settled amicably, including any ancillary claims of any party, arising out of, relating to or in connection with the validity, negotiation, execution, interpretation, performance or non-performance of this Agreement (including the validity, scope and enforceability of this arbitration provision) shall be referred to and finally resolved by arbitration under the Rules of Arbitration of the London Court of International Arbitration (“LCIA Rules”) by one or more arbitrators appointed in accordance with the LCIA Rules (the “Arbitral Tribunal”);

(b)    The arbitration shall be conducted by a sole arbitrator unless either party objects, in which case the arbitration shall be conducted by a panel of three arbitrators. Where the

29

arbitration is to be conducted by a sole arbitrator, the parties shall attempt to agree upon the selection of the sole arbitrator. If they cannot reach agreement within 30 days from the commencement of the arbitration, the sole arbitrator shall be appointed by the Court of the LCIA (the “LCIA Court”) in accordance with the LCIA Rules. Where the arbitration is to be conducted by a panel of three arbitrators, each party shall nominate one arbitrator and the two party-nominated arbitrators shall then select the chairman of the Arbitral Tribunal. If the two party-nominated arbitrators are unable to do so within 30 days after the commencement of the arbitration or any mutually agreed extension thereof, the chairman shall be selected by the LCIA Court in accordance with the LCIA Rules;

(c)    The place of arbitration shall be London;

(d)    The language of the arbitration shall be English;

(e)    Each arbitrator shall be licensed to practice law in New York;

(f)    Each party shall have the right to apply to any court of competent jurisdiction and/or to the Arbitral Tribunal for an order or award of interim, provisional or conservatory measures in order to maintain the status quo or to protect its rights or property pending arbitration pursuant to this Agreement or for the purpose of compelling a party to arbitrate and seeking temporary or preliminary relief in aid of an arbitration hereunder, and any such application shall not be deemed incompatible with, or a waiver of, the parties’ agreement to arbitrate;

(g)    The Arbitral Tribunal shall have power to take whatever interim measures it deems necessary, including injunctive relief, specific performance and other equitable relief, including in accordance with the provisions set forth in Section 7.14 of this Agreement;

(h)    The award rendered by the Arbitral Tribunal shall be final and binding between the parties and not subject to appeal or other recourse; and

(i)    Recognition and enforcement of any award rendered by the Arbitral Tribunal may be sought in any court of competent jurisdiction.

Section 7.7    Severability. If any provision of this Agreement is found to be invalid or unenforceable, then such provision shall be construed, to the extent feasible, so as to render the provision enforceable and to provide for the consummation of the transactions contemplated hereby on substantially the same terms as originally set forth herein, and if no feasible interpretation would save such provision, it shall be severed from the remainder of this Agreement, which shall remain in full force and effect unless the severed provision is essential to the rights or benefits intended by the parties. In such event, the parties shall use commercially reasonable efforts to negotiate, in good faith, a substitute, valid and enforceable provision or agreement, which most nearly effects the parties’ intent in entering into this Agreement.

Section 7.8    No Third Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of, and be enforceable by, only the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever, under or by reason of this Agreement.

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Section 7.9    Successors and Assigns. The provisions of this Agreement shall inure to the benefit of, and shall be binding upon, the successors and permitted assigns of the parties hereto. Except as otherwise provided herein, neither this Agreement nor any of the rights, interests, or obligations hereunder shall be assigned by any party hereto (whether by operation of law or otherwise) without the prior written consent of the other parties.

Section 7.10    Construction. Each of the parties has participated in the drafting and negotiation of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement must be construed as if it is drafted by all the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of authorship of any of the provisions of this Agreement.

Section 7.11    Counterparts. This Agreement may be executed in one or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other parties. A facsimile or “PDF” signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original.

Section 7.12    Aggregation of Shares. All Securities held or acquired by the Investor shall be aggregated together for the purpose of determining the availability of any rights of the Investor under this Agreement.

Section 7.13    Investor Rights Agreement to Control. If, and to the extent that, there are inconsistencies between the provisions of this Agreement and those of the Company Certificates and the Company Bylaws, the terms of this Agreement shall control to the extent permissible under any applicable Law. The parties agree to take all actions necessary or advisable, as promptly as practicable after the discovery of such inconsistency, to amend the Company Certificates and the Company Bylaws so as to eliminate such inconsistency to the extent permissible under any applicable Law.

Section 7.14    Specific Performance. The parties hereto acknowledge and agree irreparable harm may occur for which money damages would not be an adequate remedy in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that, in addition to any other remedies at law or in equity, the parties to this Agreement shall be entitled to injunction to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement without posting any bond or other undertaking.

Section 7.15    Amendment; Waiver. Any provision of this Agreement may be amended, modified or supplemented only by a written instrument duly executed by all the parties hereto. The observance of any provision in this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by the written consent of the party against whom such waiver is to be effective. Any amendment or waiver effected in accordance with this Section 7.15 shall be binding upon the Company and the Investor and their

31

respective assigns. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring.

Section 7.16    Expenses. Except as expressly provided herein, each party will bear its own costs and expenses incurred by it or on its behalf in connection with the Transaction Documents and the transactions contemplated thereby.

Section 7.17    Public Announcements. Without limiting any other provision of this Agreement, the parties hereto, to the extent permitted by applicable Law, will consult with each other before issuance, and provide each other the opportunity to review, comment upon and concur with, and use all reasonable efforts to agree on any press release or public statement with respect to this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby, and will not (to the extent practicable) issue any such press release or make any such public statement prior to such consultation and agreement, except as may be required by Law or any listing agreement with or requirement of the Nasdaq or any other applicable securities exchange, provided that the disclosing party shall, to the extent permitted by applicable Law or any listing agreement with or requirement of the Nasdaq or any other applicable securities exchange and if reasonably practicable, inform the other parties about the disclosure to be made pursuant to such requirements prior to the disclosure.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

POWER SOLUTIONS INTERNATIONAL, INC.

By:
Name:
Title:

[Signature Page to Investor Rights Agreement]

IN WITNESS WHEREOF, the parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

WEICHAI AMERICA CORP.

By:
Name:
Title:

[Signature Page to Investor Rights Agreement]

Exhibit 10.4

SHAREHOLDERS AGREEMENT

dated as of March 20, 2017

by and among

POWER SOLUTIONS INTERNATIONAL, INC.

WEICHAI AMERICA CORP.

and

Each of the persons

listed on Exhibit A hereto

i

Section 5.14.	Expenses	19

Section 5.15.	Additional Securities	19

Section 5.16.	Disclosure	19

ii

SHAREHOLDERS AGREEMENT

THIS SHAREHOLDERS AGREEMENT (this “Agreement”) is made and entered into as of 20, 2017 by and among, each of the individuals listed on Schedule A attached hereto (each a “Founder”, and collectively, the “Founders”), Power Solutions International, Inc., a Delaware corporation (the “Company”) and Weichai America Corp., a company organized under the laws of the State of Illinois (the “Investor”).

RECITALS

WHEREAS, concurrently herewith, Investor and the Company are entering into a Share Purchase Agreement (the “Share Purchase Agreement”) pursuant to which the Company has agreed to issue and sell to the Investor certain the Securities (as hereinafter defined), on the terms and conditions set forth therein;

WHEREAS, as of the date hereof, each Founder is the record (except as noted on Schedule A) and beneficial owner (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) of certain shares of Common Stock, par value $0.001 per share, of the Company (“Common Stock”)) as set forth in the column titled “Owned Shares” opposite such Founder’s name on Schedule A hereto (such Owned Shares, together with any other Securities acquired (whether beneficially or of record) by such Founder after the date hereof and prior to the termination of all of such Founder’s obligations under this Agreement, including any Securities acquired by means of purchase, dividend or distribution, or issued upon the exercise of any Company options or warrants or the conversion of any convertible securities or otherwise, being collectively referred to herein as the “Founder Shares”); and

WHEREAS, in order to induce the Investor and the Company to enter into the Share Purchase Agreement and consummate the transactions contemplated thereby, the Founders and the Company have agreed to enter into this Agreement, relating to the voting and transfer of securities of the Company.

NOW, THEREFORE, in consideration of the premises set forth above, the mutual promises and covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

ARTICLE I

DEFINITIONS AND INTERPRETATION

Section 1.1.    Definitions. For the purposes of this Agreement:

“Affiliates” means (a) in the case of a Person that is a natural person, such Person’s (i) parents, (ii) spouse and the spouse’s parents and siblings, (iii) siblings and their spouses, (iv) descendants and their spouses (whether by blood or adoption and including stepchildren), and (v) any entity Controlled by such Person; and (b) in the case of a Person that is an entity, any other Person that, directly or indirectly, through one or more intermediaries, Controls, or is Controlled by, or is under common Control with, such first Person, including such first Person’s subsidiaries and holding companies and the subsidiaries of any such holding companies;

“Agreement” has the meaning set forth in the preamble;

“Arbitral Tribunal” has the meaning set forth in Section 5.4(a);

“Beneficial ownership” or “beneficially own” or similar term shall mean beneficial ownership as defined under Rule 13d-3 under the Exchange Act;

“Board” means the board of directors of the Company;

“Business Day” shall mean any day, other than a Saturday, Sunday or a day on which banking institutions in the People’s Republic of China, Hong Kong or the City of New York, New York is authorized or obligated by law or executive order to remain closed;

“Closing” has the meaning set forth in the Share Purchase Agreement;

“Closing Date” has the meaning set forth in the Share Purchase Agreement;

“Common Stock” has the meaning set forth in the recitals;

“Company” has the meaning set forth in the preamble;

“Control” (including the terms “Controlled by” and “under common Control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise, including the ownership, directly or indirectly, of securities having the power to elect a majority of the board of directors or similar body governing the affairs of such Person or securities that represent a majority of the outstanding voting securities of such Person;

“Director” means a Person who is a member of the Board;

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder;

“Expiration Time” has the meaning set forth in Section 2.1;

“Founders” has the meaning set forth in the preamble;

“Founders Pledged Common Stock” has the meaning set forth in Section 2.1;

“Founder Shares” has the meaning set forth in the preamble;

“Fully-Diluted Basis” means, when used with respect to issued and outstanding share capital of the Company, the total number of all Common Stock which are or would be issued and outstanding assuming the full conversion of all other rights, options or warrants to acquire Common Stock and any notes, debentures, preference shares (including, without limitation, the Preferred Stock), warrants (including, without limitation, the Warrant) or other securities or rights, which are ultimately convertible or exercisable into, or exchangeable for, Common Stock.

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“Governmental Authority” means any federal, national, foreign, supranational, state, provincial, local, municipal or other political subdivision or other government, governmental, regulatory or administrative authority, agency, board, bureau, department, instrumentality or commission or any court, tribunal, judicial or arbitral body of competent jurisdiction or stock exchange;

“Independent Director” means a director of the Company that satisfies the requirements to be an “Independent Director” as such term in Section 5605(A)(2) of the Nasdaq Listing Rules.

“Investor” has the meaning set forth in the preamble;

“Investor Director” means each individual whom the Investor designates for appointment or election as a Director from time to time pursuant to the Investor Rights Agreement;

“Investor Rights Agreement” means that certain Investor Rights Agreement, dated as of the date hereof by and among the Company and the Investor, as it may be amended, modified or supplemented from time to time in accordance with the terms thereof;

“Involuntary Transfers” has the meaning set forth in Section 3.1;

“Law” means any federal, national, foreign, supranational, state, provincial or local statute, law, ordinance, regulation, rule, code, order, requirement or rule of law (including common law), official policy, rule or interpretation of any Governmental Authority with jurisdiction over the Company or the parties hereto, as the case may be;

“LCIA Court” has the meaning set forth in Section 5.5(b);

“LCIA Rules” has the meaning set forth in Section Section 5.5(a);

“Lien” means any security interest, pledge, mortgage, lien, charge, claim, hypothecation, title defect, right of first option or refusal, right of preemption, third-party right or interests, put or call right, lien, adverse claim of ownership or use, or other encumbrance of any kind;

“Nasdaq” shall mean the Nasdaq Stock Market;

“Nominating Committee” has the meaning set forth in Section 2.3(b);

“Offer Price” has the meaning set forth in Section 3.2(a);

“Offered Shares” has the meaning set forth in Section 3.2(a);

“Permitted Transfer” has the meaning set forth in Section 3.3;

“Permitted Transferee” has the meaning set forth in Section 3.3;

“Person” means any individual, partnership, corporation, association, joint stock company, trust, joint venture, limited liability company, organization, entity or Governmental Authority;

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“Preferred Stock” means the Series B redeemable convertible stock, par value $0.001 per share, of the Company;

“Purchase Notice” has the meaning set forth in Section 3.2(b);

“Securities” means any Common Stock or any equity interest of, or shares of any class in the share capital (ordinary, preferred or otherwise) of, the Company and any convertible securities, options, warrants and any other type of equity or equity-linked securities convertible, exercisable or exchangeable for any such equity interest or shares of any class in the share capital of the Company;

“Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder;

“Selling Shareholder” has the meaning set forth in Section 3.1;

“Shareholder” or “Shareholders” means Persons who hold the Common Stock from time to time;

“Share Purchase Agreement” has the meaning set forth in the recitals;

“Stock Pledge Agreement” has the meaning set forth in Share Purchase Agreement;

“Stockholder Approval” shall have the meaning accorded to such term in the Share Purchase Agreement;

“Stockholder Proposal” shall have the meaning accorded to such term in the Share Purchase Agreement;

“Stockholder Written Consent” shall have the meaning accorded to such term in the Share Purchase Agreement;

“Third Party” means any bona fide third party and not the Investor, the Founders nor their respective Affiliates;

“Trading Day” means any day on which the U.S. national stock exchange on which the Common Stock are then listed and traded is open for trading in securities based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time);

“Transaction Documents” means this Agreement and each of the other agreements and documents entered into or delivered by the parties hereto in connection with the transactions contemplated by this Agreement, including the Share Purchase Agreement, Warrant and the Investor Rights Agreement;

“Transfer” (or any correlative term) means, in respect of any Securities, a direct or indirect sale, assignment, pledge, charge, mortgage, hypothecation, gift, placement in trust (voting or otherwise) or transfer by operation of Law of such Securities, or the creation of a security interest in, or Lien on, or any other disposal (directly or indirectly and whether or not

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voluntary) on such Securities, and shall include any transfer by will or intestate succession or entry into any swap or other derivatives transaction that transfers to any person, in whole or in part, any of the economic benefits or risks of ownership of such Securities, whether any such transaction is to be settled by delivery of such Securities or other Securities, in cash or otherwise;

“Transfer Notice” has the meaning set forth in Section 3.1;

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on an established U.S. national or non-U.S. securities exchange, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the securities exchange on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), or (b) if the Common Stock is not listed or quoted on an established U.S. national or non-U.S. securities exchange but is then quoted on an over-the-counter market, the volume weighted average closing sales prices of the Common Stock for such date (or the nearest preceding date) on such over-the-counter market as applicable; and

“Warrant” means the 2018 Warrant (as such term is defined in the Share Purchase Agreement).

Section 1.2.    Interpretation and Rules of Construction. In this Agreement, except to the extent otherwise provided or that the context otherwise requires:

(a)    when a reference is made in this Agreement to an Article, Section or Schedule, such reference is to an Article, Section or Schedule of or to this Agreement;

(b)    the headings for this Agreement are for reference purposes only and do not affect in any way the meaning or interpretation of this Agreement;

(c)    the words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement;

(d)    all terms defined in this Agreement have the defined meanings when used in any certificate or other document made or delivered pursuant hereto, unless otherwise defined therein;

(e)    the definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and any noun or pronoun shall be deemed to cover all genders;

(f)    references to a Person are also to its successors and permitted assigns; and

(g)    the use of the term “or” is not intended to be exclusive.

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ARTICLE II

VOTING AGREEMENT

Section 2.1.    Stockholder Approval. From and after the date hereof, until the earlier of the (x) effectiveness of the Stockholder Approval and the (y) termination of this Agreement pursuant to and in compliance with the terms hereof (such earlier time, the “Expiration Time”), each Founder shall:

(a)    if the Stockholder Written Consent is executed and delivered, then thereafter refrain from revoking or seeking to revoke the Stockholder Written Consent;

(b)    reject any other transaction, proposal, agreement or action which is made in opposition to the Stockholder Proposal or in competition or inconsistent with the Stockholder Proposal;

(c)    reject any other action, agreement or transaction that is intended, that could reasonably be expected, or the effect of which could reasonably be expected, to materially impede, interfere with, delay, postpone, discourage or adversely affect the transactions contemplated under the Stock Purchase Agreement or the other Transaction Documents, or the performance by such Founder of its obligations under this Agreement; and

(d)    reject any action, proposal, transaction or agreement that would reasonably be expected to result in a breach in any respect of any covenant, representation or warranty or any other obligation or agreement of the Company contained in the Share Purchase Agreement, or of such Founder contained in this Agreement or otherwise reasonably requested by the Investor in order to consummate the transactions contemplated under the Share Purchase Agreement; and

(e)    use reasonable best efforts to procure the effectiveness of the Stockholder Approval within 180 days following the Closing Date.

On or prior to the Closing Date, the Founders shall pledge to the Investor 4,180,545 shares of Common Stock of Founder Shares (“Founder Pledged Common Stock”) pursuant to the Stock Pledge Agreement and execute all such applications and other instruments as may be reasonably required by the Investor in connection with securing the Founder Pledged Common Stock or perfecting any Lien (as defined in the Stock Pledge Agreement) (including any UCC filings). In the event that the Stockholder Approval is not effective on or prior to the first anniversary of Closing Date, the Founders shall, upon request of the Investor, either (i) grant all necessary proxies and/or written consents to authorize the Investor to vote the same number of Founder Shares as the Preferred Stock issued to the Investor on all matters submitted to a vote at any meeting of the stockholders, adjournment, postponement or continuation thereof, during the period commencing from the first anniversary following Closing Date until the conversion of the Preferred Stock (“Interim Period”), or (ii) pursuant to the terms of the Stock Pledge Agreement, (A) transfer, register or otherwise put into the Investor’s name or the name of the nominee or nominees of the Investor the Founder Pledged Common Stock, and such Founder shall take any steps deemed necessary or helpful by the Investor to cause such transfer or registration, and (B) grant all necessary proxies and/or written consents to authorize the Investor to vote an additional 590,703 shares of Common Stock held by the Founder as of such time (other than the Founder

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Pledged Common Stock), on all matters submitted to a vote at any meeting of the stockholders, adjournment, postponement or continuation thereof. Upon the effectiveness of the Stockholder Approval, all of Founders’ obligations under this Section 2.1 and under the Stock Pledge Agreement will terminate and the Liens and security interests granted under the Stock Pledge Agreement, the Founder Pledged Common Stock and any other property then held as part of the Pledged Stock in accordance with the provisions of the Stock Pledge Agreement shall be returned to the Founders.

Section 2.2.    Voting on Fundamental Corporate Matters. Subject to and commencing upon the Closing, each of the Founders agrees not to, and to cause its Affiliates not to, vote the Founder Shares beneficially owned by him or his Affiliates at any time, whether at any stockholders meeting, adjournment, postponement or continuation thereof, by proxy or in person, or in connection with any action by written consent in lieu of any such annual or special meeting of stockholders of the Company, in favor of any matter of the nature forth below in this Section 2.2, or call or seek to call or requisition any meeting of stockholders of the Company or make any solicitation of written consent in lieu of any such annual or special meeting of stockholders of the Company, for the purpose of approving any matter of the nature forth below in this Section 2.2, unless previously agreed in writing by the Investor:

(a)    any merger, consolidation or other business combination transaction, including any stockholder resolutions upon which any such acquisition, disposition, merger, consolidation or other business combination transaction is contingent;

(b)     a sale, transfer, lease or other disposition of all or substantially all of the assets of the Company (or any series of related transactions resulting in such sale, transfer, or lease of all or substantially all of the assets of the Company);

(c)    any amendment, modification, supplement, restatement or other change to the Company’s certificates of incorporation, bylaws or other governing documents, including any non-binding shareholder proposals with respect thereto;

(d)    the commencement of or consent to any proceeding seeking (i) to adjudicate the Company as bankrupt or insolvent, (ii) any reorganization, liquidation, winding up, dissolution, reorganization, or arrangement of the Company under any Law relating to bankruptcy, insolvency or reorganization or relief of debtors, or (iii) the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for the Company or for any substantial part of the Company’s property;

(e)    the re-domestication, continuance or removal of the Company to any other jurisdiction;

(f)    the appointment or removal of the Company’s auditors; and

(g)    any issuance, sale, pledge, distribution or other disposition of capital stock requiring approval of stockholders under Rule 5635 of the Nasdaq Listing Rules (or any comparable successor rule(s)) or by applicable Law.

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Section 2.3.    Voting on and Nomination of Directors. Subject to and commencing upon the Closing:

(a)    each of the Founders agrees:

(i)    not to remove any Investor Director from the Board, or seek to call or requisition any meeting of the Board or any written consent of the Directors for the purpose of removing any Investor Director, or call or seek to call or requisition any meeting of stockholders of the Company or make any solicitation of written consent in lieu of any such annual or special meeting of stockholders of the Company, for the purpose of removing any Investor Director from the Board, unless such Investor Director has engaged in an action which would constitute fraud under applicable Law or has engaged in willful misconduct or gross negligence with respect to the Company;

(ii)    from and after the time the Board has been reconstituted to seven (7) members in connection with the Closing in accordance with the Share Purchase Agreement and the Investor Rights Agreement, not to take any action to increase or decrease the size of the Board without the express written consent of the Investor unless directed to do so by the Investor in writing; and

(iii)    that, at any annual or special meeting of the stockholders of the Company, however called, or in connection with any action by written consent in lieu of any such annual or special meeting of stockholders of the Company, at which the appointment or removal of Directors is to be approved, ratified or otherwise considered, such Founder shall vote or cause to be voted (including by proxy or through the execution of one or more written consents if stockholders of the Company are requested to vote through the execution of an action by written consent in lieu of any such annual or special meeting of stockholders of the Company, if applicable) all of its Founder Shares in favor for the election of the Investor Directors and shall not seek to call or requisition any meeting of stockholders of the Company or any written consent of the stockholders of the Company for the purpose of, or vote in favor of, removing any Investor Director unless directed to do so by the Investor in writing.

(b)    The Company, the Investor and the Founders agree that, from and following the Closing, the Board maintains a Nominating and Governance Committee (the “Nominating Committee”), and the Nominating Committee shall at all times have a majority of Independent Directors. As of the Closing, the number of members of the Board shall be increased from five (5) to seven (7). Prior to April 6, 2017, the Board may designate a person to act as an additional Independent Director, and in connection therewith, Gary Winemaster shall resign as a director of the Company, effective immediately prior to the appointment by the Board of such person as an Independent Director. If Gary Winemaster has not resigned as a director prior to April 6, 2017, then Gary Winemaster shall resign as a director of the Company on April 6, 2017. Following Closing, the parties agree that the Nominating Committee shall have the exclusive authority to nominate non-Investor Directors (“Non-Investor Director Nominees”) for election by the stockholders of the Company. The Investor and the Founders shall have no obligation to vote in favor of or against the election of any such Non-Investor Director Nominees. If any Non-Investor Director Nominee is not elected by the stockholders of the Company, or if any Non-Investor

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Director ceases to be a director during the term of such director’s appointment, the Board shall have the authority to fill such vacancy in accordance with the Company’s bylaws, and such appointee shall serve as a Non-Investor Director until the next annual or special meeting of stockholders of the Company at which directors of the Company are elected.

(c)    The Company, the Investor and the Founders agree that at all times the composition of the Board and any committees of the Board shall comply with all applicable Law and stock exchange requirements. Without limiting the foregoing in any manner, the parties agree that:

(i)    following the Closing, and so long as the Company is not a “controlled company” within the meaning of the Nasdaq Listing Rules, a majority of the Board members shall be Independent Directors; and

(ii)    immediately after the Investor exercises the Warrant in full, the Company will be a “controlled company” within the meaning of the Nasdaq Listing Rules and, so long as it remains a controlled company, the Company shall be exempted from Rule 5615 of the Nasdaq Listing Rules of Rules 5605(b), (d) and (e) (except for the requirements of subsection (b)(2) which pertain to executive sessions of Independent Directors) of the Nasdaq Listing Rules,

(iii)    provided, in each case, unless prohibited by applicable Law and stock exchange requirements, the Investor shall have the right to nominate all of the Investor Directors as non-Independent Directors serving on the Board.

Section 2.4.    Grant of Irrevocable Proxy; Appointment of Proxy.

(a)    Each Founder and the Investor further agrees not to take any other actions as a stockholder of the Company or in any other capacity intended to or reasonably likely to, directly or indirectly, circumvent, avoid or nullify the voting arrangements required by this Article II.

(b)    Each Founder hereby irrevocably appoints the Investor and any designee thereof as its proxy and attorney-in-fact (with full power of substitution), to vote or cause to be voted (including by proxy, if applicable) such Founder’s Founder Shares (i) in accordance with Section 2.1 above, and (ii) subject to and commencing upon the Closing, in accordance with Section 2.3(a)(iii) above, in each case at any annual or special meeting of the shareholders of the Company, however called, including any adjournment or postponement thereof, at which any of the matters described in Section 2.1 or Section 2.3(a)(iii) above is to be considered. Each Founder represents that all proxies, powers of attorney, instructions or other requests given by such Founder prior to the execution of this Agreement in respect of the voting of such Founder’s Founder Shares, if any, are not irrevocable and each Founder hereby revokes any and all previous proxies, powers of attorney, instructions or other requests with respect to such Founder’s Founder Shares. Each Founder shall take such further action or execute such other instruments as may be necessary to effectuate the intent of this proxy.

(c)    Each Founder affirms that the irrevocable proxy set forth in this Section 2.4 is given in connection with the execution of the Share Purchase Agreement, and that such irrevocable proxy is given to secure the performance of the duties of such Founder under this

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Agreement. Each Founder further affirms that the irrevocable proxy is coupled with an interest and, except as set forth in this Section 2.4, is intended to be irrevocable; provided, that such proxy shall be automatically terminated in respect of the matters described in Section 2.1 at the Expiration Time. If for any reason the proxy granted herein is not irrevocable, then each Shareholder agrees to vote such Shareholder’s Securities in accordance with Section 2.1 and Section 2.3(a)(iii) above (in the case of the matters described in Section 2.1, prior to the Expiration Time). The parties hereto agree that the foregoing is a voting agreement.

Section 2.5.    Restrictions on Transfers. Each Founder hereby agrees that, from the date hereof until the Expiration Time, such Founder shall not, and shall cause its Affiliates not to, directly or indirectly, (a) Transfer any Founder Shares if such Transfer (x) has, or would reasonably be expected to have, the effect of reducing or limiting such Founder’s economic interest in such Founder Shares or (y) grants a third party the right to vote or direct the voting of such Founder Shares, (b) deposit any Founder Shares into a voting trust or enter into a voting agreement or arrangement or grant any proxy or power of attorney with respect thereto that is inconsistent with this Agreement, (c) convert or exchange, or take any action which would result in the conversion or exchange of, any Founder Shares, (d) knowingly take any action that would make any representation or warranty of such Founder set forth in this Agreement untrue or incorrect or have the effect of preventing, disabling, or delaying such Founder from performing any of its obligations under this Agreement, or (e) agree (whether or not in writing) to take any of the actions referred to in the foregoing clauses (a), (b), (c) or (d).

ARTICLE III

RIGHT OF FIRST REFUSAL

Section 3.1.    Transfer Notice. Subject to Section 3.3, if at any time upon and after the Closing (a) any of the Founders (the “Selling Shareholder”) proposes to Transfer any Securities of the Company held by such Selling Shareholder, in whole or in part, to one or more Third Parties; or (b) any Securities held directly or indirectly by the Selling Shareholder are Transferred involuntarily pursuant to divorce, legal separation, bankruptcy or other proceedings, death or any other involuntary Transfer (collectively, “Involuntary Transfers”), then such Selling Shareholder (or its, his or her executor) shall first comply with the provisions of Section 3.2. Notwithstanding the foregoing, a Transfer resulting from the death of a Founder shall not be deemed to be an Involuntary Transfer if the transferee, upon request of any party hereto or receiving a Purchase Notice, executes the written agreement contemplated in the proviso at the end of Section 3.3, in which case such transferee shall be deemed to be a Permitted Transferee.

Section 3.2.    Right of First Refusal.

(a)    Prior to making or accepting an offer to Transfer any of its Securities to any third party, a Selling Shareholder (or its, his or her executor) shall give the Investor a written notice of its intention to make such Transfer (the “Transfer Notice”), which shall include (i) a description (including the class and the total number) of Securities to be Transferred (the “Offered Shares”); (ii) the identity of the prospective transferee(s); and (iii) the proposed offer price per Offered Shares (the “Offer Price”) and the material terms and conditions upon which the proposed Transfer is to be made. The Transfer Notice shall certify that the Transferor has received a firm offer from the prospective bona fide transferee(s) or otherwise believes in good faith that a

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binding agreement for the Transfer is obtainable on the terms set forth in the Transfer Notice. The Transfer Notice shall also include a copy of any written proposal, term sheet or letter of intent or other agreement relating to the proposed Transfer. The Selling Shareholder and the Investor shall thereafter comply with the following provisions of Section 3.2.

(b)    The Investor shall be granted the right of first refusal by the terms of the Transfer Notice, which the Investor can exercise upon giving written notice to the Selling Shareholder (the “Purchase Notice”) within thirty (30) days after its receipt of the Transfer Notice. The Purchase Notice shall specify the maximum number of Offered Shares which the Investor desires to purchase. The Investor will have the right to purchase all of the Offered Shares, on the same terms and conditions as set forth in the Transfer Notice, subject to Section 3.2(d) and (e).

(c)    In the event that the Transfer in question is an Involuntary Transfer, the price per share shall be the greater of the original purchase price paid by the Selling Shareholder for such Offered Shares (appropriately adjusted for share splits, share dividends, combinations and the like) and the fair market value of such Offered Shares, which, if the Common Stock is at the relevant time listed on an established U.S. national or non-U.S. securities exchange or reported through or an established over-the-counter trading system, shall be determined with reference to the price per share of Common Stock based on the trailing average VWAP over the preceding ten (10) consecutive Trading Days prior to the effective date of the Involuntary Transfer.

(d)    In the event the consideration for the Offered Shares specified in a Transfer Notice is payable in property other than cash and the Selling Shareholder and the Investor cannot agree on the cash value of such property within ten (10) days after the Investor’s receipt of the Transfer Notice, the value of such property shall be determined by an appraiser of recognized standing selected jointly by the Selling Shareholder on one hand and the Investor on the other hand. If they cannot agree on an appraiser within twenty (20) days after receipt of the Transfer Notice by the Investor, within a further five (5)-day period, the Selling Shareholder on one hand and the Investor on the other hand shall each select an appraiser of recognized standing and the two appraisers shall designate a third appraiser of recognized standing to determine the value of such property. The value of such property shall be determined by the appraiser selected pursuant to this Section within one month from its appointment, and such determination shall be final and binding on the Selling Shareholder and the Investor. The cost of such appraisal shall be shared equally by the Selling Shareholder on one hand and the Investor on the other hand. If the thirty (30) day period as specified in Section 3.2(b) has expired but for the determination of the value of the consideration for the Offered Shares offered by the Selling Shareholder, then such thirty (30) day period shall be extended to the fifth (5th) Business Day after such valuation shall have been determined to be final and binding pursuant to this Section.

(e)    Notwithstanding anything to the contrary in this Section 3.2, in the event that a Investor elects to purchase any Offered Shares pursuant to its right of first refusal hereunder and the Common Stock is at the relevant time listed on an established U.S. national or non-U.S. securities exchange or reported through or an established over-the-counter trading system, the Offer Price payable by the Investor shall be the lower of (i) the Offer Price as set forth in the Transfer Notice, subject to Section 3.2(d), and (ii) the trailing average VWAP over the preceding ten (10) consecutive Trading Days immediately prior to the delivery of the Purchase Notice by the Investor to the Selling Shareholder in respect of such Offered Shares.

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(f)    To the extent that the Investor has not exercised their rights to purchase the Offered Shares subject to the Transfer Notice, the Selling Shareholder shall have a period of sixty (60) days from the expiration of such rights in which to sell any remaining Offered Shares, upon terms and conditions (including, without limitation, the purchase price) no more favorable to the purchaser than those specified in the Transfer Notice, to the third party transferee(s) identified in the Transfer Notice and the Offered Shares that are sold shall not be subject to the terms and provisions of this Agreement and all proxies granted hereunder shall terminate but solely with respect to the Offered Shares that have been sold. In the event a Selling Shareholder does not consummate the sale or disposition of the Offered Shares within the sixty (60) day period from the expiration of these rights, the Investor’ right of first refusal shall continue to be applicable to any subsequent disposition of any Common Stock by any Selling Shareholder. Furthermore, the exercise or non-exercise by the Investor to purchase Offered Shares by the Selling Shareholder shall not adversely affect the Investor’s rights to make subsequent purchases from any Selling Shareholder. Any proposed Transfer on terms and conditions significantly different than those described in the Transfer Notice, as well as any subsequent proposed Transfer of any of the Offered Shares by a Selling Shareholder shall again be subject to the right of first refusal of the Investor as provided under this Section 3.2 and shall require compliance by the relevant Selling Shareholder with the procedures described in this Agreement.

Section 3.3.    Exempt Transfers. Subject to this Section 3.3, none of the restrictions and/or requirements contained in Section 3.1 and Section 3.2 with respect to Transfers of Securities shall apply to any:

(a)    Transfer of the Securities, directly or indirectly, by the Founder to the Founder’s ancestors, descendants, immediate family members, or spouse or to trusts for the benefit of such persons or parties or to the entities in which the Founder and/or his ancestors, descendants, immediate family members, or spouse holds 100% of the equity or beneficial interests;

(b)    Transfer of Securities by a Founder for estate planning purposes to a limited partnership, trust, association or other entity that is wholly-owned or controlled by such Founder;

(c)    Transfers of Securities by the Investor to any of its Affiliates (such transfers contemplated under clause (a) and clause (b) above and this clause (c) a “Permitted Transfer” and such transferees a “Permitted Transferee”);

(d)    issuance of Common Stock upon conversion of the Preferred Stock or exercise of the Warrant; or

(e)    bona fide sale of Securities by a Founder or the Investor to a Third Party of less than 3% of the Securities held by such Founder or the Investor, as applicable, during any three month period;

provided, that each Permitted Transferee shall, as a condition to the effectiveness of any such Permitted Transfer, furnish the parties hereto with a written agreement to be bound by and comply with this Agreement, including, without limitation, all provisions of ARTICLE II and ARTICLE III, as if such transferee(s) were the transferor hereunder, as well as the terms of the agreement pursuant to which such Offered Shares were issued; provided, further, that the transferor shall remain liable for any breach by such Permitted Transferee of any provision hereunder.

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ARTICLE IV

REPRESENTATIONS AND WARRANTIES

Section 4.1.    Representations and Warranties of the Founders. Except as set forth on Schedule A, each of the Founders, on a several and not joint and several basis, represents and warrants to the Investor as follows:

(a)    Ownership. Such Founder (i) is as of the date hereof the beneficial owner of, and has good and valid title to, its Owned Shares as set forth in Schedule A, and, immediately prior to the Closing, will be the beneficial owner of, and will have good and valid title to, its Securities, in each case free and clear of Liens other than as created by this Agreement, and (ii) has as of the date hereof with respect to all of its Owned Shares as set forth in Schedule A and will have immediately prior to the Closing with respect to all of its Founder Shares sole or shared (together with Affiliates controlled by such Founder) voting power, power of disposition, and power to demand dissenter’s rights, with no limitations, qualifications, or restrictions on such rights, subject to applicable United States federal securities Laws and the terms of this Agreement; (iii) except pursuant hereto, there are no options, warrants or other rights, agreements, arrangements or commitments of any character to which such Founder is a party relating to the pledge, disposition or voting of any of its Founder Shares and its Founder Shares are not subject to any voting trust agreement or other contract to which such Founder is a party restricting or otherwise relating to the voting or Transfer of such Founder Shares other than this Agreement; (iv) as of the date hereof and as of the Closing Date, other than its Owned Shares, such Founder does not own, beneficially or of record, or have the right to acquire, any shares of Common Stock or other securities of the Company, or any direct or indirect interest in any such securities (including by way of derivative securities); and (v) such Founder has not appointed or granted any proxy or power of attorney that is still in effect with respect to any of its Owned Shares, except as contemplated by this Agreement;

(b)    Non-Contravention; No Conflicts. Except for the applicable requirements of the Securities Exchange Act of 1934, no filing or notice by the Founders with or to any Governmental Authority, and no authorization, consent, permit or approval from any Governmental Authority or any other Person is necessary for the execution and delivery of this Agreement or the performance obligations herein. The execution and delivery of this Agreement does not, and the performance of such Founder’s obligations under this Agreement and the consummation of the transactions contemplated by this Agreement, will not (1) conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of, or result in, termination, cancellation or acceleration of any obligation or loss of any material benefit under, or to increased, additional, accelerated or guaranteed rights or entitlements of any Person under, or result in the creation of any Liens upon its assets or properties under, any provision of (A) any contract, agreement or other instrument to which any of the Founders is party or by which any of his assets or properties is bound, (B) any judgment, order, injunction, decree or Law applicable to the Founders or their assets or properties or (2) require any consent of, registration, declaration or filing with, notice to or permit from any Governmental Authority. For purposes of clarity it is acknowledged that a

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Founder is not making any representation or warranty regarding any contract, agreement or other instrument to which the Company or any other person (other than such Founder) is a party or by which any of a person’s assets are bound or any judgement, order, injunction, decree or Law applicable to the Company or any other person (other than such Founder).

(c)    No Action. As of the date of this Agreement, there are no proceedings, claims, actions, suits or governmental or regulatory investigations pending or, to the knowledge of the Founders threatened against the Founders that could reasonably be expected to impair the ability of the Founders to timely perform in all material respects their obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.

Section 4.2.    Representations and Warranties of the Investor. The Investor represents and warrants to the Founders as follows:

(a)    Capacity; Authorization; Validity of Agreement; Necessary Action. The Investor is duly organized or formed, validly existing and in good standing under the Laws of the jurisdiction in which the Investor is organized or formed (in the case of good standing, to the extent the concept is recognized by such jurisdiction). The Investor has the legal capacity and authority (including corporate, limited partnership, trust or other organizational power, as applicable) to execute and deliver this Agreement and perform the Investor’s obligations hereunder and to consummate the transactions contemplated by this Agreement. This Agreement has been duly executed and delivered by the Investor and constitutes a legal, valid and binding agreement of the Investor enforceable against the Investor in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(b)    Non-Contravention; No Conflicts. Except for the applicable requirements of the Securities Exchange Act of 1934, no filing or notice by the Investor with or to any Governmental Authority, and no authorization, consent, permit or approval from any Governmental Authority or any other Person is necessary for the execution and delivery of this Agreement by the Investor or the performance by the Investor of the Investor’s obligations herein. The execution and delivery of this Agreement by the Investor does not, and the performance by the Investor of its obligations under this Agreement and the consummation by the Investor of the transactions contemplated by this Agreement, will not (1) conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of, or result in, termination, cancellation or acceleration of any obligation or loss of any material benefit under, or to increased, additional, accelerated or guaranteed rights or entitlements of any Person under, or result in the creation of any Liens upon its assets or properties under, any provision of (A) any contract, agreement or other instrument to which the Investor is party or by which any of its assets or properties is bound, (B) any charter or organizational documents of the Investor or (C) any judgment, order, injunction, decree or Law applicable to the Investor or its assets or properties or (2) require any consent of, registration, declaration or filing with, notice to or permit from any Governmental Authority.

(c)    No Action. As of the date of this Agreement, there are no proceedings, claims, actions, suits or governmental or regulatory investigations pending or, to the knowledge of the Investor, threatened against the Investor that could reasonably be expected to impair the ability of the Investor to timely perform in all material respects its obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.

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(d)    Ownership. As of the date hereof and as of the Closing, other than pursuant to the Share Purchase Agreement and the transactions contemplated thereunder, the Investor and its Affiliates do not own, beneficially or of record, or have the right to acquire, any shares of Common Stock or other Securities of the Company, or any direct or indirect interest in any such Securities (including by way of derivative securities).

ARTICLE V

GENERAL PROVISIONS

Section 5.1.    Term. This Agreement, and the obligations of the parties hereunder, shall terminate immediately upon the earlier to occur of (a) a written agreement to that effect, signed by all parties hereto, (b) the date on which the Investor owns less than five percent (5%) of the Common Stock on a Fully-Diluted Basis, and (c) upon the valid termination of the Share Purchase Agreement in accordance with Article VI thereof; provided, that the provisions set forth in this Section 5.1 and Section 5.15 shall survive the termination of this Agreement; provided, further, that any liability incurred by any party hereto as a result of a breach of a term or condition of this Agreement prior to such termination shall survive the termination of this Agreement.

Section 5.2.    Best Efforts. Each of the Founders agrees to use their respective reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, to assist the Company to promptly resolve the Company’s financial accounting issues and restatements, delisting, and any investigation, claim and action arising therefrom.

Section 5.3.    Notices. Except as may be otherwise provided herein, any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (a) upon receipt, when delivered personally; (b) upon receipt, when sent by email (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (c) one (1) Business Day after deposit with an internationally recognized overnight courier service; in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Founders, as set forth on Exhibit A:

If to the Investor:

Weichai America Corp.

Attention: Victory Liu

3100 Golf Road

Rolling Meadows, Illinois 60008

Email:    victor.liu@weichaiamerica.com

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with a copy (which shall not constitute notice) to:

King & Wood Mallesons

20th Floor, East Tower, World Financial Center

1 Dongsanhuan Zhonglu, Chaoyang District Beijing 100020

People’s Republic of China

Attention:    Xu Ping

Email:          xuping@cn.kwm.com

and

O’Melveny & Myers LLP

37th Floor, Yin Tai Centre, Office Tower

No. 2 Jianguomenwai Avenue, Beijing 100022

People’s Republic of China

Attention:    Ke Geng and Nima Amini

Email:          kgeng@omm.com; namini@omm.com

If to the Company:

Power Solutions International, Inc.

201 Mittel Drive

Wood Dale, Illinois 60191

Attention:    Gary Winemaster, CEO

Email:          Gary.Winemaster@Psiengines.com

with a copy (which shall not constitute notice) to:

Power Solutions International, Inc.

Legal Department

201 Mittel Drive

Wood Dale, Illinois 60191

Attention:    William Buzogany, General Counsel

Email:          Wbuzogany@Psiengines.com

A party may change or supplement the addresses given above, or designate additional addresses, for purposes of this Section 5.3 by giving the other party written notice of the new address in the manner set forth above.

Section 5.4.    Governing Law. This Agreement shall be governed by, and construed in accordance with, the Laws of the State of New York, without regard to principles of conflict of Laws thereunder other than New York General Obligations Law Section 5-1401.

Section 5.5.    Dispute Resolution.

(a)    Any and all disputes which cannot be settled amicably, including any ancillary claims of any party, arising out of, relating to or in connection with the validity, negotiation,

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execution, interpretation, performance or non-performance of this Agreement (including the validity, scope and enforceability of this arbitration provision) shall be referred to and finally resolved by arbitration under the Rules of Arbitration of the London Court of International Arbitration (“LCIA Rules”) by one or more arbitrators appointed in accordance with the LCIA Rules (the “Arbitral Tribunal”);

(b)    The arbitration shall be conducted by a sole arbitrator unless either party objects, in which case the arbitration shall be conducted by a panel of three arbitrators. Where the arbitration is to be conducted by a sole arbitrator, the parties shall attempt to agree upon the selection of the sole arbitrator. If they cannot reach agreement within 30 days from the commencement of the arbitration, the sole arbitrator shall be appointed by the Court of the LCIA (the “LCIA Court”) in accordance with the LCIA Rules. Where the arbitration is to be conducted by a panel of three arbitrators, each party shall nominate one arbitrator and the two party-nominated arbitrators shall then select the chairman of the Arbitral Tribunal. If the two party-nominated arbitrators are unable to do so within 30 days after the commencement of the arbitration or any mutually agreed extension thereof, the chairman shall be selected by the LCIA Court in accordance with the LCIA Rules;

(c)    The place of arbitration shall be London;

(d)    The language of the arbitration shall be English;

(e)    Each arbitrator shall be licensed to practice law in New York;

(f)    Each party shall have the right to apply to any court of competent jurisdiction and/or to the Arbitral Tribunal for an order or award of interim, provisional or conservatory measures in order to maintain the status quo or to protect its rights or property pending arbitration pursuant to this Agreement or for the purpose of compelling a party to arbitrate and seeking temporary or preliminary relief in aid of an arbitration hereunder, and any such application shall not be deemed incompatible with, or a waiver of, the parties’ agreement to arbitrate;

(g)    The Arbitral Tribunal shall have power to take whatever interim measures it deems necessary, including injunctive relief, specific performance and other equitable relief, including in accordance with the provisions set forth in Section 5.12 of this Agreement;

(h)    The award rendered by the Arbitral Tribunal shall be final and binding between the parties and not subject to appeal or other recourse; and

(i)    Recognition and enforcement of any award rendered by the Arbitral Tribunal may be sought in any court of competent jurisdiction.

Section 5.6.    Severability. If any provision of this Agreement is found to be invalid or unenforceable, then such provision shall be construed, to the extent feasible, so as to render the provision enforceable and to provide for the consummation of the transactions contemplated hereby on substantially the same terms as originally set forth herein, and if no feasible interpretation would save such provision, it shall be severed from the remainder of this Agreement, which shall remain in full force and effect unless the severed provision is essential to

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the rights or benefits intended by the parties. In such event, the parties shall use commercially reasonable efforts to negotiate, in good faith, a substitute, valid and enforceable provision or agreement, which most nearly effects the parties’ intent in entering into this Agreement.

Section 5.7.    No Third Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of, and be enforceable by, only the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever, under or by reason of this Agreement.

Section 5.8.    Successors and Assigns. The provisions of this Agreement shall inure to the benefit of, and shall be binding upon, the successors and permitted assigns of the parties hereto. Except as otherwise provided herein, neither this Agreement nor any of the rights, interests, or obligations hereunder shall be assigned by any party hereto (whether by operation of Law or otherwise) without the prior written consent of the Investor, on the one hand, and the Founders, on the other hand.

Section 5.9.    Construction. Each of the parties has participated in the drafting and negotiation of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement must be construed as if it is drafted by all the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of authorship of any of the provisions of this Agreement.

Section 5.10.    Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to constitute an original, but all of which together shall constitute one and the same document. Signatures to this Agreement transmitted by facsimile transmission, by electronic mail in “portable document format” (“.pdf”) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document will have the same effect as physical delivery of the paper document bearing the original signature.

Section 5.11.    Calculation of Investor Shares. In calculating the Investor’s ownership of Common Stock at any given time and from time to time for purposes of determining the availability of any Investor rights under this Agreement, all Securities held or acquired by the Investor and/or its Affiliates shall be aggregated together and any Securities other than Common Stock which are ultimately convertible or exercisable into, or exchangeable for, Common Stock rights will be deemed to have been convertible or exercisable into Common Stock (regardless of whether at such time conversion or exercise is permissible under the terms of such Security).

Section 5.12.    Specific Performance. Except as otherwise expressly provided herein, any and all remedies provided herein will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by the parties hereto in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Investor, on the one hand, and each of the Founders, on the other hand, shall be entitled to seek an injunction or injunctions, specific performance and

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other equitable remedies to prevent breaches of this Agreement by the other (as applicable) and to seek to enforce specifically the terms and provisions of this Agreement and to thereafter cause the transactions contemplated by this Agreement to be consummated on the terms and subject to the conditions thereto set forth in this Agreement. The foregoing rights are in addition to and without limitation of any other remedy to which the parties may be entitled at law or in equity. The parties further agree not to assert that a remedy of specific performance is unenforceable, invalid, contrary to law or inequitable for any reason, nor to assert that a remedy of monetary damages would provide an adequate remedy. Each of the parties hereto hereby waives (i) any defenses in any action for specific performance, including the defense that a remedy at law would be adequate and (ii) any requirement under any Law to post a bond or other security as a prerequisite to obtaining equitable relief.

Section 5.13.    Amendment; Waiver. Any provision of this Agreement may be amended, modified or supplemented only by a written instrument duly executed by all the parties hereto. The observance of any provision in this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only by the written consent of the party against whom such waiver is to be effective. Any amendment or waiver effected in accordance with this Section 5.13 shall be binding upon the Investor, the Founders and their respective assigns. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring.

Section 5.14.    Expenses. Except as expressly provided herein, each party will bear its own costs and expenses incurred by it or on its behalf in connection with the Transaction Documents and the transactions contemplated thereby.

Section 5.15.    Additional Securities. Each of the Founders and Investor covenants and agrees to promptly (and in any event within 48 hours) notify the other parties of any new Securities of the Company with respect to which beneficial ownership is acquired by such party or their respective Affiliates, including, without limitation, by purchase, as a result of a share dividend, share split, recapitalization, combination, reclassification, exchange or change of such shares, or upon exercise or conversion of any securities of the Company, if any, after the date hereof. Any such Securities shall automatically become subject to the terms of this Agreement and Schedule A hereto shall be deemed amended accordingly.

Section 5.16.    Disclosure. Unless required by Law, any stock exchange rules, or upon request of any Governmental Authority or stock exchange, each of the Parties shall not, and shall cause their respective Affiliates not to, make any press release, public announcement or other public communication that criticizes or disparages this Agreement or the Share Purchase Agreement or the transactions contemplated hereby or thereby, without the prior written consent of the other parties. Each party (a) consents to and authorizes the publication and disclosure by any party of the other parties’ identity and ownership of the Securities and the existence and terms of this Agreement (including, for the avoidance of doubt, the disclosure of this Agreement) and any other information, in each case, that a party reasonably determines in its good faith judgment is required to be disclosed by Law or any stock exchange rules in any press release,

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any other disclosure document in connection with the Share Purchase Agreement or this Agreement and any filings with or notices to any Governmental Authority or stock exchange in connection with the Share Purchase Agreement or this Agreement (or the transactions contemplated thereby or hereby) and (b) agrees promptly to give to any party any information they may reasonably request for the preparation of any such documents.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties have caused their respective duly authorized representatives to execute this Shareholders Agreement as of the date and year first above written.

WEICHAI AMERICA CORP.

By:	/s/ Victor Liu
Name:	Victor Liu
Title:	Chairman

[Signature Page to Shareholders Agreement]

POWER SOLUTIONS INTERNATIONAL, INC.

By:	/s/ Gary Winemaster
Name:	Gary Winemaster
Title:	Chief Executive Officer

[Signature Page to Shareholders Agreement]

GARY WINEMASTER

By:	/s/ Gary Winemaster

KENNETH WINEMASTER

By:	/s/ Kenneth Winemaster

[Signature Page to Shareholders Agreement]

LIST OF EXHIBIT AND SCHEDULES

Schedule A    Owned Shares and Notice Details of the Founders

SCHEDULE A

FOUNDER	Owned Shares
Gary Winemaster	3,880,896	*
Ken Winemaster	2,180,545

*	Gary Winemaster has 2,000,000 shares which are free of any lien or encumbrance.

Schedule A to Shareholders Agreement

Exhibit 10.5

Strategic Collaboration Agreement

between

Weichai Power Co, Ltd.

and

Power Solutions International, Inc.

Table of Contents

1.	Definitions	3
2.	Principles and Aims of Strategic Collaboration	6
3.	Organization and Procedure for Strategic Collaboration	6
4.	Implementation of the Collaboration Projects	10
5.	Specific Collaboration Projects	11
6.	Sharing of Best Practice	12
7.	Representations and Warranties	13
8.	IP Rights	13
9.	Confidentiality	15
10.	Termination	16
11.	Miscellaneous	17
Exhibit A		23
Exhibit B		27

This Strategic Collaboration Agreement (the “Agreement”) is entered into on March 20, 2017 by and between

(1)	Weichai Power Co, Ltd., a company limited by shares incorporated under the laws of the People’s Republic of China and registered with the State Administration for Industry and Commerce under registration no. 370000400003581, having its business address at Section A, 197, Fu Shou East Street, High Technology Industrial Development Zone, Weifang, Shandong Province, the People’s Republic of China, Postal Code: 261061 (“Weichai”); and

(2)	Power Solutions International, Inc. a corporation constituted and validly existing in accordance with the laws of the State of Delaware, USA, with its primary headquarter in 201 Mittel Drive Wood Dale IL U.S.A. 60191 (“PSI”).

Weichai and PSI are hereinafter jointly referred to as the “Parties” and individually as a “Party”.

WHEREAS

(A)	Weichai is a leading equipment manufacturing group in China specializing in the manufacturing and sale, also through its subsidiaries and connected companies, of a wide range of industrial products, including but not limited to drivetrain, auto parts and components and commercial vehicles.

(B)	PSI is a global producer and distributor of a broad range of high performance, certified low-emission, power systems that primarily run on non-diesel fuels such as natural gas, propane and gasoline, which are designed to meet emission standards of the Environmental Protection Agency (“EPA”) and the California Air Resources Board (“CARB”).

(C)	Concurrently with the execution of this Agreement, Weichai, Weichai US, PSI, and the founding stockholders of PSI, as applicable, have entered into the warrants, the share purchase agreement, investor rights agreement and the shareholders’ agreement (together with this Agreement, “Transaction Documents”) for the purpose of implementing the transactions contemplated therein (“Transaction”).

(D)	As part of the Transaction, the Parties agree and acknowledge that the cooperation between Weichai and PSI is an important component to achieve their respective strategic objectives, and they desire to continue and further enhance the strategic cooperation alliance between them as contemplated under this Agreement.

NOW, THEREFORE, in consideration of the promises contained herein and intending to be legally bound, the Parties agree as follows:

1.	Definitions

1.1	Affiliate means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with such Person; provided that neither Party nor their respective Subsidiaries shall be deemed an Affiliate of the other Party or its Subsidiaries. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any Person, means the direct or indirect possession of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise. For the avoidance of doubt, Shandong Heavy Industry Group Co., Ltd. and its subsidiaries are Affiliates of Weichai.

1.2	Applicable Laws means, with respect to any Person, any transnational, domestic or foreign federal, state or local law (statutory, common or otherwise), constitution, treaty, convention, ordinance, code, rule, regulation, order, injunction, judgment, decree, ruling or other similar requirement enacted, adopted, promulgated or applied by a Governmental Authority that is binding upon or applicable to such Person, as amended unless expressly specified otherwise.

1.3	Approval Authorities means any governmental authority or body which by virtue of Applicable Laws has competency to approve any transaction referred to or foreseen hereunder.

1.4	Arbitration Tribunal shall have the meaning set out in Section 11.13(a)

1.5	Background IP refers to information which is held by the Parties prior to the beginning of a Collaboration Project, as well as any Independent Technology and Intellectual Property Rights pertaining to such information, and which is needed for carrying out the Collaboration Project or for using Foreground IP.

1.6	Board means the board of directors or supervisory board of a Party where applicable.

1.7	Business Days means any day, other than a Saturday, Sunday or other day on which commercial banks in Beijing, Hong Kong or New York City are authorized or required by Applicable Laws to close.

1.8	CARB shall have the meaning set out in the preamble.

1.9	Collaboration Projects shall have the meaning set out in Section 2.2.1.

1.10	Confidential Material shall have the meaning set out in Section 9.1(a).

1.11	Constitutional Documents means the articles of association, articles of incorporation, charter, by-law or other similar corporate constitutional documents of a Party where applicable.

1.12	Cost Control Committee shall be the body referred to in Section 3.2.1(c).

1.13

1.14	Effective Date shall mean the Closing Date as defined under SPA.

1.15	EPA shall have the meaning set out in the preamble.

1.16	Foreground IP means the results, including information, whether or not they can be protected, which are generated under a Collaboration Project including any Intellectual Property Rights pertaining to such information.

1.17	Gas Engine shall have the meaning set out in Section 5.1.1.

1.18	Governmental Authority means any court, administrative agency or commission or other governmental authority or instrumentality, whether federal, state, local or foreign, and any applicable industry self-regulatory organization.

1.19	Implementation Plan shall have the meaning set out in Section 3.2.1.

1.20	Independent Technology means Technology and associated Intellectual Property Rights owned solely by a Party, which is conceived prior to the Effective Date and/or at any time outside of the course of a Collaboration Projects, provided, where such conception occurred after the Effective Date, the owning Party made no use of or reliance upon the other Party’s Technology for such conception or any subsequent reduction to practice.

***	Information Redacted for Confidential Treatment. Confidential information has been separately filed with the Securities and Exchange Commission under an application for Confidential Treatment.

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1.21	Intellectual Property Rights mean protected know-how, trademarks, service marks, trade names, trade secrets, methodologies, domain names, patents, inventions, registered and unregistered design rights, copyrights, semi-conductor topography rights, database rights and all other similar protected rights in any part of the world including, where such rights are obtained or enhanced by registration, any registration of such rights and applications and rights to apply for such registrations.

1.22	Investor Rights Agreement shall have the meaning set out in the Share Purchase Agreement.

1.23	Joint Foreground IP shall have the meaning set out in Section 8.1(b).

1.24	Joint R&D Committee shall be the body referred to in Section 3.2.1(d).

1.25	LCIA Court shall have the meaning set out in Section 11.13(b).

1.26	LCI Rules shall have the meaning set out in Section 11.13(a).

1.27	Marketing & Sales Committee shall be the body referred to in Section 3.2.1(a).

1.28	North America means the United States and Canada.

1.29	Person means any individual, corporation, partnership, trust, association, limited liability company or any other entity or organization.

1.30	PRC means the People’s Republic of China excluding Hong Kong, Macau and Taiwan.

1.31	Procurement Committee shall be the body referred to in Section 3.2.1(b).

1.32	Product Development Plan shall have the meaning set out in Section 3.2.1(d).

1.33	Project Implementation Agreement shall have the meaning set out in Section 4.2.

1.34	Receiving Party shall have the meaning set out in Section 9.1(a).

1.35	Secondment Employee shall have the meaning set out in Section 3.3.2.

1.36	Sharing Program shall have the meaning set out in Section 6.1.

1.37	SPA means the share purchase agreement entered into between PSI and Weichai US on the date hereof.

1.38	Steering Committee shall have the meaning set out in Section 3.1.1.

1.39	Subsidiary with respect to either Party means any corporation, partnership or other entity or Person of which such Party directly or indirectly owns a majority of either the equity or the voting interests.

1.40	Technology means all tangible or intangible knowledge, concepts, procedures, schematics, trade secrets, technical information and data, ideas, processes, inventions, technology, discoveries, improvements, methods, compositions, formulae, techniques, test results, devices, designs, and/or manufacturing specifications and procedures, strategic business information, financial information, and any information regarding sources and prices for raw materials, subassemblies, parts and manufacturing services.

1.41	Weichai Base Engine shall have the meaning set out in Section 5.1.1.

1.42	Weichai Diesel Engine shall have the meaning set out in Section 5.2.1.

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1.43	Weichai US means Weichai America Corporation, an indirect wholly owned subsidiary of Weichai.

2.	Principles and Aims of Strategic Collaboration

2.1	Aims

The purpose of the strategic collaboration to be developed by the Parties in accordance with this Agreement (the “Strategic Collaboration”) is to form a strategic partnership and share experiences, expertise and resources to enable the Parties to maximize the growth and profitability of their existing business, as well create and enhance synergies through joint and cooperative activities to achieve long-term success in delivering high quality power systems in North America and the rest of the world. In pursuing such objectives, the Parties shall give due consideration to the following targets:

a.	Maximizing total benefits;

b.	Reducing cost and increasing profitability;

c.	Identifying and sharing of customers, distribution networks and channels;

d.	Increasing competitiveness and market share;

e.	Leveraging PSI’s sales channel and network to promote and expand sale of Weichai products in North America;

f.	Leveraging Weichai’s sales channel and network to promote and expand sale of PSI products in the PRC;

g.	Developing new power system products and related businesses; and

h.	Entering or expanding into new markets.

2.2	Scope of Strategic Collaboration

2.2.1	The Parties agree to further enhance, define, confirm and firmly implement the Strategic Collaboration by jointly identifying from time to time specific areas of potential opportunities to cooperate which are of mutual interest and by exploring the possibility and feasibility of a cooperation in such areas. The Parties will jointly identify, negotiate in good faith and, if supported by both Parties, agree on specific cooperation projects (individually referred to as a “Collaboration Project” and collectively referred to as “Collaboration Projects”).

2.2.2	In order to pursue and initially implement the Strategic Collaboration, the Parties have identified and agreed to further elaborate and, as the case may be, to carry out the specific initial Collaboration Projects more particularly set out in Sections 5 through 6 of this Agreement (such Collaboration Projects, the “Initial Collaboration Projects”).

3.	Organization and Procedure for Strategic Collaboration

The Parties agree to establish the following structure to oversee the implementation of the Strategic Collaboration:

3.1	Steering Committee

3.1.1	The Parties shall establish an overall steering committee, which shall be comprised of six (6) members, including three (3) members appointed by Weichai and three (3) members appointed

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by PSI (the “Steering Committee”). The chairmanship of the Steering Committee shall rotate between Weichai and PSI every two (2) years, with the chairman for the Steering Committee for the first two (2) years shall be the representative of Weichai. Where one Party appoints the chairman, the other Party shall have the right to appoint vice-chairman. Each Party, in its sole discretion, would be permitted to change its own Steering Committee members by providing written notice to the other Party.

3.1.2	The Steering Committee would meet at least once quarterly or as otherwise deemed necessary. Either the chairman or vice-chairman of the Steering Committee may call ad hoc Steering Committee meetings upon at least ten (10) Business Days prior written notice if such Party reasonably believes that a significant matter must be addressed prior to the next scheduled meeting. The chairman shall provide to give each member of the Steering Committee (by email or otherwise) notice and the agenda for each meeting at least five (5) Business Days prior to such meeting.

3.1.3	The location for in-person meetings would alternate between Weichai (or Weichai US if appropriate) and PSI host facilities. Alternatively, the Steering Committee, at its discretion, could conduct these meeting via telephone or video conference, as long as each participating Steering Committee member can hear and be heard by each other participating members. Each Party will be responsible for its own expenses relating to such meetings.

3.1.4	A quorum for the meeting shall consist of at least four (4) members of the Steering Committee. If a Steering Committee member is not present at two consecutive meetings and/or adjournments of meetings, at the next meeting or adjournment thereof, the presence of such Steering Committee member shall not be required for a quorum and such Steering Committee member shall be deemed to be in attendance of such meeting for the purposes of meeting the quorum requirement.

3.1.5	In general, the functions of the Steering Committee would be to provide strategic direction to and make decisions on the proposals made by the sub-committees as further elaborate below and make informed decisions regarding the direction, management and implementation of the Collaboration Projects. The Steering Committee shall directly report to the Board of each Party. The Steering Committee shall have the overall responsibility in relation to the Parties’ cooperation activities under the Strategic Collaboration, in particular but without limitation:

a.	determining the kick-off of the Collaboration Projects;

b.	establishing sub-committees and determining the size and composition of such sub-committees;

c.	adopting rules, procedures, regulations, functions and duties of the sub-committees;

d.	reviewing and approving the Development Plan and Implementation Plan (as defined below) or the modification thereof, if applicable, for each Collaboration Project (including the Initial Collaboration Projects) submitted by the relevant sub-committees;

e.	overseeing, supervising, guiding and coordinating the implementation of the Collaboration Projects by the relevant sub-committees;

f.	discussing and approving on any Foreground IP and Joint Foreground IP (as defined below) matters relating to the Collaboration Projects;

g.	regularly reviewing the project status, acceptance check on all milestones of the projects and conducting and approving the final acceptance check on the products result from the work performed under the Collaboration Projects;

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h.	identifying new areas for collaboration and establishment of any new Collaboration Projects to the extent feasible and economically advantageous; and

i.	any other responsibilities as the Parties may agree.

3.1.6	For purposes of any approval or action taken by the Steering Committee, each member of the Steering Committee shall have one (1) vote. All actions of the Steering Committee shall require the affirmative vote of at least four (4) members present at a duly-convened meeting of the Steering Committee at which a quorum is present, or require the unanimous written consent of the Steering Committee without a meeting. For the avoidance of doubt, the chairman and vice-chairman shall not be entitled to any second or casting vote or any veto right whether in the event of a deadlock or otherwise. In the event that the Steering Committee fails to obtain the requisite vote to approve on a matter, the chairman or vice chairman of the Steering Committee shall first discussed in good-faith to reach an agreement, if no agreement can be reached between the chairman and vice-chairman, such matter shall be dropped without prejudice, provided that either chairman or vice-chairman may, refer such matter to CEOs of the Parties for resolution. The CEOs of the Parties shall promptly, latest within one (1) month upon receipt of the written notice from such person, meet and discuss in good faith to resolve each matter referred to them by such member.

3.2	Sub-Committees

3.2.1	For the purpose of facilitating and implementing the Strategic Collaboration between the Parties, the Steering Committee may establish one or more sub-committees for specific areas of Strategic Collaboration. The sub-committees shall have the duties and functions designated by the Steering Committee from time to time. The sub-committee shall formulate an implementation plan for a specific Collaboration Project within its area (“Implementation Plan”) (except for the Joint R&D Committee, which shall first formulate a Project Development Plan (as defined below) for approval before formulate the Implementation Plan) and submit the same to the Steering Committee for approval. The Parties hereby agree to establish the following initial sub-committees immediately after the Effective Date and in no event later than 30 days hereafter:

a.	a marketing and sales Committee, which shall be responsible, including without limitation, for exchanging and reviewing information and data about the other Party’s customer base, sales and distribution channels as well as the after-sales network in North America and the PRC respectively and with the goal to promote and sell Weichai products in North America using PSI sales network and promote and sell PSI products in the PRC using Weichai sales network (“Marketing & Sales Committee”);

b.	a procurement committee, which shall be responsible, including without limitation, for reviewing and assessing the procurement network, channel, policies, procedures and frameworks of PSI with the goal to optimize quality and efficiency of PSI’s procurement system and maximize profitability by leveraging Weichai’s production capabilities and procurement system; (“Procurement Committee”);

c.	a cost control committee, which shall be responsible, including without limitation, reviewing costs, budgets, and contract procedures of PSI and suggest measures to reduce cost and improve competitiveness and profitability by leveraging Weichai’s capabilities and resources (“Cost Control Committee”); and

d.	a joint research and development committee, which shall be responsible, including without limitation, for preparing the a project development plan for collaboration products (which shall include time schedule, method of collaboration, milestones and development budgets) (“Project Development Plan”) and preparing and implementing the Implementation Plans for such products (“Joint R&D Committee”).

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3.2.2	The Steering Committee shall determine the size of each sub-committee, and each sub-committee shall be composed of equal number of members appointed by Weichai and PSI. Each Party, in its sole discretion, would be permitted to change its own sub-committee members by providing written notice to the other Party.

3.2.3	Each sub-committee would meet at least once every two weeks or as otherwise deemed necessary. Any sub-committee member may call ad hoc meetings upon at least three (3) Business Days prior written notice if such member reasonably believes that a significant matter must be addressed prior to the next scheduled meeting.

3.2.4	Each sub-committee shall follow the rules of procedures as adopted by the Steering Committee from time to time.

3.2.5	Each Party shall afford the sub-committee members appointed by the other Party reasonable access to all relevant information, Confidential Material, Technology, data, material, documents, books and records to the extent as required by such sub-committee to perform its duties and functions hereunder and as designated by the Steering Committee.

3.3	Weichai Secondment to PSI

3.3.1	For the purpose of advancing the Collaboration Projects in the most efficient manner, the Parties agree to allow Weichai to second a limited number of certain technical, marketing, sales, procurement and financing personnel to work in the Company.

3.3.2	Subject to the terms of this Agreement, Weichai (or Weichai US as appropriate) agrees to second to PSI, and PSI agrees to accept the secondment of, certain numbers of Weichai (or Weichai US as appropriate) employees pursuant to Exhibit A, such list may be updated from time to time by mutual agreement of the Parties (each a “Secondment Employee”), for the purpose of performing the job functions stipulated in Exhibit A. The number of Secondment Employees for each job title and new job title/functions may be added or revised to Exhibit A from time to time upon the mutual consent of the Parties, which will be fully binding on the Parties for all purposes under this Agreement.

3.3.3	Weichai will select the Secondment Employees either from its existing talent pool or by new hire to fill each job title and a list of such employees will be sent to PSI for approval, such approval shall not be unreasonably withheld if the individuals selected are capable of handling their respective work. Weichai may replace a Secondment Employee with another individual at any time by providing a prior written notice to PSI. Those rights and obligations of the Parties under this Agreement that relate to individuals that were Secondement Employees but then later removed, which rights and obligations accrued before the removal of such individual, will survive the removal of such individual as Secondment Employee to the extent necessary to enforce such rights and obligations.

3.3.4

In consideration of Weichai (or Weichai US as appropriate) making available to PSI the services of the Secondment Employees, PSI agrees to bear the salaries, 401(k) contributions, bonuses, healthcare coverage and insurances (including workers’ compensation and disability insurances) of the Secondment Employees and any other benefits enjoyed by the PSI employees at the same or similar positions. Prior to the start of the secondment, PSI and Weichai (or Weichai US as appropriate) shall collectively determine the compensation package (including the salary and bonus) for each of the Secondment Employee in good faith. PSI shall apply for and obtain visas and work permits for the Secondment Employees to the extent necessary. The Secondment Employees shall commence working for PSI pursuant to starting time stipulated under the Investor Rights Agreement for the vice president and the Exhibit A for the other Secondment Employees subject to obtaining the requisite visa and work permit if needed. In the event that such

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other Secondment Employees cannot start working for PSI within the prescribed timeline due to the failure or delay of obtaining the requisite visa or work permit on time, upon obtaining the requisite visa and work permit, the PSI shall immediately appoint such other Secondment Employees to their respective position without delay.

3.3.5	During the secondment period, PSI shall:

a.	be ultimately and fully responsible for the daily work assignments of Secondment Employees, including supervision of their the day-to-day work activities and performance consistent with the purposes and the job functions set forth in Exhibit A;

b.	set the hours of work and the holidays and vacation schedules for Secondment Employees; and

c.	have the right to determine training which will be received by the Secondment Employees.

3.3.6	In the course and scope of performing any Secondment Employee’s job functions, the Secondment Employee will be integrated into the organization of PSI, will report into PSI’s management structure, and will be under the direct management and supervision of PSI employees.

3.3.7	So long as a Secondment Employee is still an employee of Weichai (or Weichai US as appropriate), PSI and its Affiliates shall not, without the prior written consent of Weichai, directly recruit or solicit the Secondment Employee to leave his or her employment with Weichai during the secondment or prior to the period ending twenty-four (24) months after the end of secondment.

4.	Implementation of the Collaboration Projects

4.1	After the Steering Committee approves an Implementation Plan submitted by a sub-committee for a Collaboration Project, such sub-committee implement the Collaboration Project on the basis of the Implementation Plan. For Joint R&D Committee, after the Steering Committee approves the Product Development Plan, it shall prepare the Implementation Plan on the basis of the Project Development Plan and the comments collected from the Steering Committee, if any, and submitting the same to the Steering Committee for approval.

4.2	Notwithstanding the provisions set forth in this Agreement, the Parties agree that, to the extent necessary, the Parties may enter into specific binding agreements to implement any specific Collaboration Project with customary terms and conditions to be mutually agreed upon by the Parties on good faith in accordance with the provisions of this Agreement (“Project Implementation Agreements”). The Parties accordingly agree that Collaboration Projects shall be identified and, as the case may be and including the Initial Collaboration Projects, shall be implemented according to the process set out in Exhibit B.

4.3	Each sub-committee shall prepare a written report every three (3) months during the life of any Collaboration Projects that outlines all research and development activities that have transpired, the current status of such activities, any relevant conclusions, future activities under contemplation, and any proposed changes to the Development Plan. The report shall also include a clear explanation and documentation of any inventions, discoveries, improvements, etc. that have been made and shall be submitted to the Steering Committee for review on a regular basis.

4.4	In the event that new technology, products, materials and the like, including any resulting intellectual property related thereto, are developed under this Agreement, the Parties agree to set forth their respective rights regarding the ownership and use of such technology, products, materials and associated intellectual property pursuant to Section 8 of this Agreement.

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4.5	Costs and Expenses

Unless otherwise provided in this Agreement, the Project Implementation Agreements or any other separate definitive agreements reached by the Parties for any specific Collaboration Project, the Parties agree that as a general principle each Party shall bear the costs and expenses it incurs for the implementation of the Collaboration Projects, including without limitation, the costs of its personnel, travel and accommodation, business development costs etc.

4.6	Communication Alignment

The Parties shall take a joint approach with respect to communication with government authorities, regulators, investors, customers, suppliers or potential co-operation parties which relates to this Agreement and/or any Collaboration Project and as to be agreed upon by the Steering Committee. The Parties shall pay particular attention to maintaining amicable relationships with their existing customers.

5.	Specific Collaboration Projects

The Parties have initially identified the following Initial Collaboration Projects, which shall be evaluated and implemented subject to further discussion, consideration and mutual agreement between the Parties in each case in the form of a Project Implementation Agreement. The Parties have agreed to implement these Initial Collaboration Projects and shall engage in good faith and in the spirit and pursuant to the terms and conditions of this Agreement in all customary project assessment and implementation practices.

5.1	Collaboration on Stationary Natural Gas Application

5.1.1	The Parties shall jointly develop engines for stationary natural gas application (“Gas Engines”) based on Weichai’s base engines meeting the EPA and CARB emission standards (“Weichai Base Engines”) by leveraging Weichai’s existing products, the development undertaken by Weichai US already, as well as PSI’s engineering capabilities. Joint R&D Committee shall formulate a Product Development Plan as soon as practicable following the Effective Date, which shall set out the project milestones and target timeline, and submit such Product Development Plan to the Steering Committee for approval.

5.1.2

5.2	Collaboration on Weichai Diesel Engines

5.2.1	The Joint R&D Committee shall formulate a Product Development Plan to define specific Weichai diesel engines to be developed / modified / improved for sale in North America

***	Information Redacted for Confidential Treatment. Confidential information has been separately filed with the Securities and Exchange Commission under an application for Confidential Treatment.

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(“Weichai Diesel Engines”). PSI shall work closely with Weichai (including Weichai US) to provide technical assistance and support by leveraging its research and development as well as engineering capability to develop / improve / modify Weichai Diesel Engines on meeting the EPA and CARB emission standards.

5.2.2	For those Weichai Diesel Engines that are not in PSI’s existing product portfolio, PSI shall use its sales and marketing network to promote and sell such Weichai Diesel Engines in North America; for those Weichai Diesel Engines that are in PSI’s existing product portfolio, PSI shall, to the extent economically advantageous and as soon as practicable, phase out third party products with substantially similar specifications and performance to such Weichai Diesel Engines and use such Weichai Diesel Engines to replace such third party products.

5.2.3	Weichai shall be the preferred supplier of PSI for other diesel engines (either new or existing products) manufactured by Weichai which meet the criteria including EPA and CARB emission standards.

5.3	Supply of Castings

5.3.1	In recognition of Weichai’s capabilities of producing good quality engine components such as castings at competitive cost, PSI agrees to establish a long-term supply relationship with Weichai for castings in order to meet its needs of securing long term supply.

5.3.2	Immediately after the Effective Date but latest within 3 months upon the Effective Date, the Parties shall negotiate in good faith and enter into a long-term supply agreement for castings, which will provide that (i) Weichai (or its Affiliates) will be the main and preferred supplier of castings required by PSI for its 4.3L and 8.8L gasoline engines and other engines of PSI., provided that the form fit, function, durability, quality, price and other terms of supply offered by Weichai (or its Affiliates) shall be no less favorable, in any material aspect, than the existing third party suppliers of PSI; and (ii) Weichai will be guaranteed to supply not less than 90% of the total annual quantities of castings required by PSI and its Affiliates as long as Weichai (or its Affiliates) is able to supply such castings according to the terms of such supply agreement.

6.	Sharing of Best Practice

6.1	The Parties recognize the strengths of each other party in its respective areas of operation and will establish a joint program for purpose of sharing the best practice of each other (the “Sharing Program”). The Steering Committee shall, as soon as practically possible, prepare a proposal of the Sharing Program which shall identify the initial areas for sharing of best practices. The Sharing Program may include, amongst others, the following actions and will be subject to review and adjustment on an annual basis:

a.	adopting regular visit program of the other Parties’ facility as may be agreed upon by the Parties;

b.	adopting regular training programs and workshops on specific subjects;

c.	adopting regular employee exchange program allowing certain development and engineering personnel to work in the facilities of the other Party; and

d.	exchanging of information and knowledge in the identified areas as may be agreed upon by the Parties,

in each case subject to limitations under Applicable Laws, to customary know-how protection and the regulations on confidentiality as set forth in this Agreement.

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7.	Representations and Warranties

Each Party represents that:

a.	the execution and delivery of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of the Party;

b.	the execution and delivery of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby do not and will not (i) contravene or conflict with its Constitutional Documents, (ii) contravene or conflict with the provisions of Applicable Laws or court judgments, and (iii) any contract or agreement to which it is a party or that is binding upon it;

c.	this Agreement has been duly executed and delivered, and constitutes legal, valid and binding obligations of the Party, enforceable against such Party in accordance with its terms, subject to the Applicable Laws; and

d.	it does now and will at all times exert best efforts to remain in compliance with all Applicable Laws.

8.	IP Rights

8.1	Rights to Foreground IP

a.	Any Foreground IP shall be the property of the Party which has paid for the entire work generating that Foreground IP, or developed solely using the Background IP of such Party. Each Party has a right, but no obligation, to take appropriate actions to protect the Foreground IP developed for that Party and to use and exploit such Foreground IP. The granting of any exclusive licenses to use and exploit Foreground IP shall be subject to the other Party’s prior written consent. Upon request, the Party owning the Foreground IP shall grant the other Party to such Foreground IP a non-exclusive license upon fair and reasonable conditions.

b.	Where the Parties have jointly paid for the work generating the Foreground IP, or the composition of the Foreground IP consist of the Background IP from both Parties and where their respective share of the contribution cannot be ascertained, they shall have joint ownership of such Foreground IP and shall discuss in good faith and agree whether they may jointly apply for or obtain the relevant Intellectual Property Rights for such Foreground IP or whether Intellectual Property Rights should be obtained in the name of one Party, for example if one Party has made the predominant inventive contribution, or if the invention is mainly based on or useful in connection with Background IP of one Party (the “Joint Foreground IP”). The arrangements for the ownership, applying, maintaining, sharing and exploiting the Joint Foreground IP shall be discussed and agreed upon by the Steering Committee on a case-by-case basis pursuant to Section 3.1.5(f) or pursuant to the Project Implementation Agreement (if any).

c.	The owning Party of the Foreground IP or the Joint Foreground IP as determined pursuant to Section 8.1(b) above shall have the right, in its own discretion, to file patent applications in North America and in any other country of the world in its own name. The other Party, at the request of the owning Party, shall exercise reasonable efforts to support the filing of patent applications by the owning Party. Such efforts shall include support by inventors and execution of all legal documents (applications, assignments and declarations). All costs of preparing, filing and prosecuting patent applications owned by the owning Party, and of maintaining such patents, shall be borne by said Party. The owning Party shall grant the non-owning Party an irrevocable, non-exclusive, permanent, worldwide and royalty-free license to use such Foreground IP or Joint Foreground IP.

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d.	In the event the owning Party decides against filing a patent application directed to any Foreground IP or Joint Foreground IP that it owns under this Agreement and, additionally, the owning Party does not wish to maintain such Foreground IP as a trade secret, the other non-owning Party shall have the right to take ownership of such Foreground IP or Joint Foreground IP for no additional consideration, and agrees that it shall bear all costs associated with the procurement and maintenance of any patents. Analogously, if the owner of a patent directed to Foreground IP or Joint Foreground IP resulting from this Agreement is no longer interested in maintaining such patent, the owning Party will provide the non-owning Party with reasonable advanced notice of its intent to allow the patent to lapse to give the non-owning Party the opportunity to pay the maintenance fees and assume ownership of the patent in question for no additional consideration. Also, if the owning Party decides against filing a patent application directed to Foreground IP or Joint Foreground IP in a particular country or countries that are of interest to the non-owning Party, the owning Party will allow the non-owning Party to effectuate the filings in those other countries, at the non-owning Party’s expense, and the non-owning Party will assume ownership of that patent application and any patent(s) issuing therefrom without the need to pay any additional consideration.

e.	The Transfer of partial ownership to Joint Foreground IP to a third party (not an Affiliate) shall be subject to the prior written consent of the other Party. In any case, the assignor of the partial ownership to Foreground IP shall pass on all obligations regarding that Foreground IP under this Agreement to the assignee including the obligation to pass those obligations on to any subsequent assignee.

f.	If employees or other personnel working for a Party are entitled to claim rights to Foreground IP, such as for example the right to be named as inventor, the respective Party shall ensure that it is possible to exercise those rights in a manner compatible with its obligations under this Agreement and shall indemnify the other Party from any claims of its employees or other personnel.

g.	No derivatives products shall be created by one Party based on the Foreground IP of the other Party unless otherwise agreed between the Parties. It is understood and agreed that any Joint Foreground IP is to be utilized by the Parties for the benefit of both Parties and that no Party may make, use, develop, create or disclose derivatives from the Joint Foreground IP for its own use or benefit unless otherwise agreed between the Parties.

8.2	Background IP

a.	Each Party shall keep all Intellectual Property rights to its Background IP. Each Party acknowledges and agrees that, as between the Parties, each Party is and shall remain for all purposes hereunder the sole and exclusive owner of all right, title and interest in and to its Independent Technology and all associated Intellectual Property Rights. Each Party acknowledges that it acquires no rights under this Agreement to the other Party’s Independent Technology or associated Intellectual Property Rights other than the limited licenses expressly granted in this Agreement.

b.	In case any Background IP of a Party is needed to complete a Collaboration Project, a respective non-exclusive, royalty-free license to such Background IP limited to the implementation of the respective Collaboration Project subject to any provisions that may be contained in the Project Implementation Agreement (if any).

8.3	Project Implementation Agreements and this Agreement

a.	Notwithstanding anything set forth in this Agreement, if there are any inconsistent terms between the Project Implementation Agreements and this Agreement, the Project Implementation Agreements shall prevail.

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b.	If and to the extent the allocation of ownership and Intellectual Property Rights to Foreground IP, Joint Foreground IP and/or Background IP is explicitly regulated under the Project Implementation Agreements, such allocation under the Project Implementation Agreements shall prevail over the allocation set forth under Sections 8.1 and 8.2.

9.	Confidentiality

It is expected that the Parties will be exchanging Confidential Material (as defined below) with each other: (i) during their mutual evaluation of potential opportunities to collaborate with each other in the commercial exploitation of their respective products and technologies, (ii) during any cooperative research and development of newly developed products and technologies, and (iii) during the commercial phase of any cooperative exploitation of a Party’s products and/or technologies. Accordingly, this Section 9 sets forth the terms and conditions for the disclosure, receipt and use of the other Party’s Confidential Material.

9.1	Confidentiality Obligation and Know-how protection

a.	Each Party shall keep confidential and shall procure that its Affiliates and third party providers keep confidential and shall not make available or disclose to any person and shall procure that its Affiliates and third party providers not make available or disclose any know-how, information, data or material of the other Party or its Affiliates that is or has been (i) disclosed by such other Party or its Affiliates under or in connection with this Agreement or any Project Implementation Agreement, whether orally, electronically, in writing or otherwise, including copies, or (ii) learned, acquired, or generated by the Party in connection with this Agreement or any Project Implementation Agreement and the activities contemplated thereby, including the terms of this Agreement and the Project Implementation Agreements (collectively, “Confidential Material”), or make or permit any use of such Confidential Material outside the Collaboration Projects without the prior written consent of the other Party. In particular, and without limiting the foregoing, the Party receiving Confidential Material (“Receiving Party”) shall not use and shall procure that its Affiliates and third party providers do not use such Confidential Material to compete or to help others to compete with the Party and/or its Affiliates disclosing the Confidential Material.

b.	Notwithstanding the foregoing, Confidential Material may be disclosed on an as needed basis to personnel, employee or director of the Receiving Party and its subcontractors as and to the extent required for the purpose of complying with the Receiving Party’s obligations under this Agreement or any Project Implementation Agreement. Each Party shall take all reasonable steps to ensure that any such Confidential Material disclosed to any such person in accordance with this Section 9 is treated as confidential by such person and shall require its subcontractors to enter into a confidentiality agreement which imposes confidentiality obligations no less protective of the Confidential Material than those imposed upon the Parties under this Agreement.

c.	This Section 9 shall not prohibit disclosure or use of any Confidential Material if and to the extent:

aa.	the disclosure or use is required by Applicable Law;

bb.	the disclosure or use is required for the purpose of any judicial proceedings arising out of this Agreement or any other agreement entered into under or pursuant to this Agreement or the disclosure is made to a tax authority in connection with the tax affairs of any Party;

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cc.	the disclosure is made to professional advisers of the Parties on a need to know basis and on terms that such professional advisers undertake to comply with the provisions of this Section 9 in respect of such Confidential Material as if they were a party to this Agreement;

dd.	the Confidential Material is or becomes publicly available (other than by breach of this Agreement);

ee.	the Confidential Material has been legitimately in the other Party’s possession prior to disclosure;

ff.	the Confidential Material is independently developed without reference to any Confidential Material; or

gg.	the Confidential Material is disclosed with the written consent of the other party,

provided that prior to a disclosure or use of any Confidential Material pursuant to this Section 9.1(c) aa. or bb., the Party required to disclose or use the Confidential Material shall, if legally permitted, promptly notify the other Party of such requirement with a view to providing such other Party with the opportunity to contest such disclosure or use or otherwise to agree the timing and content of such disclosure or use.

d.	Each Party shall immediately inform the other Party in the event that it becomes aware of the possession, use or knowledge of any of such other Party’s Confidential Material by any person not authorized to possess, use or have knowledge of the Confidential Material and shall at the request of such other Party provide such reasonable assistance as is required by such other Party to mitigate any damage caused thereby.

9.2	Reports and Statements

The Parties agree that they will not issue any reports, statements or releases pertaining to this Agreement, any Collaboration Projects or contemplated hereunder, unless agreed beforehand by the Parties, except that each Party may issue any such report, statement or release if such issuance is required in order to comply with Applicable Laws or a requirement of any Approval Authorities, provided that such Party shall have disclosed to the other Parties the type and nature of information being disclosed in such issuance. The Parties will cooperate with each other as to the timing and content of press releases or other forms of public announcements in this regard.

10.	Termination

10.1	Effectiveness

The Agreement shall become effective at the date hereof and shall have the term of three (3) years. Within two (2) months prior to the end of the term or the extension thereof, the Parties may mutually agree on the extension of this Agreement and depending on the status on each of the Collaboration Project, the Parties may mutually agree on amending the terms and conditions of this Agreement to be applied for the next extension term.

10.2	Ordinary termination

This Agreement may be terminated by the Parties at any time with mutual written consent.

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10.3	Extraordinary termination

Any Party is entitled to terminate this Agreement with immediate effect by serving a unilateral written notice to the other Parties in the following circumstances:

a.	Material breach of the provisions of this Agreement (including the representation and warranties under Section 7), provided that any of the other Party has sent a notice of breach to the other Party and the breach is not cured within thirty (30) Business Days from the date on which such notice is served;

b.	Any procedure is commenced with a view to the winding-up or reorganization of a Party, save that no right to terminate will arise in respect of any procedure commenced for the purpose of a solvent amalgamation or reconstruction with the prior written consent of the other Party (such consent not to be unreasonably withheld or delayed);

c.	Any procedure is commenced with a view to the appointment of an administrator, receiver, administrative receiver or trustee in bankruptcy in relation to a Party or all or substantially all of its assets;

d.	The holder of any security over all or substantially all of the assets of a Party takes any step to enforce that security;

e.	All or substantially all of the assets of a Party are subject to attachment, sequestration, execution or any similar process; or

f.	A Party is unable to pay its debts as they fall due or enters into a composition or arrangement with its creditors or any class of them.

10.4	Consequences of termination

10.4.1	In case of termination of this Agreement, a meeting of the Steering Committee shall promptly take place in order to discuss the most appropriate exit strategy and the effects of the termination on the activities under Section 3.3, 5 and 6 above.

10.4.2	Unless otherwise resolved by the Steering Committee, the termination shall have no effect on the implementation of the Collaboration Projects that as of the termination date are already at an execution stage on the basis of a Project Implementation Agreement. These Collaboration Projects will therefore be completed.

10.4.3	The confidentiality obligation set out by Section 9 above shall survive the termination of this Agreement and a meeting of the Steering Committee shall promptly take place upon termination in order to discuss the practical measures to be adopted in order to ensure that no violation of such confidentiality obligation may occur prior to or following such termination.

10.4.4	The non-terminating Parties may decide to continue this Agreement amongst them and, if so, shall agree in good faith on any required amendment to this Agreement resulting from the terminating Party exiting the Agreement.

11.	Miscellaneous

11.1	Complete Agreement

This Agreement shall constitute the entire agreement between the Parties with respect to the subject matter hereof and shall supersede all previous negotiations, commitments and writings with respect to such subject matter.

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11.2	Counterparts

This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed will be deemed to be an original, but all of which taken together will constitute one and the same agreement.

11.3	Notices

All notices, requests, claims, demands and other communications under this Agreement shall be in writing in Chinese and English and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by overnight courier service, by facsimile with receipt confirmed (followed by delivery of an original via overnight courier service) or by registered or certified mail (postage prepaid, return receipt requested) to the respective Parties at the following addresses:

To Weichai:	Weichai Power Co, Ltd
Attn.: Executive President
Section A, 197, Fu Shou East Street
High Technology Industrial Development Zone
Weifang, Shandong Province
The People’s Republic of China
Postal Code: 261061
Fax: +86 5368 231074

To Weichai US:	Weichai America Corp.
Attention: Victory Liu
3100 Golf Road Rolling Meadows
IL 60008
Email: victor.liu@weichaiamerica.com

To PSI:	Power Solutions International, Inc.
Attention: Gary Winemaster, CEO
201 Mittel Dr.
Wood Dale IL 60191
Email: Gary.Winemaster@Psiengines.com

11.4	Waivers

The failure of any Party to require strict performance by any other Party of any provision in this Agreement will not waive or diminish that Party’s right to demand strict performance thereafter of that or any other provision hereof.

11.5	Amendments

This Agreement may not be amended or modified except by an instrument in writing signed by each of the Parties.

11.6	Assignment

Except as otherwise provided for in this Agreement, this Agreement shall not be assignable, in whole or in part, directly or indirectly, by any Party without the prior written consent of the other Party, and any attempt to assign any rights or obligations arising under this Agreement without such consent shall be void.

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11.7	Successors and Assigns

Subject to 11.6, the provisions of this Agreement and the obligations and rights hereunder shall be binding upon, inure to the benefit of and be enforceable by (and against) the Parties and their respective successors and permitted transferees and assigns.

11.8	Severability

Should any provision of this Agreement be or become invalid or unenforceable, the validity and enforceability of the other provisions of this Agreement shall not be affected thereby. The invalid or unenforceable provision shall be deemed to be substituted by a valid and enforceable provision which, to the extent legally permissible, comes as close as possible to the economic intent and purpose of the invalid or unenforceable provision. The same shall apply if the Parties have unintentionally failed to address a certain matter in this Agreement, in this case a suitable and equitable provision shall be deemed to have been agreed upon which comes as close as possible to what the Parties, in the light of the economic intent and purpose of this Agreement, would have agreed upon if they had considered the matter.

11.9	Force Majeure

No Party (or any Person acting on its behalf) shall be liable for failure or delay in the performance of any of its obligations hereunder, if such failure or delay is due to causes beyond its reasonable control, including acts of God, earthquakes, fires, strikes, acts of war, or intervention of any governmental authority, but any such delay or failure will be remedied by such Party as soon as practicable after the removal of the cause of such failure or delay. Upon the occurrence of an event of force majeure, the Party failing or delaying performance will promptly notify the other Party in writing, setting forth the nature of the occurrence, its expected duration and how such Party’s performance is affected.

11.10	Compliance with Applicable Laws

The Parties agree and acknowledge that all provisions of, and all transactions contemplated by, this Agreement are subject to Applicable Laws and applicable stock exchange rules. If any provision of this Agreement violates, or would otherwise cause any Party to breach, any Applicable Laws and applicable stock exchange rules, the Parties shall use their commercially reasonable best efforts to apply to the relevant governmental entities or relevant stock exchange for waivers in respect of such violation or breach of the Applicable Laws or applicable stock exchange rules, failing which the Parties agree to use all commercially reasonable best efforts to agree on amendments to the affected provisions of this Agreement but only to the extent necessary to address the violation or breach of the Applicable Laws or applicable stock exchange rules.

11.11	Relationship of the Parties

Nothing in this Agreement or in the relationship between the Parties will be construed to constitute, create, give effect or otherwise imply an agency, partnership or other formal business organization or any employer/employee relationship of any kind among the Parties.

11.12	Governing Law

This Agreement shall be governed by and construed in accordance with the laws of the United Kingdom.

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11.13	Dispute Resolution

a.	Any and all disputes which cannot be settled amicably, including any ancillary claims of any party, arising out of, relating to or in connection with the validity, negotiation, execution, interpretation, performance or non-performance of this Agreement (including the validity, scope and enforceability of this arbitration provision) shall be referred to and finally resolved by arbitration under the Rules of Arbitration of the London Court of International Arbitration (“LCIA Rules”) by one or more arbitrators appointed in accordance with the LCIA Rules (the “Arbitral Tribunal”);

b.	The arbitration shall be conducted by a sole arbitrator unless either party objects, in which case the arbitration shall be conducted by a panel of three arbitrators. Where the arbitration is to be conducted by a sole arbitrator, the parties shall attempt to agree upon the selection of the sole arbitrator. If they cannot reach agreement within 30 days from the commencement of the arbitration, the sole arbitrator shall be appointed by the Court of the LCIA (the “LCIA Court”) in accordance with the LCIA Rules. Where the arbitration is to be conducted by a panel of three arbitrators, each party shall nominate one arbitrator and the two party-nominated arbitrators shall then select the chairman of the Arbitral Tribunal. If the two party-nominated arbitrators are unable to do so within 30 days after the commencement of the arbitration or any mutually agreed extension thereof, the chairman shall be selected by the LCIA Court in accordance with the LCIA Rules;

c.	The place of arbitration shall be London;

d.	The language of the arbitration shall be English;

e.	Each arbitrator shall be licensed to practice law in New York;

f.	Each party shall have the right to apply to any court of competent jurisdiction and/or to the Arbitral Tribunal for an order or award of interim, provisional or conservatory measures in order to maintain the status quo or to protect its rights or property pending arbitration pursuant to this Agreement or for the purpose of compelling a party to arbitrate and seeking temporary or preliminary relief in aid of an arbitration hereunder, and any such application shall not be deemed incompatible with, or a waiver of, the parties’ agreement to arbitrate;

g.	The Arbitral Tribunal shall have power to take whatever interim measures it deems necessary, including injunctive relief, specific performance and other equitable relief;

h.	The award rendered by the Arbitral Tribunal shall be final and binding between the parties and not subject to appeal or other recourse; and

i.	Recognition and enforcement of any award rendered by the Arbitral Tribunal may be sought in any court of competent jurisdiction.

11.14	Language

This Agreement is written in English. The English version shall be binding on the Parties.

[Signature page to follow]

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed on their behalf by their duly authorized officer as of the date first written above.

WEICHAI POWER CO., LTD. represented by:

By:	/s/ Jiang Kui
Name:	Jiang Kui
Title:	Director

[Signature Page to Strategic Collaboration Agreement]

POWER SOLUTIONS INTERNATIONAL, INC. represented by:

By:	/s/ Gary Winemaster
Name:	Gary Winemaster
Title:	Chief Executive Officer

[Signature Page to Strategic Collaboration Agreement]

Exhibit A

Secondment Plan

Secondment Employee

Job Title	Number of Secondees	Starting Date	Job Description
Vice President	1	Effective Date pursuant to Investor Rights Agreement	a)	shall be invited to attend all PSI’s executive meetings;
			b)	shall receive all relevant documents/information prior to any executive meeting;
c)

upon receiving all relevant information from PSI, adopt feasible measures and formulate Implementation Plans for resource sharing between the Parties on business models and sales network by leveraging the strength of the Parties;

			d)	implement the Implementation Plan upon the approval from Steering Committee;
			e)	report to CEO.
Vice Director of Sales	1	Effective Date	a)	shall be invited to attend all meetings related sales ;
			b)	shall receive all relevant documents/information prior to any meeting related sales;
			c)	visit customers, and understand the demands and expectations of the customers;
			d)	study and analyze the market, and formulate Implementation Plan for Weichai products to be used in PSI;
			e)	implement the Implementation Plans upon the approval from Steering Committee;
			f)	report to sales director;
			g)	report to Steering Committee in writing from time to time.
Senior Sales Engineer	1	Effective Date	a)	shall be invited to attend all meetings related to sales;
			b)	shall receive all relevant documents/information prior to any meeting related to sales;
			c)	visit customers, and better understand the demands and expectations of the customers;

[Signature Page to Strategic Collaboration Agreement]

			d)	formulate base engine development plans for the North American market after fully understanding the demands and expectations of the customers;

			e)	help ensure the product development is on time and on schedule and the product meets the market demand;

			f)	report to sales director;

			g)	report to Steering Committee in writing from time to time.

Vice Director of Supply Chain	1	Effective Date	a)	shall be invited to attend all meetings related to procurement;
			b)	shall receive all relevant documents/information prior to any meeting related to procurement;

			c)	analyze and formulate Implementation Plans by using Weichai’s existing procurement networks and channels, or seeking new suppliers in China, with the goal to reduce procurement cost of PSI;

			d)	implement the Implementation Plan upon the approval from the Steering Committee;

			e)	report to procurement director;

			f)	report to Steering Committee in writing from time to time.

Vice Director of Finance	1	Effective Date	a)	shall be invited to attend all meetings related to finance / accounting;
			b)	shall receive all relevant documents/information prior to any meeting related to finance / accounting;

			c)	analyze the costs of PSI, and propose Implementation Plan on cost reduction of PSI;

			d)	conduct cost analysis on all proposals to be approved by the Steering Committee;

			e)	report to finance director;

			f)	report to Steering Committee in writing from time to time.

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Vice Director of Quality Control	1	Effective Date	a)	shall be invited to attend all meetings related to quality;
			b)	shall receive all relevant documents/information prior to any meeting related to quality;

			c)	analyze pros and cons of the Parties on quality control;

			d)	formulate Implementation Plans on improving the quality of PSI products at a reduced cost by leveraging the strength of the Parties;

			e)	implement the Implementation Plans upon the approval from the Steering Committee;

			f)	report to the quality control director;

			g)	report to Steering Committee in writing from time to time.

Chief Engineer of 40L	1	Date approving the Project Development Plan	a)	attend meetings related to Product Development Plan and Implementation Plan related to 40L;
			b)	participate in the formulation of Product Development Plan and Implementation Plan related to 40L;
			c)	implement the Implementation Plan upon the approval by the Steering Committee;
			d)	report to the Joint R&D Committee;

			e)	report to Steering Committee in writing from time to time.

Chief engineer of 52L	1	Date approving Project Development Plan	a)	attend meetings related to Product Development Plan and Implementation Plan related to 52L;
			b)	participate in the formulation of Product Development Plan and Implementation Plan related to 52L;
			c)	implement the Implementation Plan upon the approval by the Steering Committee;
			d)	report to the Joint R&D Committee;
			e)	report to Steering Committee in writing from time to time.

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Chief engineer of 66L	1	Date approving the Project Development Plan	a)	attend meetings related to Product Development Plan and Implementation Plan related to 66L;
			b)	participate in the formulation of Product Development Plan and Implementation Plan related to 66L;
			c)	implement the Implementation Plan upon the approval by the Steering Committee;
			d)	report to the Joint R&D Committee;

			e)	report to Steering Committee in writing from time to time.

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Exhibit B

Collaboration Projects Implementation Process

a.	The Steering Committee shall identify potential Collaboration Projects (not required for the Initial Collaboration Projects);

b.	The Steering Committee shall decide upon the release of a potential Collaboration Project (not required for the Initial Collaboration Projects);

c.	Each sub-committee (except Joint R&D Committee) shall conduct customary feasibility studies, including, without limitation, an anti-trust analysis and detailed due diligence for each Collaboration Project;

d.	The detailed Implementation Plan shall be formulated in good faith by each sub-committee and submit the same to the Steering Committee for approval;

e.	The Steering Committee shall decide upon the Collaboration Project upon reviewing the Implementation Plan;

f.	The Project Implementation Agreements (to the extent necessary) may be negotiated in good faith and submitted to the Parties for approval, taking into account the terms stated in the Implementation Plan;

g.	The Project Implementation Agreements shall be executed (to the extent necessary);

h.	The Collaboration Project will be implemented.

For Joint R&D Committee:

i.	The Steering Committee shall identify potential Collaboration Projects (not required for the Initial Collaboration Projects);

j.	The Steering Committee shall decide upon the release of a potential Collaboration Project (including Initial Collaboration Projects);

k.	Joint R&D Committee shall conduct customary feasibility studies, including, without limitation, an anti-trust analysis for each Collaboration Project;

l.	The Product Development Plan shall be formulated in good faith (including the Initial Collaboration Projects) by the Joint R&D Committee and submit the same to the Steering Committee for approval;

m.	Upon approving Project Development Plan, the Parties shall conduct mutual due diligence as may be reasonably required for each Party to make a fully informed decision on the Collaboration Project and subject to customary confidentiality undertakings, the Joint R&D Committee shall formulate a detailed Implementation Plan for Steering Committee to approve;

n.	The Steering Committee shall decide upon the Collaboration Project upon reviewing the Implementation Plan;

o.	The Project Implementation Agreements (to the extent necessary) may be negotiated in good faith and submitted to the Parties for approval, taking into account the terms stated in the Implementation Plan;

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p.	The Project Implementation Agreements shall be executed (to the extent necessary);

q.	The Collaboration Project will be implemented.

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Exhibit 99.1

Power Solutions International, Inc.	201 Mittel Dr.
Wood Dale, IL 60191
www.psiengines.com

POWER SOLUTIONS INTERNATIONAL ANNOUNCES STRATEGIC

INVESTMENT AND COLLABORATION AGREEMENT WITH WEICHAI

AMERICA CORP.

Weichai America Corp. to invest $60 million in Power Solutions

Significantly strengthens Power Solutions financial position with new equity capital and establishes substantial strategic growth and cost savings opportunities

WOOD DALE, IL March 27, 2017 – Power Solutions International, Inc. (“PSI” or the “Company”) (Nasdaq: PSIX), a leader in the design, engineer and manufacture of emissions-certified, alternative-fuel power systems, announced today a share purchase agreement with Weichai America Corp. (“Weichai America”), who will invest $60 million in PSI through a combination of newly issued common equity and preferred shares. Weichai America is a fully owned subsidiary company of Weichai Power Co., Ltd. (HK2338, SZ000338) (“Weichai”), a China-based leading global designer and manufacturer of diesel engines, having sold more than 4 million heavy duty diesel engines, with products sold in more than 110 countries around the world.

The two companies have also agreed to a strategic collaboration agreement under which they will work together to accelerate market penetration opportunities for each company’s respective product lines across various geographic markets and end user segments. Through the alliance, PSI will gain access to Weichai’s international manufacturing facilities and supply chain network.

Gary Winemaster, chairman and chief executive officer of PSI, commented, “The opportunity to partner with a global leader like Weichai enables PSI to strengthen our capital structure and significantly accelerate our growth trajectory. Through this alliance, we will dramatically expand adoption of our engines and technologies for transportation, power generation, and industrial applications within our current markets, including China, the world’s largest market opportunity. In addition, through access to Weichai’s extensive and complementary product offering, we will greatly expand our range of products, increasing the size of our overall addressable market across all of our end user segments. The combination of a broader and deeper product set, enhanced financial strength and expanded geographic reach will enable PSI to better serve a larger customer base and deliver long-term shareholder value. Lastly, it positions us nicely to exceed our original long-term sales target of $1 billion.”

Shaojun Sun, executive president of Weichai commented, “Our strategic investment into PSI will further enhance Weichai’s globalization strategy and brand recognition by strengthening our presence in the key North American markets. Our collaboration with PSI will create synergies particularly in the areas of product manufacturing, sales and marketing and cost reduction by leveraging the experience, expertise and resources of Weichai and PSI, and will lay a solid foundation for PSI’s future growth in the Chinese and other new markets.”

Strategic Benefits

The alliance will provide significant strategic benefits to PSI by leveraging Weichai’s strengths and capabilities in engine research and development, manufacturing capabilities, procurement, distribution and extensive sales channels in China and other emerging markets. The collaboration will enable PSI to broaden its existing product portfolio to meet the demands of its customers, improve its speed to market, and provide expanded access and exposure to new markets. The parties will collaborate on a wide range of areas with the aim to increase the revenue and profitability of PSI.

Under the terms of the strategic collaboration agreement, PSI and Weichai have identified specific areas of initial cooperation including the development of engines for stationary natural gas applications based on Weichai’s base engines, the identification of suitable Weichai products to be developed for sale in North America and commitment to a long term supply agreement under which Weichai will provide castings to PSI at a competitive cost. The companies have also agreed to a detailed program for sharing of best practices across both organizations to capitalize on the strengths of each operation.

Equity Investment

As part of the agreement, Weichai America will purchase 2,728,752 newly issued shares of Common Stock of PSI at $8.00 per share, for cash consideration of $21,830,016. Weichai will also purchase 2,385,624 shares of Series B Convertible Perpetual Preferred Stock of the Company (“Preferred Stock”) (automatically convertible into 4,771,248 shares of Common Stock 20 days following the distribution of an information statement relating to stockholder written consent) for an aggregate purchase price of $38,169,984, reflecting an as converted price of $8.00 per share of Common Stock. Following the transactions, Weichai America will own an aggregate of 40.71 percent of PSI’s total issued and outstanding Common Stock on a fully diluted basis (assuming the conversion of the purchased Preferred Stock into Company Common Stock as of such time).

If the Preferred Stock has not been automatically converted into Common Stock within 180 days after the closing date (the “Accrual Date”), holders of Preferred Stock shall be entitled to participate equally and ratably with the holders of shares of Common Stock in all dividends on the shares of Common Stock as if the Preferred Stock were converted into shares of Common Stock. Following the Accrual Date, the holder of Preferred Stock shall be entitled to quarterly cumulative dividends at the annual rate of 10 percent of the $16.00 per share liquidation preference.

Additionally, Weichai America will be issued a stock purchase warrant upon the closing date which will have a limited exercise window of 90 days beginning on the eighteen month anniversary of the date of issuance. The warrant is exercisable for 4,055,709 shares of Common Stock, or such number of additional shares of Common Stock such that upon exercise Weichai America holds an aggregate number of shares of Common Stock equal to 51 percent of the total Common Stock outstanding. The warrant will be exercisable at a price per share of Common Stock equal to 85 percent of the VWAP during the preceding 20 consecutive trading day period prior to exercise, or 50 percent of such preceding VWAP price if the Company is delisted from Nasdaq. The exercise price is subject to further reduction pursuant to a formula that provides for such adjustment in case the Company’s 2017 adjusted EBITDA is less than $22,000,000 or its net book value per share as of December 31, 2016 (in each case as determined from the Company’s audited financial statements for such fiscal years) is less than $8.00, provided that the aggregate amount of such downward adjustments in the 2018 Warrant exercise price shall not exceed $15,000,000. The warrant is also subject to other conditions and terms which are outlined in the Company’s Form 8-K filing with the Securities and Exchange Commission.

Strengthened Financial Position and Capital Structure

The $60 million in total proceeds will be used as an opportunity to refinance the Company’s debt structure, which will result in a significantly improved capital structure and support the Company’s long-term growth objectives. The Company presently expects to negotiate a restructured short-term debt facility with one or more of its existing lenders, which will include appropriate consents and waivers from its debt holders. The Company believes that the Weichai investment positions the Company to secure a longer-term debt structure which is appropriate for current and future needs.

Governance

On the date of closing, the size of the Company’s board of directors will be increased to seven and the Company will appoint as directors two individuals designated by Weichai America, one of whom will be chairman of the board. Thereafter, at the next annual meeting of Company stockholders the Company will nominate three individuals designated by Weichai America, one of whom will be chairman of the board.

In addition, PSI and Weichai will establish a steering committee to oversee the implementation of the strategic collaboration, comprising three top-level executives from each company. The committee will provide strategic direction and make informed decisions regarding the direction, management and implementation of the collaboration projects.

Timing and Conditions to Close

The closing is anticipated to occur no later than April 4, 2017. The closing is subject to customary closing conditions, including the performance by the Company of agreements and covenants required to be performed prior to the closing date including the Company obtaining required third party consents.

Wunderlich Securities is acting as financial advisor, and ReedSmith is acting as legal advisor to PSI.

About Power Solutions International, Inc.

Power Solutions International, Inc. (PSI or the Company) is a leader in the design, engineer and manufacture of emissions-certified, alternative-fuel power systems. PSI provides integrated turnkey solutions to leading global original equipment manufacturers in the industrial and on-road markets. The Company’s unique in-house design, prototyping, engineering and testing capacities allow PSI to customize clean, high-performance engines that run on a wide variety of fuels, including natural gas, propane, biogas, gasoline and diesel.

PSI develops and delivers powertrains purpose built for the Class 3 through Class 7 medium duty trucks and buses for the North American and Asian markets, which includes work trucks, school and transit buses, terminal tractors, and various other vocational vehicles. In addition, PSI develops and delivers complete industrial power systems that are used worldwide in stationary and mobile power generation applications supporting standby, prime, distributed generation, demand response, and co-generation power (CHP) applications; and mobile industrial applications that include forklifts, aerial lifts, industrial sweepers, aircraft ground support, arbor, agricultural and construction equipment. For more information on PSI, visit www.psiengines.com.

About Weichai

Founded in 2002, Weichai Power Co., Ltd. (Weichai) is the largest car parts and power system conglomerate in China. It controls dozens of quality companies including Shaanxi Heavy-duty Motor Company Limited, Shaanxi Fast Gear Co., Ltd., Zhuzhou Torch Spark Plug Co., Ltd., KION Group AG, Linde Hydraulics GmbH & Co. (KG) and DH Services Luxembourg Holding S.à.r.l. Weichai’s business covers four major segments: complete vehicles, powertrains, hydraulics and parts and components, and it formulates one of the most complete and the most competitive industry chains in China. Weichai is listed on the Main Board of the Stock Exchange of Hong Kong and on the Shenzhen Stock Exchange. For more information on Weichai, visit www.weichai.com.

Weichai America Corp. (Weichai America), headquartered in Chicago, IL, is a fully owned subsidiary company of Weichai Power Co., Ltd.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements, regarding the current expectations of the Company about its prospects and opportunities. These forward-looking statements are covered by the “Safe Harbor for Forward-Looking Statements” provided by the Private Securities Litigation Reform Act of 1995. The Company has tried to identify these forward looking statements by using words such as “expect,” “contemplate,” “anticipate,” “estimate,” “plan,” “will,” “would,” “should,” “forecast,” “believe,” “outlook, “ “guidance,” “projection,” “target” or similar expressions, but these words are not the exclusive means for identifying such statements. The Company cautions that a number of risks, uncertainties and other factors could cause the Company’s actual results to differ materially from those expressed in, or implied by, the forward-looking statements, including, without limitation, the final results of the Audit Committee’s internal review as it impacts the Company’s accounting, accounting policies and internal control over financial reporting; the reasons giving rise to the resignation of the Company’s prior independent registered public accounting firm; the time and effort required to complete the restatement of the affected financial statements and amend the related Form 10-K and Form 10-Q filings; the Nasdaq Hearing Panel’s decision and inability to file delinquent periodic reports within the deadlines imposed by Nasdaq and the potential delisting of the Company’s Common Stock from Nasdaq and any adverse effects resulting therefrom; the subsequent discovery of additional adjustments to the Company’s previously issued financial statements; the timing of completion of necessary re-audits, interim reviews and audits by the new independent registered public accounting firm; the timing of completion of steps to address and the inability to address and remedy, material weaknesses; the identification of additional material weaknesses or significant deficiencies; risks relating to the substantial costs and diversion of personnel’s attention and resources deployed to address the financial reporting and internal control matters and related class action litigation; the impact of the resignation of the Company’s former independent registered public accounting firm on the Company relationship with its lender and trade creditors and the potential for defaults and exercise of creditor remedies and the implications of the same for its strategic alternatives process; the impact of the previously disclosed investigation initiated by the SEC and any related or additional governmental investigative or enforcement proceedings. Actual events or results may differ materially from the Company’s expectations. The Company’s forward-looking statements are presented as of the date hereof. Except as required by law, the Company expressly disclaims any intention or obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise.

Actual events or results may differ materially from the Company’s expectations. For a detailed discussion of factors that could affect the Company’s future operating results, please see the Company’s filings with the Securities and Exchange Commission, including the disclosures under “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in those filings. Except as expressly required by the federal securities laws, the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, changed circumstances or future events or for any other reason.

Contact:

Power Solutions International, Inc.

Jeremy Lessaris

VP of Global Marketing & Communications

+1 (630) 350-9400

jlessaris@psiengines.com

Power Solutions International, Inc.

Philip Kranz

Director of Investor Relations

+1 (630) 451-5402

Philip.Kranz@psiengines.com